SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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ASHLAND GLOBAL HOLDINGS INC.

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Notes:

Ashland Global Holdings Inc.
8145 Blazer Drive Wilmington, DE 19808

December 7, 2020

Dear Ashland Global Holdings Inc. Stockholder:

On behalf of your Board of Directors and management, we are pleased to invite you to the 2021 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Ashland Global Holdings Inc. (“Ashland”). As part of our precautions regarding COVID-19, the Annual Meeting will be held online via live webcast, on January 28, 2021, at 10:30 a.m. (EST) to provide a consistent and convenient experience to all stockholders. To participate in the Annual Meeting, you must register at www.proxydocs.com/ASH by 5:00 p.m. (EST) on Tuesday, January 26, 2021. After completion of your registration by the registration deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) describes the business to be conducted at the Annual Meeting. Proxy cards are being solicited on behalf of the Board of Directors of Ashland (the “Board”). We have elected, where possible, to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our stockholders’ access to important information about Ashland.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit your vote.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

EQ Proxy

90 Park Avenue

New York, NY 10016

Stockholders may call toll-free: 1 (833) 656-0643

Banks and Brokers may call collect: 1 (516) 220-8356

We appreciate your continued confidence in Ashland and look forward to your participation at the Annual Meeting.

Sincerely,

Guillermo Novo Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

Ashland Global Holdings Inc., a Delaware corporation (“Ashland”), will hold its Virtual Annual Meeting of Stockholders (the “Annual Meeting”) on January 28, 2021, at 10:30 a.m. (EST). The Annual Meeting will be held online via live webcast for the purposes listed below:

Where:	Via a live webcast at www.proxydocs.com/ASH There is no physical location for the Annual Meeting

Items of Business:

(1)     Election of the 9 director nominees named in the accompanying Proxy Statement for one-year terms expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2) To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2021;

(3)     To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion;

(4) To approve the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan; and

(5) To consider any other business properly brought before the Annual Meeting.

Who Can Vote:	Only stockholders of record at the close of business on December 1, 2020 are entitled to vote at the Annual Meeting or any adjournment of that Annual Meeting.

You can vote in one of several ways:

Visit the website listed on your proxy card or Notice of Internet Availability of Proxy Materials to vote VIA THE INTERNET

Call the telephone number specified on your proxy card or visit the website on the Notice of Internet Availability of Proxy Materials to vote BY TELEPHONE

If you received paper copies of your proxy materials in the mail, sign, date and return your proxy card in the enclosed envelope provided to vote BY MAIL

If you are a participant in the Ashland Employee Savings Plan (the “Employee Savings Plan”), the Ashland Union Employee Savings Plan (the “Union Plan”) or the International Specialty Products Inc. 401(k) Plan (the “ISP Plan”), your vote will constitute voting instructions to Fidelity Management Trust Company, who serves as trustee of the Plans (the “Trustee”), for the shares held in your account.

If you are a participant in the Employee Savings Plan, the Union Plan or the ISP Plan, then our proxy tabulator, Mediant Communications or its agent, must receive all voting instructions, whether given by telephone, over the Internet or by mail, before 5:00 p.m. (EST) on Monday, January 25, 2021.

By Order of the Board of Directors,

PETER J. GANZ
Senior Vice President, General Counsel and Secretary

Wilmington, Delaware

December 7, 2020

PROXY SUMMARY

This proxy summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding Ashland Global Holdings Inc.’s fiscal 2020 performance, please review the Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Annual Meeting Information

Date & Time:	January 28, 2021 at 10:30 a.m. (EST)
Place:	Via a live webcast at www.proxydocs.com/ASH There is no physical location for the Annual Meeting
Record Date:	December 1, 2020
Voting:	Stockholders as of the Record Date are entitled to vote

Voting Matters

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Board’s Recommendations
Proposal One. The election of 9 director nominees (page 10)	FOR ALL of your Board’s Director Nominees
Proposal Two. Ratification of the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2021 (page 85)	FOR
Proposal Three. A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers (page 86)	FOR
Proposal Four. Approval of the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (page 87)	FOR

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Director Nominees

The table below summarizes information about each of the Board’s director nominees. Each nominee is to be elected by a majority of the votes cast. See pages 11 to 17 for complete biographical information for each of the Board’s nominees. Your Board of Directors recommends that you vote FOR each of your Board’s director nominees.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships

Brendan M. Cummins	69	2012	Former Consultant to The Valence Group; Former Chief Executive Officer of Ciba Specialty Chemicals	✓	Comp (Chair); AC

William G. Dempsey	69	2016	Former Executive Vice President of Global Pharmaceuticals at Abbott Laboratories	✓	G&N (Chair); EHS&Q

Jay V. Ihlenfeld	68	2017	Former Senior Vice President of 3M Company	✓	AC; EHS&Q

Wetteny Joseph	48	N/A	Senior Vice President and Chief Financial Officer of Catalent Inc.	✓	N/A

Susan L. Main	62	2017	Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated	✓	AC (Chair); G&N

Guillermo Novo	58	2019	Chairman of the Board and Chief Executive Officer		N/A

Jerome A. Peribere	66	2018	Former President and Chief Executive Officer of Sealed Air Corporation	✓	Comp; G&N

Ricky C. Sandler	51	2020	Founder and Chief Executive Officer/Chief Investment Officer of Eminence Capital	✓	AC; G&N

Janice J. Teal	68	2012	Former Group Vice President and Chief Scientific Officer for Avon Products Inc.	✓	EHS&Q (Chair); Comp

Committees:

AC – Audit Committee	EHS&Q – Environmental, Health, Safety and Quality Committee
Comp – Compensation Committee	G&N – Governance and Nominating Committee

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Performance and Compensation Summary

In this section, we highlight fiscal 2020 performance and key actions that our Compensation Committee took to support our strategic priorities and to effectively align the interests of our NEOs with stockholders.

Fiscal 2020 Performance

Fiscal 2020 was a transformative year for Ashland filled with difficult external conditions brought on by the COVID-19 pandemic.

During the second quarter of fiscal 2020, Ashland changed the manner in which it manages the business moving from a functionally led to a business led organization. This change recognizes that Ashland has a diverse portfolio of businesses with different value propositions for the markets Ashland serves. The organizational change allows Ashland to align its business models, resources and cost structure to the specific needs of each business and enable greater ownership and accountability for both short- and long-term performance. As a result, Ashland’s reportable segments include the consumer specialty businesses: Life Sciences and Personal Care & Household; the industrial specialty businesses: Specialty Additives and Performance Adhesives; and Intermediates and Solvents. Unallocated and Other includes corporate governance activities and certain legacy matters.

This new business-centric operational model required redesign of core operating systems and processes leading to a realignment in both the selling, general and administrative and research and development costs (SARD) associated with each business. In addition to the realignment of SARD, a productivity review with a focus on cost of goods sold (COGS) was also initiated. Ashland incurred severance expenses of $51 million during fiscal 2020 associated with these SARD and COGS initiatives.

With regards to the COVID-19 pandemic, Ashland successfully navigated the uncertain environment throughout fiscal 2020. This included the execution of shelter in place, social distancing and deep cleaning process requirements. Through the balance of fiscal 2020, Ashland did not experience any other major operating surprises, maintained a robust supply chain in a challenging environment, had strong safety performance in the face of unprecedented pressures and improved operating discipline across each of its businesses. The consumer specialty businesses showed resiliency in the face of difficult economic circumstances. The industrial specialty businesses and the Intermediates and Solvents business experienced downward pressure on demand as a result of the COVID-19 pandemic’s impact on those businesses end markets. However, Ashland’s overall liquidity remained strong and Ashland was more than able to meet its operating cash needs and other investing and financing cash requirements, including those Ashland believes will be necessary to grow the business as economic conditions improve.

Key financial results for fiscal 2020 include:

•

Operating loss of $388 million in 2020 compared to income of $166 million in 2019. The 2020 loss was driven by a $530 million goodwill impairment charge associated with second quarter business re-alignment and is also included in the loss from continuing operations and net loss for fiscal 2020.

•	Loss from continuing operations of $491 million in 2020 compared to income of $24 million in 2019.

•

Net loss of $508 million in 2020 compared to income of $505 million in 2019. Fiscal 2019 includes a $372 million gain on disposal associated with the August 30, 2019 sale of the Composites business and the Marl facility to INEOS.

•	Adjusted EBITDA of $528 million in 2020 compared to $532 million in 2019.

In the year ahead we expect to continue to improve our operational performance as a result of our new business model and deliver cost reductions and margin expansion associated with our

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SARD and COGS initiatives, while keeping disciplined capital allocation to align with our strategy to generate strong free cash flow.

EBITDA and Adjusted EBITDA are non-GAAP measures and are reconciled to net income/loss in Appendix A.

Ashland’s Compensation Program at a Glance

Our executive compensation program is designed to create a pay-for-performance culture by aligning compensation to the achievement of our financial and strategic objectives and our stockholders’ interests. We strive to provide our named executive officers (“NEOs” or “named executive officers”) with a compensation package that is aligned with the median of our Compensation Peer Group, with the expectation, based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information, that above-target performance will result in above-median pay and below-target performance will result in below-median pay. The Compensation Committee annually reviews the base salaries and the annual and long-term target opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services.

Generally, in determining base salary, target annual incentives and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:

•	role, including the scope and complexity of responsibilities;

•	experience and capabilities;

•	contributions or responsibilities beyond the typical scope of the role;

•	individual performance and internal equity; and

•	competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

2020 Key Compensation Decisions

Ashland successfully navigated the uncertain environment due to COVID-19 pandemic throughout fiscal 2020. As a result, unlike many companies, the compensation committee did not exercise any discretion with respect to 2020 results.

Base Salary:

•	The Compensation Committee did not increase the base salaries of the NEOs.

Annual and Long-Term Incentives, Metrics and Goals:

•	Other than for Dr. Musa, annual and long-term target incentive opportunities did not increase for the NEOs.

•

For the fiscal 2020 performance period, the Compensation Committee continued to use Adjusted EBITDA and Free Cash Flow along with a workplace safety modifier as annual incentive metrics. These are non-GAAP measures and are reconciled to the applicable GAAP measurements in Appendix A.

•

The Compensation Committee used adjusted Return on Net Assets (RONA) and relative Total Shareholder Return as a three-year performance metric for the long-term incentive performance plan. Adjusted RONA is a non-GAAP measure and will be reconciled when the long-term incentive performance plan is scored.

Additional Information

For additional information, please see the Proxy Statement below.

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PROXY STATEMENT

ASHLAND GLOBAL HOLDINGS INC.

Annual Meeting on January 28, 2021

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What matters will be voted on at the Annual Meeting?

A:	(1)

Election of 9 directors to your Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Your Board unanimously recommends that you vote FOR the election of all of your Board’s nominees: Brendan M. Cummins, William G. Dempsey, Jay V. Ihlenfeld, Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere, Ricky C. Sandler, and Janice J. Teal;

	(2)	Ratification of Ernst & Young LLP (“EY”) as Ashland’s independent registered public accountants for fiscal 2021;

	(3)

A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and

	(4)	Approval of the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (“2021 Omnibus Plan”).

Q:	Why am I receiving this Proxy Statement?

A:

Ashland is delivering this Proxy Statement and the accompanying proxy materials to you in connection with the solicitation of proxies by and on behalf of your Board of Directors, for use at the Annual Meeting, which will take place on January 28, 2021, and at any adjournments and postponements thereof. This Proxy Statement is intended to assist you in making an informed vote on the proposals described in this Proxy Statement. On behalf of our Board of Directors, we are making these materials available to you beginning on or around December 7, 2020 in connection with the solicitation of proxies.

Q:	What are the recommendations of the Board of Directors?

A:	Your Board of Directors recommends that you vote your shares as follows:

•	FOR the election of the directors nominated by your Board of Directors;

•	FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal year 2021;

•	FOR the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers; and

•	FOR the approval of the 2021 Omnibus Plan.

Q:	Who may vote at the Annual Meeting?

A:

Stockholders of Ashland at the close of business on December 1, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 60,646,391 shares of Common Stock of Ashland (“Ashland Common Stock”) outstanding. Each share of Ashland Common Stock is entitled to one vote.

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Q:	Who can attend the Annual Meeting?

A:

All Ashland stockholders on the Record Date are invited to attend the Annual Meeting. Due to the current COVID-19 pandemic and in support of the health of our stockholders, directors and employees, Ashland has determined that the Annual Meeting will be conducted exclusively as a “virtual meeting” of stockholders via online live webcast. There will be no physical location for the meeting. You will be able to attend and listen to the meeting live, submit questions and vote online during the meeting by visiting www.proxydocs.com/ASH. To participate in the Annual Meeting, you will need to register in advance at www.proxydocs.com/ASH prior to the deadline of 5:00 p.m. (EST) on Tuesday, January 26, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions.

Q:	Why did I receive the Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including the Notice of Annual Meeting of Stockholders and Proxy Statement, together with our 2020 Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to stockholders starting on or around December 16, 2020.

Q:	How do I access the proxy materials?

A:

The Notice will provide you with instructions regarding how to view Ashland’s proxy materials for the Annual Meeting and the 2020 Annual Report on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	What shares are included on the proxy card?

A:

If you are a registered stockholder of Ashland as of the Record Date, the proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the dividend reinvestment plan (the “DRP”) administered by EQ Shareowner Services (“EQ”) for investors in Ashland Common Stock and in the Employee Savings Plan, the Union Plan or the ISP Plan. If your shares are held through a broker, bank or other nominee, your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct it how to vote the shares held by such broker, bank or other nominee. Please return your completed voting instruction form to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

Q:	What does it mean if I receive more than one proxy card on or about the same time?

A:

It generally means that you hold shares registered in more than one account. In order to vote all of your shares, please sign, date and return each proxy card or voting instruction form in the postage-paid envelope provided or, if you vote via the Internet or telephone, please be sure to vote using each proxy card or voting instruction form you receive.

Q:	How do I vote my shares?

A:

We encourage all stockholders to submit proxies in advance of the Annual Meeting by telephone, by Internet or by mail. Sending your proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting electronically or by executing a proxy designating a representative to vote for you electronically at the Annual Meeting.

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If you are a registered stockholder as of the Record Date, you can vote by (i) following the instructions on the Notice or proxy card to vote by telephone or Internet, (ii) signing, dating and mailing your proxy card or (iii) attending and voting electronically at the Annual Meeting.

If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Q:	How do I vote my shares in the DRP?

A:

The proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the DRP administered by EQ for investors in Ashland Common Stock. Therefore you may vote your DRP shares (together with your shares of Ashland common Stock) by (i) attending and voting electronically at the Annual Meeting, (ii) following the instructions on the Notice or proxy card to vote by telephone or Internet or (iii) signing, dating and mailing your proxy card.

Q:	How will the Trustee of the Employee Savings Plan, the Union Plan and the ISP Plan vote?

A:

Each participant in the Employee Savings Plan, the Union Plan, or the ISP Plan may instruct the Trustee on how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. In the case of the Union Plan or the ISP plan, such instructions will additionally be applied to a proportionate number of shares of Ashland Common Stock held in all other plan participants’ accounts for which voting instructions are not timely received by the Trustee (the “non-directed shares”). In the case of the Employee Savings Plan, each participant may separately instruct the Trustee on how to vote a proportionate number of non-directed shares. Each participant who gives the Trustee any such instruction acts as a named fiduciary for the applicable plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Your vote must be received by the plan tabulator, before 5:00 p.m. (EST) on Monday, January 25, 2021. You may not vote your shares in such plans at the Annual Meeting.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Secretary in writing at 8145 Blazer Drive, Wilmington, DE 19808, (b) returning a later dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by voting electronically during the Annual Meeting after registering at www.proxydocs.com/ASH. Any changes or revocations of voting instructions to the Trustee of the Employee Savings Plan, the Union Plan, or the ISP Plan must be received by the plan tabulator, before 5:00 p.m. (EST) on Monday, January 25, 2021.

Q:	Who will count the vote?

A:	Representatives of Mediant Communications will tabulate the votes and will act as the inspector of election.

Q:	What constitutes a quorum?

A:

As of the Record Date, 60,646,391 shares of Ashland Common Stock were outstanding and entitled to vote. A majority of the shares issued and outstanding and entitled to be voted thereat must be present electronically at the Annual Meeting or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote electronically at the Annual Meeting, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (if any), as described below, will be treated as present for the purpose of determining a quorum.

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Q:	What vote is required for approval of each matter to be considered at the Annual Meeting?

A:	(1)

Election of Directors — Under Article V of Ashland’s Certificate of Incorporation (the “Certificate”), the affirmative vote of a majority of votes cast with respect to each director nominee is required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

	(2)	Ratification of independent registered public accountants — The appointment of EY will be ratified if votes cast in its favor exceed votes cast against it.

	(3)

Non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers — The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, will be approved if the votes cast in its favor exceed the votes cast against it.

	(4)	Approval of the 2021 Omnibus Plan — The 2021 Omnibus Plan will be approved if the votes cast in its favor exceed votes cast against it.

Q:	What is a broker non-vote?

A:

A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

The only proposal that would be considered “routine” is the proposal for the ratification of the appointment of EY as Ashland’s independent registered public accountants for fiscal 2021. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors, the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers and the approval of the 2021 Omnibus Plan.

Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of EY. If your shares are voted on this proposal as directed by your broker, bank or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists but will not be counted as votes cast with respect to such proposals.

Q:	How will my shares be voted if I submit a proxy card but do not specify how I want to vote?

A:

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Guillermo Novo or Yvonne Winkler von Mohrenfels, as individuals named on the proxy card, will vote in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the 9 director nominees, (ii) FOR the ratification of EY, (iii) FOR the non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and (iv) FOR the approval of the 2021 Omnibus Plan.

As of the date of this Proxy Statement, your Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters

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requiring a vote do arise, it is the intention of Mr. Novo and Ms. Winkler von Mohrenfels, as the individuals to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

Q:	How will broker non-votes and abstentions be treated?

A:

Ashland will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on any “non-routine” matters. This means that broker non-votes will have no effect on whether any of the proposals pass. Abstentions will also be treated as present for the purpose of determining quorum, but as unvoted shares for the purpose of determining the approval of the election of directors, the ratification of EY and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers. However, abstentions will be treated as a vote against approval of the 2021 Omnibus Plan.

Accordingly, we urge you to promptly give instructions to your broker to vote FOR your Board’s nominees and FOR the approval of the 2021 Omnibus Plan by using the voting instruction card provided to you by your custodian.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results based on our proxy solicitor’s advice at the Annual Meeting. We expect to report the final results based on the report of Mediant Communications on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. You can obtain a copy of the Form 8-K from our website at http://investor.ashland.com, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

Q:	Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

A:	Please contact EQ Proxy, the firm assisting us in the solicitation of proxies, toll-free at 1 (833) 656-0643. Banks and brokers may call collect at 1 (516) 220-8356.

Important Notice regarding the availability of Proxy Materials for the

Annual Meeting to be held on January 28, 2021.

This Proxy Statement and Ashland’s 2020 Annual Report to Stockholders are available at

www.ashland.com/proxy.

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ASHLAND COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known to Ashland to beneficially own more than 5% of the outstanding shares of Ashland Common Stock as of October 31, 2020.

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
The Vanguard Group	6,117,990	(2)	10.10%
100 Vanguard Blvd Malvern, PA 19355

BlackRock, Inc.	5,945,671	(3)	9.8%
55 East 52nd Street New York, New York 10022

Eminence Capital, LP	5,633,077	(4)	9.3%
399 Park Avenue, 25th Floor New York, New York 10022

(1)	Based on 60,578,708 shares of Ashland Common Stock outstanding as of October 31, 2020.

(2)

Based upon information contained in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on June 10, 2020, Vanguard beneficially owned 6,117,990 shares of Ashland Common Stock as of May 29, 2020, with sole voting power over no shares, shared voting power over 39,423 shares, sole dispositive power over 6,033,268 shares and shared dispositive power over 84,722 shares. Vanguard reported its beneficial ownership on behalf of itself and the following wholly owned subsidiaries: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisers, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia, Ltd.; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

(3)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 5, 2020, BlackRock beneficially owned 5,945,671 shares of Ashland Common Stock as of December 31, 2019, with sole voting power over 5,555,694 shares, shared voting power over no shares, sole dispositive power over 5,945,671 shares and shared dispositive power over no shares. BlackRock reported its beneficial ownership on behalf of itself and the following direct and indirect subsidiaries and affiliates: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; and BlackRock Fund Managers Ltd.

(4)

Based upon information contained in the Schedule 13D/A filed by Eminence Capital LP (“Eminence”) with the SEC on December 12, 2019, Eminence beneficially owned 5,633,077 shares of Ashland Common Stock as of December 10, 2019, with sole voting power over no shares, shared voting power over 5,633,077 shares, sole dispositive power over no shares and shared dispositive power over 5,633,077 shares. Eminence reported its beneficial ownership on behalf of itself and Ricky C. Sandler, a U.S. Citizen (“Mr. Sandler,” and together with Eminence Capital, the “Reporting Persons”). Eminence serves as the management company or investment adviser to and may be deemed to have shared voting and dispositive power over the shares of Common Stock held by, various investment funds and separately managed accounts under its management and control. The general partner of Eminence

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is Eminence Capital GP, LLC, the sole managing member of which is Mr. Sandler. Subsequent to October 31, 2020, Eminence filed a Schedule 13D/A with the SEC indicating that Eminence beneficially owned 4,035,178 shares of Ashland Common Stock as of November 16, 2020, with sole voting power over no shares, shared voting power over 4,035,178 shares, sole dispositive power over no shares and shared dispositive power over 4,035,178 shares. Eminence also reported that Mr. Sandler beneficially owned 4,037,968 shares of Ashland Common Stock and 1,454.846 restricted stock units as of November 16, 2020, with sole voting power over 2,790 shares and 1,454.846 restricted stock units, shared voting power over 4,035,178 shares, sole dispositive power over 2,790 shares and 1,454.846 restricted stock units and shared dispositive power over 4,035,178 shares.

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ASHLAND COMMON STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS OF ASHLAND

The following table shows, as of October 31, 2020, the beneficial ownership of Ashland Common Stock by each Ashland director, director nominee and each Ashland executive officer named in the “Summary Compensation Table” of this Proxy Statement and the beneficial ownership of Ashland Common Stock by the directors and executive officers of Ashland as a group.

Common Stock Ownership

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Guillermo Novo (a)	27,501	*	(2)(4)
William A. Wulfsohn (a)	174,267	*	(3)
J. Kevin Willis	94,535	*	(1)(2)(3)
Peter J. Ganz (b)	73,422	*	(2)(3)
Min S. Chong (b)	0	*
Osama M. Musa	9,249	*	(2)(3)
Anne T. Schumann (b)	18,504	*	(1)(2)(3)
Vito J. Consiglio (b)	5,054	*	(1)(3)
Brendan M. Cummins	0	*	(2)(4)
William G. Dempsey	8,926	*	(2)(4)
Jay V. Ihlenfeld	7,374	*	(2)(4)
Wetteny Joseph (c)	0	*
Susan L. Main	5,720	*	(2)(4)
Jerome A. Peribere	4,843	*	(2)(4)
Craig A. Rogerson (d)	1,456	*	(2)
Ricky C. Sandler	5,637,968	9.3%	(5)
Janice J. Teal	25,613	*	(2)(4)
All directors and executive officers as a group (21 people)	6,130,313	10.08%	(1)(2)(3)(4)(5)

(a)	As announced on October 8, 2019, Mr. Novo succeeded Mr. Wulfsohn as Chairman and Chief Executive Officer of Ashland effective December 31, 2019.
(b)

Mr. Ganz will be leaving Ashland effective December 31, 2020, Mr. Chong joined Ashland effective January 1, 2020, Ms. Schumann left Ashland effective July 31, 2020, and Mr. Consiglio left Ashland effective January 31, 2020.

(c)	Mr. Joseph is a director nominee.
(d)	Mr. Rogerson will retire from the Board as of the 2021 Annual Meeting and will not stand for re-election.

As of October 31, 2020, there were 60,578,708 shares of Ashland Common Stock outstanding. None of the listed individuals owned more than 1% of Ashland’s Common Stock outstanding as of October 31, 2020, other than Mr. Sandler. All directors and executive officers as a group owned 4,530,313 shares of Ashland Common Stock, which equaled 7.45% of the Ashland Common Stock outstanding as of October 31, 2020. Shares deemed to be beneficially owned are included in the number of shares of common stock outstanding on October 31, 2020, for computing the

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percentage ownership of the applicable person and the group, but shares are not deemed to be outstanding for computing the percentage ownership of any other person.

(1)

Includes shares of Ashland Common Stock held under the Employee Savings Plan by executive officers: as to Mr. Willis, 32,357 shares; as to Ms. Schumann, 1,373 shares; as to Mr. Consiglio, 319 shares; and as to all executive officers as a group, 42,581 shares. Participants can vote the Employee Savings Plan shares.

(2)

Includes grants of restricted stock units, common stock units and/or restricted stock units (share equivalents) held by executive officers in the Ashland Common Stock Fund under Ashland’s non-qualified Deferred Compensation Plan for Employees (the “Employees’ Deferral Plan”) or by directors under the non-qualified Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferral Plan”): as to Mr. Novo, 14, 601 units; as to Mr. Willis, 33,126 units; as to Mr. Ganz, 2,918 units; as to Dr. Musa, 1,816 units; as to Ms. Schumann, 1,221 units; as to Mr. Dempsey, 7,043 units; as to Dr. Ihlenfeld, 5,491 units; as to Ms. Main, 3,837 units; as to Mr. Peribere, 2,960 units; as to Mr. Rogerson, 1,456 units; as to Dr. Teal, 23,730 units; and as to all directors and executive officers as a group, 103,506 units. Mr. Cummins, as a non-U.S. resident, is not eligible to defer U.S.-based compensation and therefore holds 19,837 restricted stock units, payable solely in cash, directly and not through the Directors’ Deferral Plan.

(3)

Includes shares of Ashland Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after October 31, 2020, through the exercise of stock appreciation rights (“SARs”): as to Mr. Wulfsohn, 48,863 shares; as to Mr. Willis, 28,114 shares; as to Mr. Ganz, 30,353 shares; as to Dr. Musa, 5,225 shares; as to Ms. Schumann, 1375 shares; as to Mr. Consiglio, 492 shares; and as to all directors and executive officers as a group, 122,855 shares through SARs. All SARs included in this table are reported on a net basis based on the closing price for Ashland Common Stock as reported on the New York Stock Exchange (“NYSE”) Composite Tape on October 31, 2020. All SARs are stock settled and are not issued in tandem with an option.

(4)

Includes 1,883 restricted shares of Ashland Common Stock for each of the non-employee directors under the prior director compensation program, except for Mr. Cummins who received 1,883 restricted stock units in lieu of 1,883 restricted shares (discussed in footnote 2 above). Beginning in February 2018, Ashland ceased providing new directors the on-boarding grant of 1,883 restricted shares.

(5)

As of October 31, 2020, Mr. Sandler had sole voting power over 2,790 shares and shared voting power over 5,635,178 shares. The 5,635,178 shares (the “Eminence Shares”) were owned by certain funds and investment vehicles (the “Eminence Funds”) managed by Eminence. The Eminence Shares are not held directly by Mr. Sandler. From time to time, certain of these shares are held in the ordinary course of business with other investment securities owned by the Eminence Funds in co-mingled margin accounts with a prime broker that may, from time to time, extend margin credit to certain Eminence Funds, subject to applicable federal margin, stock exchange rules and credit policies. Mr. Sandler is the Founder and Chief Executive Officer/Chief Investment Officer of Eminence, and therefore is in a position to determine the Funds’ investment and voting decisions. Accordingly, Mr. Sandler and Eminence may be deemed to indirectly beneficially own the shares that the Eminence Funds directly and beneficially own. Subsequent to October 31, 2020, Eminence filed a Schedule 13D/A with the SEC indicating it had sold 1,600,000 shares and that Mr. Sandler beneficially owned 4,037,968 shares and 1,454.846 restricted stock units as of November 16, 2020, with sole voting power over 2,790 shares and 1,454.846 restricted stock units, shared voting power over 4,035,178 shares, sole dispositive power over 2,790 shares and 1,454.846 restricted stock units and shared dispositive power over 4,035,178 shares.

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PROPOSAL ONE – ELECTION OF DIRECTORS

BOARD OF DIRECTORS

Nine directors are proposed to be elected at the Annual Meeting to serve until the 2022 Annual Meeting and until their successors are duly elected and qualified. The 9 individuals nominated by your Board for election as directors at the 2021 Annual Meeting are Brendan M. Cummins, William G. Dempsey, Jay V. Ihlenfeld, Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere, Ricky C. Sandler and Janice J. Teal. The G&N Committee believes that all 9 of your Board’s nominees will be available to serve as directors upon election and the Board unanimously recommends that stockholders vote FOR them at the Annual Meeting. Craig A. Rogerson is retiring from our Board at the Annual Meeting.

Mark C. Rohr and Kathleen Wilson-Thompson retired from the Board after the May 2020 meeting. During fiscal 2020, the G&N Committee engaged Russell Reynolds Associates, an independent executive and director search firm, to assist it in identifying and recruiting suitable director candidates. As a result of that engagement, Mr. Joseph was suggested to the G&N Committee by Russell Reynolds Associates. After consideration of Mr. Joseph’s qualifications by the G&N Committee and the full Board, both the G&N Committee and the Board approved the nomination of Mr. Joseph for election to the Board at the Annual Meeting. As provided under Article V of Ashland’s Certificate of Incorporation, the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions will not be counted as votes cast either for or against the nominees.

Pursuant to Ashland’s Certificate of Incorporation, any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election shall submit an offer to resign from the Board no later than two weeks after the certification of the stockholder vote. Pursuant to the Board of Directors’ resignation policy in Ashland’s Corporate Governance Guidelines (published on Ashland’s website (http://investor.ashland.com)), the Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the date of the stockholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. All 9 of your Board’s director nominees have agreed to abide by the policy.

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., FOR the 9 nominees proposed by your Board and named in this Proxy Statement. Should any of your Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on your proxy card may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

The Board of Directors unanimously recommends a vote FOR ALL the following nominees at the 2021 Annual Meeting: Brendan M. Cummins, William G. Dempsey, Jay V.  Ihlenfeld,

Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere,

Ricky C. Sandler and Janice J. Teal.

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DIRECTOR NOMINEES

BRENDAN M. CUMMINS
Principal Occupation: Former Consultant to The Valence Group; Former Chief Executive Officer of Ciba Specialty Chemicals Director Since: 2012 Age: 69

Professional Experience:

Mr. Cummins served as a global strategic advisor to, and on the senior executive panel of, The Valence Group, a specialist mergers and acquisitions firm, from 2010 until May 2012. Prior to that position, Mr. Cummins served as Chief Executive Officer for Ciba Specialty Chemicals (“Ciba”) from 2007 to 2008 and as Chief Operating Officer from 2005 to 2007. From 1974 to 2005, Mr. Cummins held a variety of international and senior management positions with Ciba.

Education:

Mr. Cummins is an Associate and Fellow of the Institute of Company Accountants, is a Fellow of the Association of International Accountants and received a Diploma in Company Direction from the Institute of Directors in 2010. He also completed a management development program at Harvard in 1989.

Other Company Boards:

Mr. Cummins serves as a board member of Perstorp Group Sweden and is a member of the Remuneration Committee and serves on the board of Tom Murphy Car Sales in Ireland. Up until March 2019, he was a board member of Nanoco Group PLC based in Manchester UK where he served as the Senior Independent Director and served as a member of the Audit Committee and Chair of the Remuneration Committee.

Non-Profit Boards:

Mr. Cummins currently serves as a board member and Vice Chairman of Respond Support Ireland, a social housing and a community support charity organization. He also served as Chairman of The Viking Trust Ltd in Waterford City, Ireland from 2012 until July 2016, and as Chair of the Audit Committee and member of the Planning Committee of Waterford City and County Council until the first quarter of 2016.

Director Qualifications:

As the former Chief Executive Officer of a major chemical company and a chemical industry consultant, Mr. Cummins brings significant management and chemical industry experience and knowledge to the Board in the areas of international business operations, accounting and finance, risk oversight, environmental compliance and corporate governance.

Board Committees:

*  Compensation (Chair)

*  Audit

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WILLIAM G. DEMPSEY
Principal Occupation: Former Executive Vice President of Global Pharmaceuticals at Abbott Laboratories Director Since: 2016 Age: 69

Professional Experience:

Mr. Dempsey held various executive positions with Abbott Laboratories from 1982 until 2007, including Executive Vice President of Global Pharmaceuticals from 2006, Senior Vice President of Pharmaceutical Operations from 2003 and Senior Vice President of International Operations from 1999. He has previously served as Chairman of the International Section of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as Chairman of the Accelerating Access Initiative, a cooperative public-private partnership of UNAIDS, the World Bank, and six research-based pharmaceutical companies.

Education:

Mr. Dempsey holds a Bachelor of Science degree in accounting from DePaul University.

Public Company Boards:

Mr. Dempsey currently serves as Chairman of the Board of Hill-Rom Holdings, Inc., where he is Chair of the Mergers and Acquisitions Committee and a member of the Nominating and Governance Committee. In the past five years, Mr. Dempsey has served on the board of Landauer, Inc. From March 2018 to July 2018, Mr. Dempsey served as Executive Chairman of Hill-Rom Holdings, Inc.

Non-Profit Boards:

Mr. Dempsey is a member of the Board of Trustees for the Guadalupe Center in Immokalee Florida.

Director Qualifications:

As former Executive Vice President of Global Pharmaceuticals at a public company, Mr. Dempsey brings significant experience within the pharmaceutical industry, as well as knowledge in the areas of finance, accounting, international operations and corporate governance. He also brings significant experience gained from service on the boards of other public companies.

Board Committees:

*  Governance and Nominating (Chair)

*  Environmental, Health, Safety and Quality

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JAY V. IHLENFELD
Principal Occupation: Former Senior Vice President of 3M Company Director Since: 2017 Age: 68 Lead Independent Director

Professional Experience:

Dr. Ihlenfeld served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation, from 2006 until his retirement in 2012. Dr. Ihlenfeld has held various leadership positions during his 33-year career at 3M Company, including Senior Vice President, Research and Development from 2002 to 2006, Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan.

Education:

Dr. Ihlenfeld holds a Bachelor of Science degree in chemical engineering from Purdue University and a Ph.D. in chemical engineering from the University of Wisconsin.

Public Company Boards:

Dr. Ihlenfeld is a director of Celanese Corporation, where he serves on the Compensation and Management Development Committee and is the chair of the Environmental, Health, Safety, Quality and Public Policy Committee.

Non-Profit Boards:

Dr. Ihlenfeld is a director of the Minnesota Orchestra and is currently serving on the Executive Committee and Chair of the Audit Committee. Dr. Ihlenfeld is also Vice President and Trustee of Phi Delta Theta Foundation.

Director Qualifications:

As a former Senior Vice President of a global science company, Dr. Ihlenfeld brings significant management and chemical industry experience to the Board, as well as knowledge in the areas of international operations, leadership development and succession, environmental compliance and safety, risk oversight and M&A evaluation. He also brings significant experience gained from service on the board of directors of another public company.

Board Committees:

*  Audit

*  Environmental, Health, Safety and Quality

WETTENY JOSEPH
Principal Occupation: Senior Vice President and Chief Financial Officer of Catalent Inc. Age: 48

Professional Experience:

Mr. Joseph is the Senior Vice President and Chief Financial Officer of Catalent Inc. (“Catalent”), a global provider of delivery technologies and development solutions to the life sciences industry. Prior to that, Mr. Joseph held various leadership positions within Catalent from 2008 to 2018, including President, Clinical Supply Services from 2015 to 2018 and Vice President, Finance in various capacities from 2008 to 2012.

Education:

Mr. Joseph holds a Bachelor of Science degree and a Master of Accounting degree both from Florida Atlantic University.

Director Qualifications:

As the Senior Vice President and Chief Financial Officer of Catalent, Mr. Joseph brings significant management and life sciences industry experience to the Board, as well as knowledge in the areas of public company finance, accounting, business strategy, business operations, and international operations.

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SUSAN L. MAIN
Principal Occupation: Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated Director Since: 2017 Age: 62

Professional Experience:

Ms. Main is Senior Vice President and Chief Financial Officer of Teledyne Technologies, a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems, since November 2012. Prior to that, she was Vice President and Controller of Teledyne, a position she held for eight years. From 1999 to 2004, Ms. Main served as Vice President and Controller for Water Pik Technologies, Inc. She also held numerous financial roles at the former Allegheny Teledyne Incorporated in its government, industrial and commercial segments.

Education:

Ms. Main holds a Bachelor of Arts degree in Business Administration from California State University, Fullerton.

Public Company Boards:

Ms. Main is a director of Garrett Motion Inc., where she serves on the Audit and Nominating and Corporate Governance committees.

Director Qualifications:

As the Senior Vice President and Chief Financial Officer of a public company, Ms. Main brings significant management and public company financial experience and knowledge to the Board in the areas of finance, accounting, operations, risk oversight and corporate governance. She also brings experience gained from service on the board of directors of another public company.

Board Committees:

*  Audit (Chair)

*  Governance and Nominating

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GUILLERMO NOVO
Principal Occupation: Chairman of the Board and Chief Executive Officer of Ashland Global Holdings Inc. Director Since: 2019 Age: 58

Professional Experience:

Mr. Novo is Ashland’s Chairman of the Board and Chief Executive Officer. Prior to that position, Mr. Novo served as the President and CEO of Versum Materials, Inc., and was a member of the board of directors. Previously, Mr. Novo served as Executive Vice President, Materials Technologies of Air Products and Chemicals, Inc. (“Air Products”) since October 2014. He joined Air Products in September 2012 as Senior Vice President Electronics, Performance Materials, Strategy and Technology. Prior to joining Air Products, Mr. Novo was employed by the Dow Chemical Company where he most recently served as group vice president, Dow Coating Materials, a large specialty chemicals business. He began his career in 1986 with Rohm and Haas Company (which merged with Dow in 2009) and over the next 24 years progressed through a variety of commercial, marketing, and general management positions, living in South America, the United States and Asia. In 1998, Mr. Novo was named a vice president at Rohm and Haas, and in 2006 he became a corporate officer and one of five group executives on the corporate leadership team responsible for driving the overall strategy for the company.

Education:

Mr. Novo holds a Bachelor of Science degree in industrial engineering from the University of Central Florida and a Master of Business Administration degree from the University of Michigan.

Public Company Boards:

Mr. Novo has served as a director of Ashland since May 22, 2019, serving on the Audit Committee until October 8, 2019 and serving on the Environmental, Health, Safety and Quality Committee until December 31, 2019. Within the past five years, Mr. Novo served as a director of Versum Materials, Inc. and Bemis Company, where he served on the Compensation and Nominating and Governance committees.

Director Qualifications:

As the Chairman and Chief Executive Officer of Ashland and as the former President and Chief Executive Officer of Versum Materials, Inc., a leading electronic materials company, Mr. Novo brings over thirty years of leadership experience in the specialty materials and specialty chemicals industries. With his public company and leadership roles, he brings significant experience and knowledge to the Board in the areas of business strategy, business operations, manufacturing, safety, management, finance, accounting, risk oversight and corporate governance. Mr. Novo also brings substantial experience gained from service on the board of directors of other public companies.

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JEROME A. PERIBERE
Principal Occupation: Former President and Chief Executive Officer of Sealed Air Corporation Director Since: 2018 Age: 66

Professional Experience:

Mr. Peribere was the President and Chief Executive Officer of Sealed Air Corporation (“Sealed Air”) from March 2013 until his retirement in December 2017. Prior to this position, he served as the President and Chief Operating Officer of Sealed Air. Prior to joining Sealed Air, Mr. Peribere worked at The Dow Chemical Company (“Dow”) from 1977 through August 2012. Mr. Peribere served in multiple managerial roles with Dow, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials, a unit of Dow, from 2010 through August 2012.

Education:

Mr. Peribere holds a degree in business economics and finance from the Institut D’Etudes Politiques in Paris, France.

Public Company Boards:

Mr. Peribere is a director of Xylem Inc. where he serves on the Finance, Innovation & Technology Committee and chairs the Leadership Development and Compensation Committee. Mr. Peribere previously served as a director of Sealed Air and BMO Financial Corporation.

Director Qualifications:

As the former President and Chief Executive Officer of Sealed Air and former Executive Vice President of Dow and President and Chief Executive Officer of Dow Advanced Materials, Mr. Peribere brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

Board Committees:

*  Compensation

*  Environmental, Health, Safety and Quality

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RICKY C. SANDLER
Principal Occupation: Founder and Chief Executive Officer/Chief Investment Officer of Eminence Capital Director Since: 2020 Age: 51

Professional Experience:

In 1999 Mr. Sandler founded Eminence Capital, LP (“Eminence”), a global investment management organization with more than $7 billion under management. As the Chief Executive Officer and Chief Investment Officer of Eminence, Mr. Sandler is responsible for managing a team of investment professionals and a diversified portfolio across most sectors of the equity market. Prior to launching Eminence, Mr. Sandler was co-founder and co-general partner of Fusion Capital Management, LLC. Previously, he was a research analyst covering a wide range of industries and companies for Mark Asset Management, where he began his investing career in 1991.

Education:

Mr. Sandler holds a Bachelor of Business Administration degree in accounting and finance from the University of Wisconsin. He has also received his Chartered Financial Analyst designation from the CFA Institute.

Non-Profit Boards:

Mr. Sandler serves on the board of directors of the University of Wisconsin Foundation and as a member of its Investment Committee. Mr. Sandler serves on the boards of several small non-profit companies.

Director Qualifications:

Mr. Sandler brings more than 25 years of business and investment experience to the Board. He brings a unique institutional investor perspective, including strong relationships with other investors and stockholders, to the Board and can provide critical insight on issues most important to Ashland’s stockholders. As a result of his role at Eminence, he brings extensive experience and knowledge in the areas of finance, business strategy, accounting, risk oversight and corporate governance.

Board Committees:

*  Audit

*  Governance and Nominating

JANICE J. TEAL
Principal Occupation: Former Group Vice President and Chief Scientific Officer for Avon Products Inc. Director Since: 2012 Age: 68

Professional Experience:

Dr. Teal served as the Group Vice President and Chief Scientific Officer for Avon Products Inc., a direct seller of beauty and related products, from January 1999 to May 2010. Prior to that position, Dr. Teal served as Vice President of the Avon Skin Care Laboratories, where she led the bioscience research and skin care teams.

Education:

Dr. Teal holds a doctorate degree and a Master of Science degree in pharmacology from Emory University Medical School, a pharmacy degree from Mercer University and was a post-doctoral fellow at the New York University Medical Center Institute of Environmental Medicine.

Public Company Boards:

From 2003 until 2011, Dr. Teal served as a director of Arch Chemicals, Inc., where she served on the Audit Committee and the Corporate Governance Committee.

Non-Profit Boards:

Dr. Teal serves on the Board of Trustees of Naples Community Hospital Healthcare System.

Director Qualifications:

As former Group Vice President and Chief Scientific Officer of a leading personal care company, Dr. Teal brings significant scientific and personal care industry experience and knowledge to the Board in the areas of research and development, marketing, safety and risk oversight. She also brings significant experience gained from service on the board of directors of another public chemical company.

Board Committees:

*  Environmental, Health, Safety and Quality (Chair)

*  Compensation

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COMPENSATION OF DIRECTORS

Director Compensation Table

The following table is a summary of compensation information for the fiscal year ended September 30, 2020, for Ashland’s non-employee directors. Effective December 31, 2019, upon his official appointment as Chairman of the Board and Chief Executive Officer of Ashland, Mr. Novo no longer receives compensation in his role as a director of Ashland. Mr. Joseph is a director nominee and therefore received no compensation from Ashland in fiscal 2020.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Brendan M. Cummins	105,440	110,000	0	215,440

William G. Dempsey	105,440	110,000	0	215,440

Jay V. Ihlenfeld	135,000	160,000	0	295,000

Susan L. Main	120,000	110,000	0	230,000

Guillermo Novo (3)	25,000	0	0	25,000

Jerome A. Peribere	100,000	110,000	0	210,000

Craig A. Rogerson (4)	100,000	110,000	0	210,000

Mark C. Rohr (5)	73,613	110,000	0	183,613

Ricky C. Sandler (6)	67,033	110,000	0	167,033

Janice J. Teal	115,000	110,000	0	225,000

Kathleen Wilson-Thompson (5)	73,613	110,000	0	183,613

(1)

For Mr. Cummins, the amount provided reflects the pro-rated fee for service as Compensation Committee chair beginning May 21, 2020. For Mr. Dempsey, the amount provided reflects the pro-rated fee for service as the G&N Committee chair beginning May 21, 2020. For fiscal 2020 Mr. Dempsey and Dr. Teal deferred all or a portion of their fees into the Directors’ Deferral Plan. Mr. Dempsey deferred $80,440 and Dr. Teal deferred $115,000.

(2)

The values in column (c) represent the aggregate grant date fair value of restricted stock unit awards granted in fiscal 2020 computed in accordance with FASB ASC Topic 718. These restricted stock unit awards do not require assumptions in computing their grant date fair value under generally accepted accounting principles. The number of restricted stock unit awards received is rounded to the nearest whole share. Other than Mr. Cummins, each continuing non-employee director received a grant of 1,449 restricted stock units of Ashland Common Stock in the Directors’ Deferral Plan on January 30, 2020. The grant date fair value per share of each restricted stock unit was $75.90 per share of Ashland Common Stock. Mr. Cummins received 1,449 restricted stock units on such date, which was based on the grant date fair value of $75.90 per share of Ashland Common Stock. In recognition of Dr. Ihlenfeld’s additional Board responsibilities over the last two years, the Board approved an additional one-time equity grant of 658 restricted stock units with a grant date fair value of $50,000.

(3)

Mr. Novo was appointed Chairman of the Board and Chief Executive Officer on December 31, 2019. Amounts in table above reflect compensation that Mr. Novo received as a non-employee director during fiscal 2020 prior to this appointment as Chief Executive Officer.

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(4)	Mr. Rogerson is retiring from the Board at the Annual Meeting.

(5)

Mr. Rohr and Ms. Wilson-Thompson retired from Ashland’s Board on May 21, 2020. Amounts in table above reflect prorated amounts based on date of retirement. The Board decided to accelerate a pro-rated portion of the 2020 restricted stock unit grant in lieu of Mr. Rohr and Ms. Wilson-Thompson forfeiting the entire grant. As such, each of Mr. Rohr and Ms. Wilson-Thompson received 447 common stock units in the Directors’ Deferral Plan after the acceleration with an additional incremental fair value of $63.52.

(6)	Mr. Sandler joined the Board on January 29, 2020. Amounts in table above reflect prorated amounts based on date of election to the Board.

The following table identifies the aggregate number of unvested stock awards for each non-employee director outstanding as of September 30, 2020, other than Mr. Novo, whose unvested stock awards are reflected in the “Outstanding Awards at Fiscal Year-End” table below, and Mr. Rohr and Ms. Wilson-Thompson, who each retired on May 21, 2020 and did not hold any shares of restricted Ashland Common Stock or unvested stock units on September 30, 2020.

Name	Shares of Restricted Ashland Common Stock (#)	Unvested Restricted Stock Units of Ashland Common Stock (1) (#)
Brendan M. Cummins	0	19,837

William G. Dempsey	1,883	1,449

Jay V. Ihlenfeld	1,883	1,449

Susan L. Main	1,883	1,449

Jerome A. Peribere	1,883	1,449

Craig A. Rogerson	0	1,449

Ricky C. Sandler	0	1,449

Janice J. Teal	1,883	1,449

(1)

Includes credit for reinvested dividends allocated since the grant date for all directors. For all directors other than Mr. Cummins, the restricted stock units vest one year after date of grant. Mr. Cummins’ restricted stock units vest as described below under the section entitled “Restricted Stock Units” of this Proxy Statement.

Ashland’s non-employee director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. The G&N Committee reviews the director compensation program on an annual basis and recommends proposed changes for approval by the Board. As part of this review, the G&N Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

Annual Retainer

Ashland provides annual retainers of (a) $100,000 for each non-employee director, (b) an additional $35,000 for the Lead Independent Director, (c) an additional $20,000 for the Chair of the

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Audit Committee and (d) an additional $15,000 for other committee chairs. Non-employee directors may elect to receive part or all of their annual retainers in cash, shares of Ashland Common Stock, or as deferrals through the Directors’ Deferral Plan.

The non-employee directors who make an election to defer part or all of any annual retainer may have the deferred amounts held as common stock units (share equivalents) in a hypothetical Ashland Common Stock Fund or invested under the other available investment options under the Directors’ Deferral Plan. The payout of the amounts deferred occurs upon termination of service by the director. Directors may elect to receive the payout in a single lump sum or in installments not to exceed 15 years. Upon a “change in control” of Ashland (as defined in the Directors’ Deferral Plan), deferred amounts in the directors’ deferral accounts will be distributed pursuant to each director’s election and valued at the time of the distribution.

Restricted Stock Units

Ashland provides an annual award of deferred restricted stock units in the Directors’ Deferral Plan with a grant date value of $110,000 (pro-rated as applicable for less than a full year of service).

In 2020, each continuing non-employee director (other than Mr. Cummins) received restricted stock units in the Directors’ Deferral Plan. The restricted stock units vest one year after date of grant. Dividends on restricted stock units are reinvested in additional restricted stock units. Upon a “change in control” of Ashland, the restricted stock units immediately vest. Prior to being awarded restricted stock units, directors can elect to have part of their vested units invested under the available investment options under the Directors’ Deferral Plan, other than the Ashland Common Stock Fund, and/or paid in cash after the director terminates from service. Effective as of May 22, 2019, pursuant to an amendment to the Directors’ Deferral Plan, directors can no longer elect to have their restricted stock units invested in any investment option other than the Ashland Common Stock Fund and the restricted stock units will be paid in stock after the director terminates from service. In addition, following such amendment, restricted stock units will be granted under the stockholder approved Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan, or applicable successor plan, rather than the Directors’ Deferral Plan.

Mr. Cummins, as a non-U.S. resident, is not eligible to participate in the Directors’ Deferral Plan. Therefore, he received an annual award of restricted stock units directly, which may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors, (ii) death or disability, (iii) a 50% change in the beneficial ownership of Ashland or (iv) voluntary early retirement to enter governmental service. His annual award will continue to be granted directly (and not through deferral).

Stock Ownership Guidelines for Directors

The Board of Directors considers Ashland Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Ashland’s future and aligns their interests with those of Ashland’s other stockholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own Ashland Common Stock having a value of at least five times his or her base annual cash retainer of $100,000. Each newly elected director has five years from the year elected to reach this ownership level.

As of September 30, 2020, each of Ashland’s current non-employee directors who are currently required to meet the minimum stock ownership guidelines had attained the minimum stock ownership levels other than Mr. Rogerson. Mr. Rogerson joined the Board in 2019 and will not be required to meet the minimum stock ownership guidelines until 2024. Mr. Novo, as the Chairman and Chief Executive Officer, will have five years to meet the officer stock ownership guidelines discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

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CORPORATE GOVERNANCE

Governance Principles

Ashland is committed to adhering to sound corporate governance practices. The documents described below are published on Ashland’s website (http://investor.ashland.com). These documents are also available in print at no cost to any stockholder who requests them. Among the corporate governance practices followed by Ashland are the following:

•

Ashland has adopted Corporate Governance Guidelines. These guidelines provide the framework for the Board’s governance of Ashland and include a general description of the Board’s purpose, director qualification standards, retirement and resignation policies and other responsibilities. The Corporate Governance Guidelines require that at least two-thirds of Ashland’s directors be independent, as defined by Ashland’s Director Independence Standards (the “Standards”), which incorporate the independence requirements of the SEC rules and the listing standards of the NYSE.

•

Ashland also requires compliance with its global code of conduct which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The global code of conduct promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC. Ashland intends to post any amendments or waivers of the code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a Current Report on Form 8-K.

•

Each of Ashland’s Board Committees has adopted a charter defining its respective purposes and responsibilities. Ashland has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

•

Only independent directors, as defined in the Standards, may serve on the Audit Committee, G&N Committee, and Compensation Committee of the Board. Upon his election as the next Chairman and Chief Executive Officer of Ashland, Mr. Novo was determined to no longer be independent and therefore stepped down from his position on the Audit Committee on October 8, 2019.

•	The Board, and each Committee of the Board, has the authority to engage independent consultants and advisors.

Policy Regarding Employee, Officer and Director Hedging and Pledging

Under Ashland’s insider trading policy, directors, officers, employees and certain persons or entities related to these individuals, are prohibited from purchasing any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of Ashland granted to or held by such covered persons. Such financial instruments include, but are not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Additionally, all directors and officers of Ashland are prohibited from, directly or indirectly, pledging equity securities of Ashland. Pledging includes, but is not limited to, the creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account.

Board Leadership Structure

Ashland combines the roles of Chairman of the Board and Chief Executive Officer, which is balanced through the appointment of a Lead Independent Director. The Board believes that combining the positions of Chairman and Chief Executive Officer provides clarity of leadership and

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is in the best interests of Ashland and its stockholders at this time. The Board believes that the use of a Lead Independent Director provides appropriate independent oversight of management. Independent oversight has been further assured by having only one member of management on the Board. The non-employee directors regularly meet in executive session at Board meetings.

The Lead Independent Director is an independent director selected annually by the G&N Committee and approved by the Board. Dr. Ihlenfeld is currently the Lead Independent Director. In addition to the duties of all Board members, the Lead Independent Director:

•	Coordinates with the Chairman of the Board to determine the appropriate schedule of meetings;

•	Places any item he or she determines is appropriate on the Board’s agenda;

•

Directs that specific materials be included in Board mailings and works with the G&N Committee, as appropriate, to assess the quality, quantity and timeliness of the flow of information from management to the Board;

•	Directs the retention of consultants and advisors to report directly to the Board;

•	Coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions thereto;

•

Coordinates and develops the agenda for, and moderates executive sessions of, the Board’s independent directors and acts as principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive matters; and

•	Works with the G&N Committee to recommend the membership of the various Board Committees and Committee Chairs.

Oversight of Ashland’s Executive Compensation Program

The Compensation Committee is responsible for the approval and administration of compensation programs for executive officers of Ashland. The Compensation Committee is composed of independent directors (as defined in the Standards). In making compensation decisions, the Compensation Committee considers, among other things: Ashland’s compensation philosophy, its financial and operating performance, the individual performance of executives, compensation policies and practices for Ashland employees generally, and practices and executive compensation levels of peer and similarly sized general industry companies.

The Compensation Committee’s primary responsibilities are to:

•	Ensure that the Company’s executive compensation programs are competitive, support organizational objectives and stockholder interests, and emphasize the pay-for-performance linkage;

•

Review, evaluate and approve on an annual basis, the goals and objectives of the Chief Executive Officer. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of these established goals and objectives, and based on these evaluations, the Compensation Committee sets the Chief Executive Officer’s annual compensation, including base salary, annual incentives and long-term incentives;

•	Review and approve compensation of all executive officers who are “officers” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•

Approve any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements, and/or any special or supplemental benefits or provisions covering any current or former executive officer of Ashland.

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For further information about the responsibilities of the Compensation Committee, see “Committees and Meetings of the Board of Directors—Compensation Committee” below.

The Compensation Committee may form and delegate authority to subcommittees with regard to any of the above responsibilities.

In determining and administering the executive compensation programs, the Compensation Committee takes into consideration:

•

Recommendations of the Chief Executive Officer and human resources regarding potential changes to executive officer compensation based on performance, competitiveness, personnel and organizational changes, regulatory issues, strategic initiatives and other matters;

•	Information provided by human resources function at Ashland; and

•

Advice of an outside, independent, executive compensation consultant on all aspects of executive compensation, including comparison to the practices and executive compensation levels of peer and general industry companies.

The Compensation Committee meets in executive session for a portion of each of its meetings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2020 were Brendan M. Cummins (Chair beginning May 21, 2020), Kathleen Wilson-Thompson (Chair until retired effective May 21, 2020), Jerome A. Peribere, Mark C. Rohr (until retired effective May 21, 2020), Craig A. Rogerson, and Janice J. Teal. There were no impermissible interlocks or inside directors on the Compensation Committee.

Board’s Role of Risk Oversight

The Board of Directors has oversight responsibility with respect to Ashland’s risk management processes. This includes working with management to determine and assess the Company’s philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk, and they report periodically to the Board and to specific committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy.

While the Board maintains the ultimate oversight responsibility for risk management, each of the various committees of the Board has been assigned responsibility for risk management oversight of specific areas. In particular, the Audit Committee maintains responsibility for overseeing risks related to Ashland’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures and for the global ethics and compliance program. The Audit Committee has oversight responsibility related to Ashland’s key financial risks. Additionally, the Audit Committee has responsibility for reviewing and assisting the Board in its oversight of the Company’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to the Company’s financial resources, capital structure and investments and uses of cash. The EHS&Q Committee assists the Board in fulfilling its oversight responsibility with respect to environmental, health, safety, product compliance and business continuity risks. In setting compensation, the Compensation Committee monitors and evaluates the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking. Finally, the G&N Committee conducts an annual review of nominees to the Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committee structure, leadership and membership.

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Director Independence and Certain Relationships

The Board of Directors has adopted the Standards to assist in its determination of director independence. To qualify as independent under these Standards, the Board must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, Ashland’s Board undertook a review of director independence in November 2020. During this review, the Board considered relationships and transactions between, on the one hand, each director or nominee, any member of his or her immediate family, and his or her affiliates, and on the other hand, Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee is independent.

As part of its assessment of Mr. Rogerson’s independence, the Board evaluated the ongoing pension payments Mr. Rogerson receives in respect of his former employment at Hercules, which was acquired by Ashland in 2008. Hercules’ pension obligations were assumed by Valvoline as part of the 2017 spin-off of Valvoline from Ashland. Mr. Rogerson receives approximately $200,000 annually pursuant to a qualified defined benefit plan and a non-qualified supplemental early retirement plan in respect of his former employment at Hercules.

As a result of the review, Ashland’s Board affirmatively determined that Messrs. Cummins, Dempsey, Joseph, Peribere, Rogerson, Rohr (through May 21, 2020) and Sandler, Dr. Teal, Dr. Ihlenfeld, Ms. Main and Ms. Wilson-Thompson (through May 21, 2020) are each independent of Ashland and its affiliates. Mr. Wulfsohn, Ashland’s former Chief Executive Officer and Mr. Novo, Ashland’s current Chief Executive Officer, are the only directors determined not to be independent of Ashland. In addition, the Board has affirmatively determined that all members of the Audit Committee, Compensation Committee and G&N Committee are independent under SEC rules and the listing standards of the NYSE.

In the normal course of business, Ashland had transactions with other corporations where certain Ashland directors serve as executive officers. None of the transactions were material in amount as to Ashland and none were reportable under federal securities laws. Ashland’s Board has concluded that the following relationships between Ashland and the director-affiliated entities are not material pursuant to the Standards, and the G&N Committee has determined that the transactions are not “Related Person Transactions,” as defined in the Related Person Transaction Policy:

Craig A. Rogerson, a director of Ashland, is the Chairman, President and Chief Executive Officer of Hexion Inc. (“Hexion”). During fiscal 2020, Ashland paid Hexion approximately $2,299,000 for certain products and/or services, and Hexion paid Ashland approximately $506,000 for certain products and/or services.

Mark C. Rohr, a director of Ashland through May 21, 2020, is the former Executive Chairman and former Chief Executive Officer of Celanese Corporation (“Celanese”). During fiscal 2020, Ashland paid Celanese approximately $1,643,000, and Celanese paid Ashland approximately $4,962,000, for certain products and/or services.

Wetteny Joseph, a director nominee of Ashland, is the Senior Vice President and Chief Financial Officer of Catalent Inc. (“Catalent”). During fiscal 2020, Catalent paid Ashland approximately $1,254,000 for certain products and/or services.

There are no material proceedings to which any director, director nominee or executive officer of Ashland is a party adverse to Ashland or any of its subsidiaries or has a material interest adverse to Ashland or any of its subsidiaries.

There are no family relationships between any director of Ashland, executive officer of Ashland or person nominated or chosen to become a director or executive officer of Ashland.

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Related Person Transaction Policy

Federal securities laws require Ashland to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. There have been no transactions since October 1, 2019, nor is there any currently proposed transaction, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any related person had or will have a direct or indirect material interest. Ashland is also required to describe its policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to Ashland’s written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of any transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) Ashland is a participant and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between Ashland and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, Ashland’s directors and executive officers are required to identify annually, and on an as-needed basis, potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in Ashland’s proxy statement;

•

Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in Ashland’s proxy statement if the executive officer was a “named executive officer”;

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Ashland Common Stock and all stockholders receive the same benefit on a pro rata basis.

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Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, the Company’s directors and certain executive officers are required to report, within specified due dates, their initial ownership of the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company’s directors and all executive officers subject to the reporting requirements satisfied such requirements in full during fiscal 2020, other than (1) a late Form 4 for Ashok Kalyana reflecting his grant of restricted stock units and stock appreciation rights due to an administrative error; and (2) a Form 4/A for Jay V. Ihlenfeld reflecting incorrect RSU grants due to an administrative error.

Communication with Directors

The Board of Directors has established a process by which stockholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the General Counsel of Ashland, 8145 Blazer Drive, Wilmington, DE 19808. Communications directed to the Lead Independent Director will be reviewed by the General Counsel and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Ashland has a policy and practice of strongly encouraging all directors to attend the Annual Meeting. All of Ashland’s then current directors were present at the Annual Meeting held on January 30, 2020.

Executive Sessions of Directors

The independent directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit and Compensation Committees of the Board meet in executive session during every regular committee meeting. Other Board committees meet in executive session at the discretion of the committee members.

Stockholder Recommendations for Directors

The G&N Committee considers director candidates recommended by other directors, employees and stockholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Secretary of Ashland at 8145 Blazer Drive, Wilmington, DE 19808. Such suggestions should be received no later than September 1, 2021, to be considered by the G&N Committee for inclusion as a director nominee for the 2022 Annual Meeting. Suggestions for director candidates should include all information required by Ashland’s By-laws and any other relevant information, as to the proposed candidate. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee will review all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board of Directors. The G&N Committee shall select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s stockholders. Additionally, the G&N Committee shall seek director candidates who

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exhibit the following personal and professional qualifications: (1) significant experience in the chemical industry; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to Ashland’s global business and strategy; (5) an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with Ashland’s existing directors and management. Individuals recommended by stockholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means. During fiscal 2020, the G&N Committee engaged Russell Reynolds Associates, an independent executive and director search firm, to assist it in identifying and recruiting suitable director candidates. As a result of that engagement, Mr. Joseph was suggested to the G&N Committee by Russell Reynolds Associates. After consideration of Mr. Joseph’s qualifications by the G&N Committee and the full Board, both the G&N Committee and the Board approved the nomination of Mr.  Joseph for election to the Ashland Board at the Annual Meeting.

Stockholder Nominations of Directors

In order for a stockholder to nominate a director at an annual meeting who is not otherwise nominated by the G&N Committee, Ashland’s By-laws require that the stockholder must give written notice (as specified below) to the Secretary of Ashland not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Public disclosure may include a press release or be in a public filing with the SEC. The notice must contain the following information:

•	as to each stockholder proposing a nominee and any Stockholder Associated Person (as defined below),
i.	the class or series and number of shares of stock directly or indirectly held of record and beneficially by the stockholder proposing such business or Stockholder Associated Person;
ii.	the date such shares of stock were acquired;
iii.

a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the stockholder proposing such business, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing;

iv.

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such stockholder’s notice by, or on behalf of, the stockholder proposing such business or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder proposing such business or any Stockholder Associated Person with respect to shares of stock of Ashland (a “Derivative“);

v.

a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder proposing such business or Stockholder Associated Person has a right to vote any shares of stock of Ashland;

vi.

any rights to dividends on the stock of Ashland owned beneficially by the stockholder proposing such business or Stockholder Associated Person that are separated or separable from the underlying stock of Ashland;

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vii.

any proportionate interest in stock of Ashland or Derivatives held, directly or indirectly, by a general or limited partnership in which the stockholder proposing such business or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

viii.

any performance-related fees (other than an asset-based fee) that the stockholder proposing such business or Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of Ashland or Derivatives thereof, if any, as of the date of such notice (sections (i) through (viii), the “Stockholder Information“);

•

as to each stockholder proposing such nominee, the name and address of (i) any other beneficial owner of stock of Ashland that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner (each, a “Stockholder Associated Person“);

•	the name and address of each stockholder proposing such nominee, as they appear on Ashland’s books;

•	the name and address of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record of stock of Ashland entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and any Stockholder Associated Person or any of their respective affiliates or associates or other parties with whom they are acting in concert, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and each nominee were a director or executive of such registrant;

•

such other information regarding each nominee proposed by such stockholder and Stockholder Associated Persons as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board and a completed signed questionnaire, representation and agreement required by Section 3.02(c) of Ashland’s By-laws;

•

a representation as to whether such stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of Ashland’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

•	a representation that the stockholder shall provide any other information reasonably requested by Ashland; and

•	the executed written consent of each nominee to serve as a director of Ashland if so elected.

The chairman of any meeting of stockholders to elect directors and Ashland’s Board may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the stockholder fails to comply with the representations set forth in the notice.

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COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors currently has four committees: Audit Committee; Compensation Committee; EHS&Q Committee; and G&N Committee. All Committees are currently composed entirely of independent directors. During fiscal 2020, 10 meetings of the Board were held. Each incumbent director attended at least 75% of the total meetings of the Board and the Committees on which he or she served except Mr. Rogerson attended 60% of Board meetings and 67% of Committee meetings due to illness. Overall attendance at Board and Committee meetings was 93%. Listed below are the members of each of the four standing committees as of September 30, 2020.

Audit (2)	Compensation (2)	Environmental, Health, Safety and Quality (2)	Governance and Nominating (2)
Brendan M. Cummins	Brendan M. Cummins (1)	William G. Dempsey	William G. Dempsey (1)
Jay V. Ihlenfeld	Jerome A. Peribere	Jay V. Ihlenfeld	Susan L. Main
Susan L. Main (1)	Craig A. Rogerson	Craig A. Rogerson	Jerome A. Peribere
Ricky C. Sandler	Janice J. Teal	Janice J. Teal (1)	Ricky C. Sandler

(1)	Chair

(2)

Ms. Wilson-Thompson and Mr. Rohr retired from the Board on May 21, 2020. Prior to their retirement, each served on the Compensation and Governance and Nominating committees. Mr. Novo served on the Audit Committee until October 8, 2019 and the EHS&Q Committee until December 31, 2019.

Following are descriptions of the primary responsibilities of each committee and the number of meetings held during fiscal 2020. Each committee’s charter is available on Ashland’s website (http://investor.ashland.com).

Audit Committee	Number of Meetings in Fiscal 2020: 8

Summary of Responsibilities

•	Oversees Ashland’s financial reporting process, including earnings releases and the filing of financial reports.
•	Reviews management’s implementation and maintenance of adequate systems of internal accounting and financial controls (including internal control over financial reporting).
•	Evaluates the independence and performance of the independent auditors, who report directly to the Audit Committee.
•	Selects independent auditors based on qualification and independence and approves audit fees and services performed by independent auditors.
•	Reviews the effectiveness of Ashland’s legal and regulatory compliance programs.
•	Discusses the overall scope and plans for audits with both internal and independent auditors.
•	Reviews and investigates any matters pertaining to the integrity of executive management and oversees compliance by management with laws, regulations and the global code of conduct.
•	Establishes and maintains procedures for handling complaints regarding accounting and auditing matters.
•

Reviews and oversees Ashland’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to Ashland’s financial resources, capital structure and investments and uses of cash.

•

Reviews Ashland’s enterprise risk assessment and risk management policies, including Ashland’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such exposures.

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•

Evaluates and recommends actions regarding significant financial issues such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), past audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities.

•	Oversees funding and investment policy related to employee benefit plans.
•	Reviews performance and operation of internal audit, including the head of internal audit, and reviews adverse audit reports.
•	Reviews the Company’s information and cyber security risks and programs.

Compensation Committee	Number of Meetings in Fiscal 2020: 8

Summary of Responsibilities

•	Ensures Ashland’s executive compensation programs are appropriately competitive, supports organizational objectives and stockholder interests and emphasizes pay for performance linkage.
•	Evaluates and approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer.
•	Evaluates and approves compensation and sets performance criteria for compensation programs for all executives officers subject to Section 16 of the Exchange Act.
•	Oversees the execution of Chief Executive Officer and senior management development and succession plans, including HR-related business continuity plans.
•

Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or any other special or supplemental benefits covering any current or former executive officer.

•	Adopts, amends, terminates and performs other design functions for Ashland’s benefit plans.
•	Oversees the implementation and administration of Ashland’s compensation plans.
•	Monitors and evaluates Ashland’s compensation and benefits structure, providing guidance on philosophy, policy matters and excessive risk taking.
•	Oversees regulatory compliance on compensation matters, including Ashland’s policies on structuring compliance programs to preserve tax deductibility.
•	Oversees the preparation of the annual report on executive compensation.
•	Oversees the retention of compensation consultants, independent legal counsel or other advisors and determines independence of the same.

Environmental, Health, Safety and Quality Committee	Number of Meetings in Fiscal 2020: 4

Summary of Responsibilities

•

Oversees and reviews Ashland’s environmental, health and safety, quality and compliance policies, programs, practices and audits and any issues, as well as competitors’ activities and industry best practices.

•	Oversees and reviews environmental, health and safety regulatory trends, including Ashland’s overall compliance, remediation and sustainability efforts.
•

Oversees and reviews product safety and quality trends, issues and concerns which affect or could affect Ashland’s product safety or quality practices, including Ashland’s overall efforts related to product safety and quality.

•	Oversees, reviews and receives updates on Ashland’s policies regarding environmental, health, safety and quality compliance and business continuity risks.
•	Reports to the Board concerning implementation of environmental, health, safety and quality compliance policies and assists the Board in assuring Ashland’s compliance with those policies.

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Governance and Nominating Committee	Number of Meetings in Fiscal 2020: 6

Summary of Responsibilities

•	Recommends nominees for the Board of Directors and its Committees.
•	Reviews suggested potential candidates for the Board.
•	Recommends desirable size and composition of the Board and its Committees.
•	Recommends to the Board programs and procedures relating to director compensation, evaluation, retention and resignation.
•	Reviews corporate governance guidelines, corporate charters and proposed amendments to Ashland’s Certificate of Incorporation and By-laws.
•	Reviews transactions pursuant to the Related Person Transaction Policy.
•	Assists the Board in ensuring the Board’s independence as it exercises its corporate governance and oversight roles.
•	Oversees the evaluation of the Board.
•	Reviews the process for succession planning for the executive management of Ashland.
•	Reviews all Committee charters.
•	Reviews and makes recommendations to address stockholder proposals.
•	Oversees the administration of the equity plans and awards, solely with respect to non-employee directors.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee under those programs. This CD&A focuses on the compensation of our named executive officers for fiscal 2020, who were:

Name	Position
Guillermo Novo (1)	Chairman of the Board and Chief Executive Officer (“CEO”)
William A. Wulfsohn (2)	Former Chairman of the Board and Chief Executive Officer (“Former CEO”)
J. Kevin Willis	Senior Vice President and Chief Financial Officer (“CFO”)
Peter J. Ganz	Senior Vice President, General Counsel and Secretary
Min S. Chong	Senior Vice President and GM, Specialty Additives and Intermediates & Solvents
Osama M. Musa	Senior Vice President, Chief Technology Officer
Anne T. Schumann (3)	Former Senior Vice President, Chief Human Resources and Information Technology Officer
Vito J. Consiglio (4)	Former Senior Vice President, Chief Commercial Officer

(1)	On December 31, 2019, the Board elected Mr. Novo as the Company’s Chief Executive Officer and Chairman of the Board.

(2)	On December 31, 2019, Mr. Wulfsohn retired from Ashland as the Company’s Chief Executive Officer and Chairman of the Board.

(3)	On July 31, 2020, Ms. Schumann left the Company due to a reorganization of the Company.

(4)	On January 31, 2020, Mr. Consiglio left the Company due to the elimination of the Chief Commercial Officer position.

FISCAL YEAR 2020 ASHLAND PERFORMANCE

Fiscal 2020 was a transformative year for Ashland filled with difficult external conditions brought on by the COVID-19 pandemic.

During the second quarter of fiscal 2020, Ashland changed the manner in which it manages the business moving from a functionally led to a business led organization. This change recognizes that Ashland has a diverse portfolio of businesses with different value propositions for the markets Ashland serves. The organizational change allows Ashland to align its business models, resources and cost structure to the specific needs of each business and enable greater ownership and accountability for both short- and long-term performance. As a result, Ashland’s reportable segments include the consumer specialty businesses: Life Sciences and Personal Care & Household; the industrial specialty businesses: Specialty Additives and Performance Adhesives; and Intermediates and Solvents. Unallocated and Other includes corporate governance activities and certain legacy matters.

This new business-centric operational model required redesign of core operating systems and processes leading to a realignment in both the selling, general and administrative and research and development costs (SARD) associated with each business. In addition to the realignment of

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SARD, a productivity review with a focus on cost of goods sold (COGS) was also initiated. Ashland incurred severance expense of $51 million during fiscal 2020 associated with these SARD and COGS initiatives.

With regards to the COVID-19 pandemic, Ashland successfully navigated the uncertain environment throughout fiscal 2020. This included the execution of shelter in place, social distancing and deep cleaning process requirements. Through the balance of fiscal 2020, Ashland did not experience any additional major operating surprises, maintained a robust supply chain in a challenging environment, had strong safety performance in the face of unprecedented pressures and improved operating discipline across each of its businesses. The consumer specialties businesses showed resiliency in the face of difficult economic circumstances. The industrial specialties businesses and the Intermediates and Solvents business experienced downward pressure on demand as a result of the COVID-19 pandemic’s impact on those businesses end markets. However, Ashland’s overall liquidity remained strong and Ashland was more than able to meet its operating cash needs and other investing and financing cash requirements, including those Ashland believes are necessary to grow the business as economic conditions improve.

Key financial results for fiscal 2020 include:

•

Operating loss of $388 million in 2020 compared to income of $166 million in 2019. The 2020 loss was driven by a $530 million goodwill impairment charge associated with second quarter business realignment discussed above and is also included in the loss from continuing operations and net loss for fiscal 2020 discussed below.

•	Loss from continuing operations of $491 million in 2020 compared to income of $24 million in 2019.

•

Net loss of $508 million in 2020 compared to income of $505 million in 2019. Fiscal 2019 includes a $372 million gain on disposal associated with the August 30, 2019 sale of the Composites business and the Marl facility to INEOS.

•	Adjusted EBITDA of $528 million in 2020 compared to $532 million in 2019.

In the year ahead we expect to continue to improve our operational performance as a result of our new business model and deliver cost reductions and margin expansion associated with our SARD and COGS initiatives, while keeping disciplined capital allocation to align with our strategy to generate strong free cash flow.

FY2020 Financial Results

(In millions)	2020	2019
Sales
Life Sciences	$708	$732
Personal Care & Household	615	651

Consumer Specialties	1,323	1,383

Specialty Additives	589	654
Performance Adhesives	310	345

Industrial Specialties	899	999

Intermediates and Solvents	129	160
Intersegment sales	(25)	(49)

	$2,326	$2,493

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(In millions)	2020	2019
Operating income (loss)
Life Sciences	$123	$114
Personal Care & Household	(296)	85

Consumer Specialties	(173)	199

Specialty Additives	(132)	18
Performance Adhesives	56	58

Industrial Specialties	(76)	76

Intermediates and Solvents	(10)	28
Unallocated and other	(129)	(137)

	$(388)	$166

EBITDA (1)
Life Sciences	$183	$175
Personal Care & Household	(219)	164

Consumer Specialties	(36)	339

Specialty Additives	(51)	137
Performance Adhesives	71	72

Industrial Specialties	20	209

Intermediates and Solvents	4	41
Unallocated and other	(129)	(134)

	$(141)	$455

Adjusted EBITDA (1)
Life Sciences	$195	$175
Personal Care & Household	150	164

Consumer Specialties	345	339

Specialty Additives	143	150
Performance Adhesives	71	72

Industrial Specialties	214	222

Intermediates and Solvents	13	41
Unallocated and other	(44)	(70)

	$528	$532

(1)	EBITDA and Adjusted EBITDA are non-GAAP measures and are reconciled to net income for Ashland and operating income for each segment in Appendix A.

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COMPENSATION PHILOSOPHY AND PROGRAM DESIGN PRINCIPLES

Compensation Philosophy and Executive Compensation Program Objectives

Our executive compensation program is designed to create a pay-for-performance culture by aligning compensation to the achievement of our financial and strategic objectives and our stockholders’ interests. We strive to provide our NEOs with a compensation package that is aligned with our Compensation Peer Group (as defined below), with the expectation, based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information, that above-target performance will result in above-median pay and below-target performance will result in below-median pay. The Compensation Committee annually reviews the base salaries and the annual and long-term target incentive opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services.

The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are to:

Align the interests of management with our stockholders

To closely align the interests of management with the interests of our stockholders, a significant portion of each executive’s compensation is equity-based and is linked to building long-term stockholder value through the achievement of the financial and strategic objectives of Ashland.

Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features so that unnecessary or excessive risk is not encouraged.

Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay

Compensation should be competitive with those organizations with which we compete for top talent and attract and retain executive officers with the skills, experience and motivation to achieve stated Company objectives.

Integrate with our performance management process of goal-setting and formal evaluation	Target-level goals should be aligned with the annual operating plan and be considered stretch yet achievable, based on an annual assessment of business conditions for the performance period.
Be straightforward and transparent in its design	Clearly describe all elements of our executive compensation programs, individually and in the aggregate, for our shareholders and other interested parties.

ELEMENTS OF COMPENSATION AND LINK TO COMPANY PERFORMANCE

Primary Compensation Elements

We have three primary elements of total direct compensation—base salary, annual incentive and long-term incentive. Our long-term incentive is delivered through Performance Units (“PUs” or “Performance Units”), Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”).

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The majority of our NEOs’ compensation is performance-based and not guaranteed. The following table summarizes the key elements of our executive compensation program and describes why each element is provided:

	Base Salary	Annual Incentive	PUs	SARs	RSUs
Who Receives	All NEOs

When Granted / Received or Reviewed	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance Period	Ongoing	1 Year	3 Years

How Payout is Determined	Compensation Committee judgment based on review of market and other factors	Formulaic; Compensation Committee verifies performance before payout	Formulaic; Compensation Committee verifies performance before payout	Stock price on exercise/vest date

Most Recent Performance Measure	N/A	Adjusted EBITDA and FCF (1) with a safety modifier	Return on Net Assets (“RONA”) and relative Total Shareholder Return (“RTSR”) (2)	Stock price appreciation

What is Incentivized	Balance against excessive risk taking	Deliver on annual strategic objectives	Deliver on long-term strategic objectives; outperform peers	Increase stock price	Balance against excessive risk-taking and retention

(1)

Adjusted EBITDA and FCF, in each case, as used for purposes of our Annual Incentive Plan, and Adjusted RONA, as used for purposes of our Long-Term Incentive Performance Plan, are non-GAAP measures. Other than Adjusted RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. Adjusted RONA is a non-GAAP measure and will be reconciled when the long-term incentive performance plan is scored.

(2)	For current open PU plans, metrics used are Earnings per Share and RTSR (2019-2021) and Adjusted RONA and RTSR (2020-2022 and 2021-2023).

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Overall Pay Mix

As illustrated in the charts below, we place a significant emphasis on performance-based compensation (annual and long-term) so that a substantial percentage of each NEO’s total direct target compensation is contingent on the successful achievement of our financial and strategic goals, in accordance with our compensation philosophy.

Fiscal Year 2020 Total Direct Compensation Mix

USE OF COMPARATOR PEER GROUPS

The Compensation Committee primarily uses two comparator groups as part of its executive compensation process. The “Compensation Peer Group” is used to assess the competitiveness of our NEOs’ compensation and the “Performance Peer Group” is used in limited circumstances in evaluating our stock performance.

Compensation Peer Group

The Compensation Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high-performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against executive compensation at a number of companies with which we compete for executive talent. Factors used to determine the companies included in the analysis and how the data is used is set forth below:

Considerations used to choose peer group	How we use the peer group information

✓ Comparable revenue size ✓ Global operations ✓ Chemical industry ✓ Market capitalization

✓   Input in developing base salary ranges, annual incentive target opportunities and long-term incentive awards

✓   Assess competitiveness of total direct compensation

✓   Determine form and mix of equity

✓    Input to designing compensation plans, benefits and perquisites

Our Compensation Committee annually reviews the Compensation Peer Group and determines, with input from its independent compensation consultant, whether any changes are appropriate. During this annual review, the Compensation Committee considers whether the Compensation Peer Group companies remain appropriate from a business and talent perspective.

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The fiscal 2020 Compensation Peer Group used for market assessment of compensation included the following companies:

Company	Revenue as of 6/30/20 ($M)	Company	Revenue as of 6/30/20 ($M)
Olin Corporation	$6,789	H.B. Fuller Company	$3,001
Celanese Corporation	$6,554	New Market Corporation	$2,237
The Chemours Company	$6,284	Stepan Corporation	$1,984
RPM International Inc.	$5,521	W.R. Grace & Co.	$1,970
FMC Corporation.	$4,812	Kraton Corporation	$1,966
Axalta Coating Systems Ltd	$4,643	Element Solutions, Inc.	$1,928
International Flavors & Fragrances, Inc.	$4,344	Innospec Inc.	$1,505
Avient Corporation	$3,532	Sensient Technologies Corporation	$1,378
Albemarle Corporation	$3,385	Ingevity Corporation	$1,175
Cabot Corporation	$3,369

Additionally, competitive pay data was gathered from the Towers Watson CDB General Industry Executive Compensation Survey. The data from the survey is scoped to Ashland’s industry and adjusted to Ashland’s revenue size.

Performance Peer Group

In fiscal 2020 the Compensation Committee utilized the entire S&P 400 index as our performance peer group (the “Performance Peer Group”). We believed the Performance Peer Group was an appropriate measure of our relative TSR, reflecting Ashland’s performance compared to the broader stock market and provides transparency to our investors and incentive plan participants. Our Performance Peer Group is used solely for assessing relative TSR performance for our PUs.

FISCAL YEAR 2020 COMPENSATION STRUCTURE DECISIONS

Our Compensation Committee reviews the base salaries and the annual and long-term target opportunities of our NEOs annually to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information.

Overview of CEO Compensation for fiscal 2020

Compensation of Mr. Novo as of the start date of December 31, 2020

•	Base salary upon hire was lower than previous CEO

•	Sign-on bonus upon start date

•	Annual target incentive compensation opportunity remained the same as the previous CEO

•	Long-term target incentive compensation opportunity remained the same as the previous CEO

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Base Salary

The Compensation Committee considers each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s behavior measured against key competencies and corporate values and competitiveness in the market, in making base salary decisions.

When evaluating Mr. Novo’s base salary upon joining Ashland, the Compensation Committee reviewed the market data provided by its independent compensation consultant and, in executive session without management present, recommended a base salary for Mr. Novo.

The Compensation Committee also reviewed the market data provided by its independent compensation consultant in connection with the merit recommendations submitted by Mr. Novo for each NEO other than himself. The Compensation Committee approved no increases for Messrs. Willis, Ganz, Musa and Ms. Schumann, based on its review of the market data for companies of similar size after Ashland completed the disposition of its Composites business and Marl facility.

Base salaries, effective April 2020, were as follows:

NEO	FY2019 Base Salary ($)	FY2020 Base Salary ($)	Increase (%)
Guillermo Novo (1)	N/A	1,050,000	N/A
William A. Wulfsohn	1,189,000	N/A	N/A
J. Kevin Willis	598,150	598,150	0
Peter J. Ganz	561,550	561,550	0
Min S. Chong (2)	N/A	388,000	N/A
Osama M. Musa	494,596	494,596	0
Anne T. Schumann	484,100	484,100	0
Vito J. Consiglio (2)	518,811	N/A	0

(1)	In addition, Mr. Novo received a cash sign-on bonus of $1,000,000 that was paid on December 31, 2019.

(2)

Mr. Wulfsohn left the Company on December 31, 2019 and was not eligible for the merit review process. Mr. Chong joined the Company on January 1, 2020, therefore, he was not eligible for a merit increase in April 2020. Mr. Consiglio left the Company on January 31, 2020 and was not eligible for the merit review process.

Annual and Long-Term Incentive Target Opportunities

Each year, the Compensation Committee reviews the annual and long-term target incentive opportunities to ensure alignment with our compensation philosophy and competitive practice. Annual and long-term target incentive opportunities remained the same for all NEO’s for fiscal 2020 except for Dr. Musa. Dr. Musa’s target long-term incentives were increased to align better with market competitive practice.

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NEO	FY2019 Target Annual Incentive (% of Base Salary)	FY2020 Target Annual Incentive (% of Base Salary)	Target Annual Incentive Change (%)	FY2019 Target LTI (% of Base Salary)	FY2020 Target LTI (% of Base Salary)	Target LTI Increase (%)
Guillermo Novo	N/A	120	N/A	N/A	400	N/A
William A. Wulfsohn	120	120	0	400	400	0
J. Kevin Willis	90	90	0	225	225	0
Peter J. Ganz	75	75	0	150	150	0
Min S. Chong	N/A	55	N/A	N/A	85	N/A
Osama M. Musa	75	75	0	85	150	65
Anne T. Schumann	75	75	0	150	150	0
Vito J. Consiglio	75	75	N/A	150	150	0

FISCAL YEAR 2020 INCENTIVE PLAN DESIGNS AND PERFORMANCE-RELATED PAYOUTS

Annual and Long-Term Incentive Metrics and Goals

Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Compensation Committee annually approves the financial performance metrics that will be used to measure performance in our annual and long-term incentive arrangements as well as the relative weighting that will be assigned to each metric.

The Compensation Committee then approves threshold, target and maximum performance levels for each performance metric. The Compensation Committee seeks to establish corporate performance goals that are challenging yet attainable. For our fiscal 2020 Annual Incentive Plan (the “Annual Incentive Plan”) and Long-Term Incentive Performance Plan (“LTIPP”), the Compensation Committee approved the following performance metrics in November 2019 for the reasons noted below:

Performance Metric	Reason for Selection
Adjusted Earnings Before Interest Depreciation and Amortization (“EBITDA”) (1)	An indicator of Ashland’s • Profitability • Ability to optimize cash flow and stockholder value

Free Cash Flow (“FCF”) (1)	• An important indicator of Ashland’s ability to optimize cash flow and value

Total Preventable Recordable Rate (“TPRR”)	• Reflects the importance of safety matters within Ashland

Return on Net Assets (“RONA”) (1)	• Committed to include a return metric

Relative Total Shareholder Return (“TSR”)	• Measures performance against our Performance Peer Group and stockholder value creation. This was converted from a modifier to a standalone metric.

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(1)

Adjusted EBITDA and FCF, in each case, as used for purposes of our Annual Incentive Plan, and RONA, as used for purposes of our LTIPP, are non-GAAP measures. Other than RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. RONA will be reconciled when the long-term incentive performance plan is scored.

Adjustments to Reported Financial Results

The Compensation Committee reviews our financial performance following the end of the fiscal year and determines the financial performance score. The Compensation Committee retains the authority to adjust our reported financial results for items causing significant differences from assumptions contained in our annual operating plan. This year’s adjustments include goodwill impairment, restructuring and severance costs for significant business model redesign events, inventory control measures, certain environmental reserve adjustments, unrealized gain on securities, accelerated amortization of debt issuance costs, debt financing costs, uncertain tax positions, other tax reform related activities and foreign exchange variance outside a 5% corridor. The Compensation Committee has adopted a set of guidelines to help it evaluate potential adjustments. Adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions that support the annual operating plan, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth.

Fiscal Year 2020 Annual Incentive Plan

Fiscal Year 2020 Annual Incentive Plan Design

For fiscal 2020, the NEOs, including the CEO, participated in the Annual Incentive Plan, which is designed to reward executives for the achievement of EBITDA growth and for delivering value through FCF, with an additional safety modifier based on the TPRR for overall employee safety performance. The Company removed the cost savings modifier for the senior leadership’s incentive due to achievement of the cost savings goals. The fiscal 2020 goals for each metric were established as indicated below:

Performance Levels	Adjusted EBITDA ($, millions)	FCF ($, millions)	Payout Curve (%)
Threshold	486.4	172.9	50
Target	561.2	230.5	100
Maximum	658.0	276.6	200

TPRR, the rate of injuries per 100 employees in a work year, is used as a safety modifier that may modify the total percentage of the annual incentive target amount earned by adding or deducting up to 10 percentage points based on Ashland’s TPRR performance. The safety modifier may not increase the incentive paid above 200% of target. For fiscal 2020, we set our TPRR targets so as to require improved safety relative to our fiscal 2019 targets, as we continue to emphasize focus on Zero Incident Culture within Ashland.

TPRR Goals
Target 14% Improvement over Three-Year Rolling Avg.	Neutral No Adjustment	Unacceptable 20% Increase over Three-Year Rolling Avg.
.92 or less	.93—1.27	1.28 or greater

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Fiscal Year 2020 Annual Incentive Performance

The table below shows the adjusted fiscal 2020 performance compared to the pre-established financial performance targets:

Metric	Weighting (%)	Target ($, millions)	Adjusted Performance ($, millions)	Payout (% of Target)	Combined Weighted Payout (% of Target)	Combined Weighted Payout with Safety Modifier (%)
Adjusted EBITDA (1)	80	561.2	528	77.5	77.6	87.6
FCF (2)	20	205	203.0	77.9

(1)	See Appendix A for a reconciliation of Adjusted EBITDA to Net Income (Loss).

(2)	See Appendix A for a reconciliation of FCF to cash flows provided by operating activities from continuing operations.

The fiscal 2020 TPRR was .70 resulting in a +10% adjustment to the target bonus opportunity.

Fiscal Year 2020 Annual Incentive Payout

Based on the performance outlined above, the Compensation Committee approved the following annual incentive awards for the NEOs:

NEO	Annual Incentive Target Amount ($)	Percent of Annual Incentive Target Earned (%)	Safety Modifier Percentage Points Earned	Percent of Annual Incentive Target Earned (%)	FY2020 Annual Incentive Award Value ($)
Guillermo Novo (1)	1,260,000	77.6	10 pts	87.6	1,103,508
William A. Wulfsohn (2)	1,426,800	77.6	10 pts	87.6	314,105
J. Kevin Willis	538,335	77.6	10 pts	87.6	471,474
Peter J. Ganz	421,163	77.6	10 pts	87.6	368,855
Min S. Chong (3)	213,400	77.6	10 pts	87.6	139,917
Osama M. Musa	370,947	77.6	10 pts	87.6	324,876
Anne T. Schumann (4)	363,075	77.6	10 pts	87.6	264,985
Vito J. Consiglio (5)	389,108	77.6	10 pts	87.6	114,525

(1)	Mr. Novo started with the Company December 31, 2019 and he is eligible for twelve months incentive payout as approved by the Compensation Committee.

(2)	Mr. Wulfsohn left the Company on December 31, 2019 and he is eligible for three months incentive payout.

(3)	Mr. Chong started with the Company on January 1, 2020 and he is eligible for nine months incentive payout.

(4)	Ms. Schumann left the Company on July 31, 2020 and she is eligible for ten months incentive payout.

(5)	Mr. Consiglio left the Company on January 31, 2020 and he is eligible for four months incentive payout.

Long-Term Incentive Plan

LTI Plan Design

Our Long-Term Incentive Plan (“LTI”) for our NEOs is composed of 50% in the form of PUs, 25% in the form of SARs, and 25% in the form of RSUs. We grant executives a mix of types of equity awards

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to provide an effective balance between performance and retention. This design aligns the executives’ interests and long-term strategies with the interests of stockholders. LTI targets are expressed as a percentage of base salary and, in the case of PUs and RSUs, are converted to a number of shares using the average of closing prices of Ashland Common Stock for the 20 business days ended September 30 of the applicable fiscal year. The number of SARs granted is determined as described below.

PUs—Long-Term Incentive Performance Plan

In fiscal 2020, our LTIPP was designed to reward executives for achieving long-term performance that meets or exceeds adjusted RONA and relative TSR performance.

PUs vest at the end of the three-year performance period and the NEOs will earn a number of shares based upon achievement of the performance metrics at the end of the performance period. Upon vesting, PUs convert into shares of Ashland Common Stock on a one-for-one basis. Grants under the LTIPP are not adjusted for, nor entitled to receive, cash dividends during the performance period.

SARs

SARs are considered “at risk” since they have no value unless our stock price appreciates during the term of the SAR. SARs expire on the tenth anniversary from the date of grant and vest over a three-year period as follows—50% vest on the first anniversary of the grant date and 25% vest on each of the second and third anniversaries of the grant date. No dividends are payable on SARs. The number of SARs granted is based on the Black-Scholes value calculated using the 20-day average closing price of Ashland Common Stock prior to fiscal year end. At the time of exercise, the holder will be entitled to receive shares of Ashland Common Stock for each share subject to a SAR with a fair market value equal to the excess of the fair market value per share of Ashland Common Stock at the time of exercise over the price per share of Ashland Common Stock at the time of grant.

RSUs

RSUs provide strong retentive value, while still providing alignment with stockholder value creation. Our annual RSU grants generally vest in equal installments on each anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents are paid as additional shares of Ashland Common Stock.

Fiscal Year 2020-2022 LTIPP Design

In November 2019, the Compensation Committee reviewed and approved the performance metrics and target performance levels for the fiscal 2020-2022 LTIPP.

PUs for the fiscal 2020-2022 LTIPP will be measured by: Return on Net Assets (“RONA”) and Relative Total Shareholder Return (“RTSR”). RONA is defined as Net Operating Profit After Tax divided by (Current Assets – Cash – (Current Liabilities – Short Term Debt) + PP&E).

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Forty percent of the performance units will be earned based on a three-year average RONA metric. Awards between the levels below will be pro-rated.

Performance Level	3 Year Average RONA	Payout % of Target
Threshold	11.2%	50%
Target	13.7%	100%
Maximum	16.2%	200%

Sixty percent of the performance units will be earned based on Ashland TSR performance versus the S&P400. Awards between the levels below will be pro-rated.

TSR Performance Relative to S&P400	Award Earned % of Target
75th percentile or above	200%
Between median and 75th percentile	100%
Between 25th percentile and median	50%
Below 25th percentile	0%

Fiscal Year 2018-2020 LTIPP Performance Results and Payment

PUs for the fiscal 2018–2020 LTIPP were earned based on adjusted EPS performance compared against goals established at the beginning of the three-year performance cycle and modified by TSR performance over such period.

Adjusted EPS was measured for each of the three years and on a cumulative three-year basis. Adjusted EPS performance for FY2018, FY2019, FY2020 was equally weighted at 25% for each of these periods. The adjusted EPS goals are set forth in the table below.

Performance Level	Adjusted EPS Achieved (CAGR)	Award Earned (as a % of Target)
Threshold	5.0%	25
	10.0%	50
Target	15.0%	100
	20.0%	150
Maximum	25.0%	200

The total award earned based on the four adjusted EPS measurements was then modified based on Ashland’s three-year relative TSR performance compared against the S&P 500 as set forth below.

TSR Performance Relative to the S&P 500	Adjustment to Earned Award
At or Below 25th Percentile	Decreased by 25%
In between 25th and 75th Percentile	No Adjustment
At or Above 75th Percentile	Increased by 25%

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The fiscal 2018-2020 LTIPP payout of 56.8% of target was approved by the Compensation Committee in November 2020 for the performance period of October 1, 2018 to September 30, 2020. Ashland’s relative TSR performance of 46th percentile for the three-year performance cycle resulted in no adjustment to final payout.

Performance		Adjusted EPS for Incentive Compensation					Payouts

Levels	Growth Goals	Base	2018	2019	2020	Cumulative	% of Target

Threshold	5.0%	$2.70	$2.84	$2.98	$3.13	$8.95	25.0%
	10.0%	$2.70	$2.97	$3.27	$3.59	$9.83	50.0%

Target	15.0%	$2.70	$3.11	$3.57	$4.11	$10.79	100.0%
	20.0%	$2.70	$3.24	$3.89	$4.67	$11.80	150.0%

Maximum	25.0%	$2.70	$3.38	$4.22	$5.27	$12.87	200.0%

Adjusted EPS (1)			$3.58	$2.55	$2.89	$9.02

Resulting Annual Payout			200%	0%	0%	27%

3 Year Payout							56.8%

	TSR Score	Payout

TSR Modifier	46 percentile	0.0%

(1)	See Appendix A for a reconciliation of adjusted EPS to diluted EPS from continuing operations.

The NEOs earned the following for the fiscal 2018-2020 performance period, resulting in the payouts set forth below:

NEO	Number of LTIPP Units Granted	LTIPP Award as a % of Target	Number of Units Earned (#)	Payout Amount ($) (1)
Guillermo Novo	N/A	N/A	N/A	N/A
William A. Wulfsohn	28,013	56.8	15,911	1,263,334
J. Kevin Willis	10,300	56.8	5,850	464,490
Peter J. Ganz	6,400	56.8	3,635	288,619
Min S. Chong	N/A	N/A	N/A	N/A
Osama M. Musa	3,150	56.8	1,789	142,047
Anne T. Schumann	3,025	56.8	1,770	140,538
Vito J. Consiglio	1,478	56.8	840	66,696

(1)	Based on the Ashland Common Stock price on November 18, 2020 of $79.40, the day the PUs vested.

Equity Awards Granted in Fiscal Year 2020

Fiscal Year 2020 Equity Grant

We typically grant annual equity awards during the first quarter of each fiscal year. The equity grant date is never selected or changed to increase the value of equity awards for executives.

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The Compensation Committee approved the annual grants shown in the table below in the first quarter of fiscal 2020.

NEO	Target FY2020 Equity Award (as a % of Base Salary)	Target FY2020 Equity Award ($)	Target FY2020 - 2022 PU Award ($)	Target FY2020 - 2022 PU Award (#)	SAR Award ($)	SAR Award (#)	RSU Award ($)	RSU Award (#)
Guillermo Novo (1)	400	4,200,000	2,100,000	27,358	1,005,000	70,047	1,050,000	13,679
William A. Wulfsohn (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
J. Kevin Willis	225	1,345,800	672,900	8,850	336,450	22,100	336,450	4,450
Peter J. Ganz	150	842,300	421,150	5,550	210,575	13,850	210,575	2,800
Min S. Chong (3)	85	285,646	142,823	1,869	71,412	4,785	71,412	934
Osama M. Musa	150	741,900	370,950	4,900	185,475	12,200	185,475	2,450
Anne T. Schumann	150	726,200	363,100	4,800	181,550	11,950	181,550	2,400
Vito J. Consiglio	150	778,200	389,100	5,150	194,550	12,800	194,550	2,600

(1)

In addition to the annual grants mentioned above, Mr. Novo received two sign-on grants: (i) $2 million grant of time-vested RSUs of 26,326 that will vest in equal installments on December 15, 2020, December 15, 2021 and December 15, 2022 and (ii) a $2 million grant of performance-based RSUs of 26,326 with a three-year performance period from January 1, 2020 through December 15, 2022 that will vest 100% on December 15, 2022. The performance-based metric used will be relative TSR compared to the S&P 400.

(2)	Due to Mr. Wulfsohn’s retirement date of December 31, 2019, he did not receive an annual grant.

(3)

Mr. Chong also received two sign-on grants: (i) $500,000 grant of time-vested RSUs of 6,514 vesting 100% on January 2, 2024 and (ii) $200,000 grant of time-vested RSUs of 2,606 vesting 100% on January 2, 2023. Mr. Chong’s annual grant was pro-rated from his start date of January 1, 2020.

FISCAL YEAR 2021 COMPENSATION DECISIONS

The Compensation Committee approved EBITDA and EBITDA margin as the metrics for the annual incentive program for fiscal 2021. Additionally, the mix of the long-term incentive program has been modified to eliminate the use of SARs and provide annual grants to NEOs in the form of 60% PUs and 40% RSUs.

CEO TRANSITION

On October 8, 2019, Ashland announced that the Board elected Guillermo Novo to serve as the Company’s Chief Executive Officer, effective December 31, 2019. Mr. Novo was also elected Chairman of the Board, effective December 31, 2019. Mr. Novo succeeded Mr. Wulfsohn who stepped down as Chairman and Chief Executive Officer effective December 31, 2019.

Offer Letter with Mr. Novo

Mr. Novo entered into an offer letter with Ashland, dated October 8, 2019 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Novo receives an annual base salary of $1,050,000, an annual target incentive opportunity pursuant to Ashland’s incentive compensation plan equal to 120% of base salary (with a maximum amount equal to 200% of base salary) and annual grants pursuant to Ashland’s LTI with a target value equal to 400% of base salary, subject to the discretion of the Compensation Committee in each year, with such initial annual long-term incentive award to be granted in January 2020 and allocated as 50% PUs, 25% SARS and 25% RSUs. The Offer Letter also provides that Mr. Novo is eligible for certain other benefits, including relocation benefits, financial planning assistance, an annual executive physical exam and other benefits provided to Ashland’s senior executives.

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In addition, promptly following the commencement of Mr. Novo’s employment with Ashland, Mr. Novo received (1) a sign-on cash award of $1 million and (2) a sign-on equity award consisting of (a) RSUs which vest in equal installments on each of December 15, 2020, 2021 and 2022, with a value equal to $2 million as of the date of the Offer Letter and (b) performance-based RSUs with a performance period ending on December 15, 2022 and a target value equal to $2 million as of the date of the Offer Letter.

Mr. Novo is entitled to severance payments and benefits pursuant to the Ashland Severance Pay Plan upon a termination without “cause” (as defined in the Offer Letter). For a description of the Severance Pay Plan, see the section entitled “Potential Payments Upon Termination or Change in Control – Severance Pay Plan.”

In addition, upon a termination “without cause” or a resignation for “good reason” (as defined in the Offer Letter) at any time prior to December 31, 2022, Mr. Novo is entitled to the payments and benefits provided under the Severance Pay Plan as in effect on the date of the Offer Letter, as well as (1) a pro-rata annual incentive compensation payment for the year of termination based on actual performance and (2) COBRA continuation coverage at Ashland’s cost for a minimum of 20 weeks. Upon a termination of employment by Ashland for any reason other than for “cause,” or upon Mr. Novo’s resignation for “good reason” or “retirement” (as defined in the Offer Letter), in each case, prior to December 31, 2022, Mr. Novo will additionally be entitled to pro-rata vesting of any outstanding equity-based awards, with performance-based awards settled after the end of the applicable performance period based on actual performance.

Mr. Novo also entered into a change in control agreement. For a description of the benefits under the change in control agreement, see the section entitled “Potential Payments Upon Termination or Change in Control – Executive Change in Control Agreements.”

Letter Agreement with Mr. Wulfsohn

Ashland and Mr. Wulfsohn entered into a letter agreement, dated October 8, 2019 (the “Wulfsohn Letter Agreement”), under which Mr. Wulfsohn continued to serve as Chief Executive Officer and Chairman of the Board until December 31, 2019 in accordance with his current terms and conditions of employment. Mr. Wulfsohn will not receive any additional equity-based awards after the date of the Wulfsohn Letter Agreement. Pursuant to the Wulfsohn Letter Agreement, as of December 31, 2019, Mr. Wulfsohn entered into a Separation Agreement and General Release pursuant to which Mr. Wulfsohn receives (1) a lump-sum severance payment equal to two years of base salary, in accordance with the terms of the Severance Pay Plan, (2) 20 weeks of continued coverage under Ashland’s medical and dental plans at no cost, (3) a pro-rata short term incentive payment for fiscal 2020, based on actual performance and paid at the time short-term incentive payments are generally made, (4) a pro-rata payment with respect to outstanding PUs, based on actual performance and payable in accordance with the terms of such awards, (5) pro-rata accelerated vesting of outstanding RSUs and SARs and (6) certain other benefits, including outplacement and financial planning expense reimbursements.

Under the terms of the Separation Agreement and General Release, Mr. Wulfsohn provided a general release of claims and agreed to non-competition and non-solicitation of customers and employees restrictions for the two-year post-termination period. The Separation Agreement and General Release also contains customary restrictive covenants related to confidential information, company property, and non-disparagement.

GENERAL COUNSEL TRANSITION

On May 22, 2020, Ashland announced that the Board appointed Yvonne Winkler von Mohrenfels to serve as General Counsel and Secretary effective January 1, 2021. Ms. Winkler von Mohrenfels is succeeding Peter J. Ganz, who will retire from Ashland effective December 31, 2020.

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Letter Agreement with Mr. Ganz

Ashland and Mr. Ganz entered into a letter agreement, dated May 19, 2020 (the “Ganz Letter Agreement”). Under the Ganz Letter Agreement, Mr. Ganz will continue to serve in his current capacity until December 31, 2020 in accordance with his current terms and conditions of employment. Pursuant to the Ganz Letter Agreement, upon his retirement, Mr. Ganz will be offered a Severance Agreement and General Release pursuant to which Mr. Ganz will be entitled to receive (1) a lump sum severance payment equal to 78 weeks of base salary, in accordance with the terms of Ashland’s Severance Pay Plan, (2) 27 weeks of continued coverage under Ashland’s medical and dental plans at no cost, in accordance with the terms of Ashland’s Severance Pay Plan, (3) a pro-rata short term incentive payment for fiscal 2021, based on actual performance and paid at the time short term incentive payments are generally made, (4) pro-rata vesting with respect to outstanding PUs, based on actual performance and payable in accordance with the terms of such awards, (5) pro-rata accelerated vesting of outstanding RSUs and SARs and (6) certain other benefits, including outplacement and financial planning expense reimbursements.

Under the terms of the Severance Agreement and General Release, Mr. Ganz will provide a general release of claims and agree to non-competition restrictions for an 18-month post-termination period. The Severance Agreement and General Release will also contain customary restrictive covenants related to confidential information, company property, and non-disparagement.

Consulting Agreement

In addition, Ashland and Mr. Ganz entered into a separate, two-year consulting agreement, dated May 19, 2020 (the “Consulting Agreement”) and effective as of January 1, 2021, pursuant to which Mr. Ganz will advise Ashland on certain matters with which he is familiar as a result of his employment. Pursuant to the Consulting Agreement, Mr. Ganz will receive a $1,000,000 grant of RSUs, which will vest in two equal tranches during the two-year consulting period.

CHIEF HUMAN RESOURCES OFFICER TRANSITION

Effective July 31, 2020, Anne T. Schumann stepped down as Senior Vice President, Chief Human Resources and Information Technology Officer of Ashland.

Ms. Schumann entered into a Separation Agreement and General Release pursuant to which Ms. Schumann received (1) a lump sum severance payment equal to 78 weeks of base salary, in accordance with the terms of Ashland’s Severance Pay Plan, (2) 52 weeks of continued coverage under Ashland’s medical and dental plans at no cost, in accordance with the terms of Ashland’s Severance Pay Plan, (3) a knowledge transfer bonus of $100,000 for assistance with transition of workload prior to departing; (4) a pro-rata short term incentive payment for fiscal 2020, based on actual performance and paid at the time short term incentive payments are generally made, (5) pro-rata vesting with respect to outstanding PUs, based on actual performance and payable in accordance with the terms of such awards, (6) pro-rata accelerated vesting of outstanding RSUs and SARs and (7) certain other benefits, including outplacement and financial planning expense reimbursements.

Under the terms of the Separation Agreement and General Release, Ms. Schumann signed a general release of claims and agreed to non-competition and non-solicitation of customers and employees restrictions for an 18-month post-termination period. The Separation Agreement and General Release also contains customary restrictive covenants related to confidential information, company property, and non-disparagement.

CHIEF COMMERCIAL OFFICER TRANSITION

Effective January 31, 2020, Vito J. Consiglio left the Company due to the elimination of the Chief Commercial Officer position.

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Mr. Consiglio entered into a Separation Agreement and General Release pursuant to which Mr. Consiglio received (1) a lump sum severance payment equal to 78 weeks of base salary, in accordance with the terms of Ashland’s Severance Pay Plan, (2) 20 weeks of continued coverage under Ashland’s medical and dental plans at no cost, in accordance with the terms of Ashland’s Severance Pay Plan, (3) a pro-rata short term incentive payment for fiscal 2020, based on actual performance and paid at the time short term incentive payments are generally made, (4) pro-rata vesting with respect to outstanding PUs, based on actual performance and payable in accordance with the terms of such awards, (5) pro-rata accelerated vesting of outstanding RSUs and SARS and (6) certain other benefits, including outplacement and financial planning expense reimbursements.

Under the terms of the Separation Agreement and General Release, Mr. Consiglio signed a general release of claims and agreed to non-competition and non-solicitation of customers and employees restrictions for an 18-month post-termination period. The Separation Agreement and General Release also contains customary restrictive covenants related to confidential information, company property, and non-disparagement.

CORPORATE GOVERNANCE

Maintaining Best Practices Regarding Executive Compensation

Our Compensation Committee intends to compensate our NEOs consistent with the objectives and design principles previously outlined. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with stockholder interests:

Compensation Committee Practices

Independence of Committee Members

The Compensation Committee members satisfy the NYSE independence standards, are “non-employee directors” under SEC rules and satisfy the requirements of an “outside director” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Independent Compensation Consultant	The Compensation Committee retains and annually reviews the independence of its compensation consultant.
Annual Risk Assessment

The Compensation Committee conducts an annual risk assessment of our executives, management, and sales incentive compensation plans and designs plans and programs so they are aligned with our compensation philosophy and do not encourage excessive risk taking.

Compensation at Risk	We grant a high percentage of at-risk compensation. We believe this is essential to creating a pay-for-performance culture.
Stock Ownership Guidelines

In fiscal 2020, the Compensation Committee revised the stock ownership guidelines to eliminate the fixed share amount. The guidelines now require executive officers to maintain an amount of equity equal to a multiple of base salary: (i) five times base salary for the CEO and (ii) three times base salary for the CEO’s direct reports. The executive officer must achieve compliance with the guidelines by the fifth anniversary of the executive officer’s appointment. All executive officers are in compliance with the guidelines.

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Clawback Policy

We have the right to seek recoupment of all or part of annual cash incentives or PUs if there is a restatement of our financial statements for any such year which results from fraud or intentional misconduct committed by an award holder.

Anti-Hedging and Pledging Policy	We prohibit our executive officers from hedging or pledging Ashland securities.
“Double triggers” in Change in Control Agreements and Salary Continuation Plan

The NEOs and other executive officers do not receive change in control cash severance unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.

No Tax Gross-Ups on Change in Control Benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event that their change in control benefits are subject to the “golden parachute” excise tax under the Code.
Equity Incentive Compensation Plan Best Practices	Our Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan includes many best practices, such as minimum vesting periods and absence of single-trigger vesting.

Consideration of Fiscal Year 2020 Advisory Vote on Executive Compensation

The Compensation Committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. In undertaking this review, the Compensation Committee considers the views of stockholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2020 Annual Meeting, stockholders approved our executive compensation proposal by an overwhelming majority (approximately 97%). Based on the Compensation Committee’s review and the support of our executive compensation programs received from stockholders, the Compensation Committee maintained the core elements of our executive compensation programs in fiscal 2020.

Decision Making Process and Role of Executive Officers

The Compensation Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The Compensation Committee frequently reviews Ashland’s compensation practices, and its decisions take into consideration, among other things, Ashland’s compensation philosophy, its financial and operating performance, individual performance, practices and compensation levels of peer companies and the voting guidelines of certain proxy advisory firms and stockholders. In making compensation decisions, the Compensation Committee uses several resources and tools, including competitive market information, and reviews accumulated and potential equity holdings.

When making individual recommendations to the Compensation Committee for NEOs other than himself with respect to base salary, annual incentive and long-term compensation, the CEO considers the relative importance of the executive’s position within the organization, individual tenure and experience, individual performance and the contributions to Ashland’s financial and operating results.

Management also plays an important role in the process of setting compensation for executives other than the CEO. The CEO, and in certain instances other executives, in consultation with the Compensation Committee’s independent compensation consultant and human resources, develops compensation recommendations for the Compensation Committee’s consideration.

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Role of the Compensation Committee and Independent Adviser

The Compensation Committee has the authority to obtain advice and assistance from advisors and to determine their fees and terms of engagement. In fiscal 2020, the Compensation Committee directly engaged Deloitte Consulting LLP (“Deloitte” or the “compensation consultant”) to serve as the outside advisor on executive compensation matters and to review Ashland’s executive compensation program through July 2020. Deloitte’s aggregate fees for executive and director compensation services in fiscal 2020 were $308,183. In May 2020, the Compensation Committee directed Ashland to identify other potential compensation consultants. After a thorough review by the Compensation Committee, they elected to engage Meridian Consulting Partners (“Meridian”) as of July 2020 to take over the role of compensation consultant. Meridian is independent under the Dodd-Frank Wall Street Reform and Consumer Protection Act and does not provide any other non-executive compensation related work for Ashland.

In addition to the compensation services provided by Deloitte to the Compensation Committee, Deloitte affiliates provided certain services to Ashland at the request of management consisting of (i) tax services and other tax-related services, (ii) auditing services, (iii) reporting assessments and (iv) assistance in preparation of executive compensation tables for Ashland’s fiscal 2019 proxy tables. Ashland paid $8.2 million to Deloitte affiliates in fiscal 2020 for these other services. The Compensation Committee believes that, given the nature and scope of these projects, these additional services provided by Deloitte affiliates do not raise a conflict of interest and do not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters. During fiscal 2020, Meridian has not performed any other services to Ashland outside of compensation consultant services.

OTHER COMPENSATION AND TAX MATTERS

Equity Treatment Post-Separation of Valvoline

As discussed in Ashland’s proxy statement for fiscal 2017, on May 12, 2017 (the “Distribution Date”), Ashland distributed to its stockholders 170,000,000 shares of common stock of Valvoline (“Valvoline Common Stock”) as a pro rata dividend (the “Final Distribution”). In connection with the Final Distribution and pursuant to the terms of the applicable equity compensation plans, equity awards held by Ashland’s officers, directors and employees that were outstanding on the Distribution Date were adjusted using an equity adjustment ratio. A similar adjustment was made to the strike price of outstanding SARs. For more information about the equity treatment, see Ashland’s proxy statements filed December 6, 2017 and January 2, 2019. All other terms and conditions of the grants remained the same unless otherwise noted.

Retirement Benefits

The combination of tax-qualified and non-qualified retirement plans is designed to assist the NEOs in building savings for retirement over the term of their employment.

The Company’s Employee Savings Plan is a tax-qualified vehicle to provide retirement benefits to the NEOs and their families. The benefits in this plan are available to most U.S.-based employees. The benefits are funded through trusts and are separate from the assets of Ashland and by law are protected from Ashland’s creditors.

The benefits that may be provided under the tax-qualified plan are limited by the Code. This plan, standing alone, does not provide sufficient retirement income to the NEOs when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland offers the NEOs non-qualified retirement plans that complement each other and the tax-qualified plans.

The Employee Savings Plan contributions are also limited by law, which means their potential Ashland matching contributions are also limited. Therefore, Ashland has an unfunded,

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non-qualified defined contribution plan that provides a contribution equivalent to a base contribution of 4% and a Company match of 4% on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the Employee Savings Plan.

Ashland also has employee deferral plans that allow the NEOs to annually make a separate deferral election so that the NEOs and other senior leaders can save amounts from their own pay in addition to amounts they are allowed to save in the savings plans.

In addition, certain NEOs have accumulated benefits under certain qualified and non-qualified pension plans previously sponsored by Ashland but that have been transferred to Valvoline.

For a description of these plans, see the narratives to the “Non-Qualified Deferred Compensation” and “Pension Benefits” tables in this Proxy Statement.

Executive Perquisites

Ashland provides the NEOs and other selected executives with financial planning services (including tax preparation). All the NEOs participated in the financial planning program in fiscal 2020, other than Mr. Novo. All NEOs are additionally eligible for a reimbursement of up to $5,000 a year for services performed relating to an executive physical; however, none of the NEOs participated in this program in fiscal 2020. In addition, Ashland pays life insurance premiums on behalf of the NEOs and provides certain charitable matching donations pursuant to various Company programs, in each case, on the same terms as such premiums are paid and contributions are made with respect to Ashland employees generally.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the perquisites serve a useful business purpose, as such expenditures allow the executives to be more effective in their duties and the types and amounts are well within the appropriate range of market practices. In November 2019, the Compensation Committee reduced the financial planning allowance to align with current market practice.

A detailed description of the cost of these perquisites is included in the “Summary Compensation Table” section of this Proxy Statement.

Severance Pay Plan and Salary Continuation Plan

The NEOs are covered by the Severance Pay Plan that provides benefits in the event of a covered termination in the absence of a change in control. A covered termination is the direct result of the permanent closing of a facility, job discontinuance or other termination action of Ashland’s initiative as determined by Ashland including following a change in control. The plan excludes certain terminations such as a termination for cause and voluntary resignation.

In May 2018, the Compensation Committee approved an enhanced severance program (the “Enhanced Severance Program”) effective through December 2019, in connection with the restructuring and cost cutting programs. As part of the Enhanced Severance Program, all employees were entitled to receive a minimum cash severance payment based on band, three weeks of pay for every year of service up to a maximum of 52 weeks, a minimum of 20 weeks of COBRA continuation at the exclusive cost of Ashland, and pro-rata accelerated vesting of all RSUs and SARs, as well as pro-rata payment of PUs and annual cash incentives at the regular time of payment under the programs. In November 2019, the Enhanced Severance Program was extended through December 2020 due to the delayed closing of the sale of the Composites business and the Marl facility. Messrs. Wulfsohn and Consiglio as well as Ms. Schumann are entitled to the Enhanced Severance Program benefits to the extent they are more beneficial than the Severance Pay Plan.

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A detailed description of this plan is included in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Under the Salary Continuation Plan, in the event of a termination without cause or resignation for good reason within two years after a change in control for Ashland executives in specified employee bands without a change in control agreement, certain benefits will be paid as follows:

•	52 weeks of base salary plus target annual bonus, payable as a lump sum;

•	COBRA continuation at the same monthly rates as active employees for the same duration as employee’s cash severance compensation (minimum of 12 weeks and maximum of 52 weeks); and

•	Outplacement services for one year following termination.

In January 2020, certain senior leadership change in control benefits increased from 1x base pay to 2x base pay. This was done to align more with market practice.

Change in Control Agreements

Each of Messrs. Novo, Willis and Ganz has entered into a change in control agreement that sets forth the economic consequences and entitlements for a termination without cause or for good reason after a change in control. The primary purpose of these agreements is to align executive and stockholder interests by enabling the executives to assess possible corporate transactions without regard to the effect such transactions could have on their employment.

A detailed description of these agreements is included in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Tax and Accounting Implications of Compensation

Tax and accounting implications are considered, but they are not the only factors considered in developing our compensation program.

Prior to the enactment of the Tax Cuts and Jobs Act on December 22, 2017, Section 162(m) of the Code limited deductibility of certain compensation to $1 million per year for the Chief Executive Officer and the three other named executive officers (other than the Chief Financial Officer) who were the highest paid and employed at year end. If certain conditions were met, performance-based compensation may have been excluded from this limitation.

The Company’s annual and long-term incentive plans generally have been structured with the intent of enabling the Compensation Committee to grant compensation that constitutes performance-based compensation under Section 162(m) of the Code, if the Compensation Committee determined to do so. The Tax Cuts and Jobs Act includes a number of significant changes to Section 162(m), such as the repeal of the performance-based compensation exemption and the expansion of the individuals subject to the provision (for example, by including the Chief Financial Officer and certain former named executive officers). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act, compensation paid to any of our named executive officers generally will not be deductible in the fiscal year starting October 1, 2018 or a later fiscal year, to the extent that it exceeds $1 million per year.

Generally, under GAAP, compensation is expensed as earned. Equity compensation is expensed in accordance with ASC Topic 718, which is generally over the vesting period.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis appearing on pages 32 through 82 of this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ashland’s Annual Report on Form 10-K for fiscal 2020 and Ashland’s Proxy Statement for its 2021 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE
Brendan M. Cummins, Chair
Jerome A. Peribere
Craig A. Rogerson
Janice J. Teal

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Compensation Committee Report by reference.

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SUMMARY COMPENSATION TABLE

The following table is a summary of compensation information for the last three fiscal years, the most recent of which ended September 30, 2020, for Ashland’s Chief Executive Officer, Chief Financial Officer, each of the other three most highly compensated executive officers and certain other former executive officers in fiscal 2020.

Name and Principal Position (a)	Year (b)	Salary (1) ($) (c)	Bonus(2) ($) (d)	Stock Awards (3) ($) (e)	Option Awards (4) ($) (f)	Non-Equity Incentive Plan Compen- sation (5) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (6) ($) (h)	All Other Compen- sation (7) ($) (i)	Total ($) (j)
G. Novo	2020	813,242	1,000,000	7,605,078	1,111,646	1,103,508	-	36,881	11,670,355
Chairman of the Board and Chief Executive Officer

W. A. Wulfsohn	2020	443,588	-	-	-	314,105		3,159,533	3,917,226
Former, Chairman of the Board and Chief Executive Officer	2019	1,189,000	-	3,551,774	1,412,483	954,642	-	264,486	7,372,385
	2018	1,189,000	-	3,830,428	2,030,670	1,818,314	-	275,617	9,144,029

J. K. Willis	2020	609,652	-	1,095,808	357,799	471,474	105,950	105,980	2,746,663
Senior Vice President and Chief Financial Officer	2019	609,652	-	1,008,800	399,490	360,189	344,631	122,081	2,844,843
	2018	600,256	-	1,055,853	558,189	686,054	-	107,108	3,007,460

P. J. Ganz	2020	561,550	-	687,928	224,232	368,855	-	86,009	1,928,574
Senior Vice President, General Counsel and Secretary	2019	562,450	-	630,500	250,230	281,791	-	111,141	1,836,112
	2018	550,335	-	656,064	346,293	536,729	-	95,510	2,184,931

M. S. Chong	2020	280,554	200,000	929,956	75,938	139,917	-	40,895	1,667,260
Senior Vice President and GM, Performance Additives and Intermediates & Solvents

O. M. Musa	2020	504,106	-	605,640	197,518	324,876	-	76,667	1,708,807
Senior Vice President, Chief Technology Officer	2019	496,350	-	810,989	121,823	248,193	-	79,130	1,756,485

A.T. Schumann	2020	478,693	-	593,280	193,471	264,985	139,202	891,080	2,560,711
Former Senior Vice President, Chief Human Resources and Information Technology Officer	2019	478,579	-	529,620	209,623	243,181	301,201	84,401	1,846,605

V. J. Consiglio	2020	131,698	-	638,488	207,232	114,525	-	1,204,607	2,296,550
Former Senior Vice President, Chief Commercial Officer	2019	510,965	-	1,067,435	224,988	260,344	-	71,666	2,135,398

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(1)	Messrs. Willis and Musa base salary amounts include Ashland’s repurchase of vacation days in accordance with Ashland’s vacation day sell option.

(2)	Messrs. Novo and Chong received a cash sign-on bonus.

(3)

The values in column (e) for fiscal 2020 represent the aggregate grant date fair value of fiscal 2020-2022 LTIPP and RSUs computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (e) with respect to LTIPP and RSUs are found in Note P to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (the “2020 Form 10-K”) and the grant date fair values can be found in the footnotes to the “Grants of Plan-Based Awards” table in this Proxy Statement. For LTIPP awards, the grant date fair value is based on target levels, which is the assumed probable outcome of performance conditions. The grant date fair values of the fiscal 2020-2022 LTIPP awards assuming the maximum level of performance are as follows: Mr. Novo, $4,631,749; Mr. Willis, $1,498,305; Mr. Ganz, $939,615; Mr. Chong, $316,422, Dr. Musa, $829,570, Ms. Schumann, $812,640 and Mr. Consiglio, $871,895. In addition, Mr. Novo was granted an additional performance award. The grant date fair value of this performance award assuming the maximum level of performance is $3,336,742.

(4)

The values in column (f) for fiscal 2020 represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (f) are found in Note P to the Notes to Consolidated Financial Statements included in the 2020 Form 10-K and the grant date fair values can be found in the footnotes to the “Grants of Plan-Based Awards” table in this Proxy Statement.

(5)	The values in column (g) for fiscal 2020 represent the amounts earned with respect to annual incentive awards under the 2020 Annual Incentive Plan.

(6)

Ashland’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for fiscal 2020 the amounts in column (h) represent only the one-year change between September 30, 2019 and September 30, 2020 in the present value of accrued benefits under qualified and non-qualified defined benefit plans previously sponsored by Ashland but that have been transferred to Valvoline. Only Mr. Willis and Ms. Schumann participate in the defined benefit plans. These plans are more fully discussed in the narrative to the “Pension Benefits” table in this Proxy Statement.

The present values at September 30, 2019 and September 30, 2020 were calculated based on the earliest age that a participant could receive an unreduced benefit (see the discussion under the “Pension Benefits” table in this Proxy Statement regarding the earliest retirement age under the various plans). For Mr. Willis and Ms. Schumann, the change in pension value was $105,950 and $139,202, respectively.

(7)	Amounts reported in column (i) for fiscal 2020 are composed of the following items:

	G. Novo ($)	W. A. Wulfsohn ($)	J. K. Willis ($)	P. J. Ganz ($)	M. S. Chong ($)	O. M. Musa ($)	A. T. Schumann ($)	V. J. Consiglio ($)
Employee Savings Plan Match (1)	33,746	9,283	22,800	21,767	19,878	22,841	22,752	13,894
Life Insurance Premiums (2)	3,135	625	4,108	2,322	592	1,796	2,866	804
Ashland Contribution to Non-Qualified Defined Contribution Plan (3)	-	149,091	54,267	45,067	-	36,690	35,437	39,584
Charitable Giving Match (4)	-	936	8,936	984	-	-	4,706	-
Other (5)	-	2,999,598	15,869	15,869	20,425	15,340	825,319	1,150,325

Total	36,881	3,159,533	105,980	86,009	40,895	76,667	891,080	1,204,607

(1)	The amounts in this row represent the contributions by Ashland to the accounts of each of the named executive officers in the Ashland Employee Savings Plan.

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(2)	The amounts in this row represent the value of life insurance imputed income on premiums paid on behalf of the named executive officers.

(3)	The amounts in this row represent the contributions by Ashland to the account of the named executive officers pursuant to the Non-Qualified Defined Contribution Plan.

(4)	The amounts in this row represent the matching charitable contributions by Ashland made pursuant to various Company programs which are generally available to all employees.

(5)

For all NEOs, the amounts in this row represent the amount of aggregate incremental cost to Ashland with respect to any tax and financial planning services. Mr. Chong also received a relocation allowance of $20,000. Mr. Wulfoshn’s amount includes $605,658 for accelerated restricted stock units and $2,378,000 in cash severance. Ms. Schumann’s amount includes $139,336 for accelerated restricted stock units, $100,000 for knowledge transfer bonus and $570,000 in cash severance. Mr. Consiglio’s amount includes $246,469 for accelerated restricted stock units and $889,841 in cash severance. Except for Messrs. Wulfsohn, Chong, Consiglio and Ms. Schumann, none of these items exceeded the greater of $25,000 or 10% of total perquisites as a category for any named executive officer.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding the annual incentive awards, SARs, RSUs and PUs awarded during fiscal 2020 to each of the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)	Options (#) (4)	Awards ($/Sh)	Awards ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
G. Novo		630,000	1,260,000	2,520,000
	12/31/2019				13,163	26,326	39,489				2,224,494
	1/2/2020				13,679	27,358	54,716				2,315,855
	12/31/2019							26,326			2,014,729
	1/2/2020							13,679			1,050,000
	1/2/2020								70,047	76.76	1,111,646

W. A. Wulfsohn		713,400	1,426,800	2,853,600

J. K. Willis		269,168	538,335	1,076,670
	11/13/2019				4,225	8,850	17,700				749,153
	11/13/2019							4,450			346,655
	11/13/2019								22,100	77.90	357,799

P. J. Ganz		210,582	421,163	842,326
	11/13/2019				2,775	5,550	11,100				469,808
	11/13/2019							2,800			218,120
	11/13/2019								13,850	77.90	224,232

M. S. Chong		106,700	213,400	426,800
	1/2/2020				935	1,869	3,738				158,211
	1/2/2020							2,606			200,037
	1/2/2020							6,514			500,015
	1/2/2020							934			71,694
	1/2/2020								4,785	76.76	75,938

O. M. Musa		185,474	370,947	741,894
	11/13/2019				2,450	4,900	9,800				414,785
	11/13/2019							2,450			190,855
	11/13/2019								12,200	77.90	197,518

A.T. Schumann		181,538	363,075	726,150
	11/13/2019				2,400	4,800	9,600				406,320
	11/13/2019							2,400			186,960
	11/13/2019								11,950	77.90	193,471

V. J. Consiglio		194,554	389,108	778,217
	11/13/2019				2,575	5,150	10,300				435,948
	11/13/2019							2,600			202,540
	11/13/2019								12,800	77.90	207,232

(1)

The dollar amounts in these columns represent the potential annual incentive payouts under the 2020 Annual Incentive Plan. The actual dollar amounts earned will be paid in December 2020 and are included in column (g) in the fiscal 2020 row of the “Summary Compensation Table” in this Proxy Statement.

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(2)

The amounts in these columns represent potential payments under the LTIPP for the fiscal 2020-2022 performance period granted under the Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Omnibus Plan”). In addition, Mr. Novo was given a $2,000,000 performance RSU grant resulting in 26,326 RSUs with a three-year performance period. The performance measure is relative Total Shareholder Return (TSR) with a performance period of October 1, 2019 to September 30, 2022.

(3)

RSU grants made on November 13, 2019, to Messrs. Willis, Ganz, Musa, Consiglio and Ms. Schumann were made pursuant to the 2018 Omnibus Plan and vest in equal installments on each anniversary of the grant date over a three-year period. The grant of 26,326 RSUs to Mr. Novo on December 31, 2019 was made pursuant to the 2018 Omnibus Plan and vests ratably on December 15, 2020, December 15, 2021 and December 15, 2022. The grant of 13,679 RSUs to Mr. Novo on January 2, 2020 was made pursuant to the 2018 Omnibus Plan and vests ratably on November 15, 2020, November 15, 2021 and November 15, 2022. The grant of 934 RSUs to Mr. Chong on January 2, 2020 was made pursuant to the 2018 Omnibus Plan and vests ratably on January 2, 2021, January 2, 2022 and January 2, 2023. The grant of 6,514 RSUs to Mr. Chong on January 2, 2020 was made pursuant to the 2018 Omnibus Plan and vests 100% on January 2, 2024. The grant of 2,606 RSUs to Mr. Chong on January 2, 2020 was made pursuant to the 2018 Omnibus Plan and vests 100% on January 2, 2023.

(4)

The amounts in column (j) represent the number of SARs granted to named executive officers under the 2018 Omnibus Plan in fiscal 2020. For Messrs. Willis, Ganz, Musa and Consiglio and Ms. Schumann, SARs were granted at an exercise price of $77.90 per share, the closing price of Ashland Common Stock as reported on the NYSE on November 13, 2019. Messrs. Novo and Chong’s SARs were granted at an exercise price of $76.76 per share, the closing price of Ashland Common Stock as reported on the NYSE on January 2, 2020.

(5)

For Messrs. Novo, Willis, Ganz, Chong, Musa and Consiglio and Ms. Schumann, the dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PUs at target using a Monte-Carlo simulation valuation to incorporate the relative TSR at $94.86 and RONA at $74.45, as valued at the end of the fourth fiscal quarter; (ii) valuation of all SARs using the Black-Scholes valuation model ($16.19 per SAR granted on November 13, 2019 and $15.87 per SAR granted on January 2, 2020); (iii) the grant date fair value of $77.90 per RSU granted on November 13, 2019; (iv) the grant date fair value of $76.53 per RSU granted on December 31, 2019; and the grant date of $76.76 per RSU granted on January 2, 2020. For further information on the Black-Scholes model and related stock price assumptions utilized during fiscal 2020, see Note P to the Notes to Consolidated Financial Statements in the 2020 Form 10-K.

Long-Term Incentive Performance Plan—Performance Units

PUs, granted under the LTIPP, are made to certain key employees. In fiscal 2020, these awards were long-term incentives weighted 40% Return on Net Assets (“RONA”) and 60% Relative Total Shareholder Return (“RTSR”). Awards are granted annually, with each award covering a three-year performance period.

After the beginning of the performance period, performance hurdle, target and maximum objectives are established for the performance period. The target number of PUs awarded to the NEOs is based on a percentage of the employee’s salary. For a description of the fiscal 2020-2022 LTIPP, see the section entitled “Compensation Discussion and Analysis—Fiscal Year 2020 Incentive Plan Designs and Performance Related Payouts—Long-Term Incentive Plan” of this Proxy Statement. For a description of the circumstances under which the PUs may be entitled to accelerated vesting, see the section entitled “Potential Payments upon Termination or Change in Control—SARs/Stock Options, Incentive Compensation, RS/RSUs and PUs” of this Proxy Statement.

Stock Appreciation Rights

Ashland’s employee SAR grants are designed to link executive compensation with increased stockholder value over time. The number of SARs to be granted annually to the NEOs is based on a percentage of the employee’s salary. All SARs are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant. Vesting of SARs occurs over a period of three years, as more fully described in footnote (1) to the “Outstanding Equity Awards at

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Fiscal Year-End” table in this Proxy Statement. SARs are not re-valued if the stock price declines below the grant price. For a description of the circumstances under which the SARs may be entitled to accelerated vesting, see the section entitled “Potential Payments upon Termination or Change in Control—SARs/Stock Options, Incentive Compensation, RS/RSUs and PUs” of this Proxy Statement. For a description of the material aspects of the program, see the section entitled “Compensation Discussion and Analysis—Fiscal Year 2020 Incentive Plan Designs and Performance-Related Payouts—Long-Term Incentive Plan” of this Proxy Statement.

Restricted Stock Units

Ashland’s RSU grants are designed to link executive compensation with increased stockholder value over time. The number of RSUs to be granted annually to the NEOs is based on a percentage of the employee’s salary. All RSUs are granted with a price equal to the fair market value of Ashland’s Common Stock on the date of grant. Vesting of the annual grant of RSUs occurs over a period of three years, as more fully described in footnote (2) to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement.

The Compensation Committee may award RSUs to named executive officers. RSUs are intended to reward superior performance and encourage continued employment with Ashland. For vesting periods applicable to RSUs granted to named executive officers, see footnote (2) to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement.

RSUs may not be sold, assigned, transferred or otherwise encumbered during the restricted period. Dividend equivalents are paid on the RSUs in the form of additional RSUs subject to the same vesting requirements. For a description of the circumstances under which the RSUs may be entitled to accelerated vesting, see the section entitled “Potential Payments upon Termination or Change in Control—SARs/Stock Options, Incentive Compensation, RS/RSUs and PUs” of this Proxy Statement. For a description of the material aspects of the program, see the section entitled “Compensation Discussion and Analysis—Fiscal Year 2020 Incentive Plan Designs and Performance-Related Payouts—Long-Term Incentive Plan” of this Proxy Statement.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information regarding SARs, PUs, and RSUs held by each of the named executive officers as of September 30, 2020.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
G. Novo	-	70,047 (7)	-	76.76	1/2/2030
						40,469	2,870,083
								53,684	3,807,269

W. A. Wulfsohn	95,594	-	-	67.16	12/15/2027
	118,373	-	-	57.96	12/16/2026
	107,826	-	-	59.41	12/18/2025
	86,637	-	-	62.33	2/28/2025
						15,911	1,128,408
								11,729	831,821

J. K. Willis	-	22,100 (4)	-	77.90	11/13/2029
	9,100	9,100 (5)	-	82.34	11/15/2028
	21,337	7,113 (6)	-	67.16	12/15/2027
	32,583	-	-	57.96	12/16/2026
	30,229	-	-	59.41	12/18/2025
	24,672	-	-	59.95	12/12/2024
	25,426	-	-	47.63	12/13/2023
	4,940	-	-	46.65	6/3/2023
	5,462	-	-	37.37	12/14/2022
	2,307	-	-	29.50	1/2/2022
						14,905	1,057,050
								16,850	1,195,002

P. J. Ganz	-	13,850 (4)	-	77.90	11/13/2029
	5,700	5,700 (5)	-	82.34	11/15/2028
	13,237	4,413 (6)	-	67.16	12/15/2027
	20,152	-	-	57.96	12/16/2026
	18,363	-	-	59.41	12/18/2025
	14,125	-	-	59.95	12/12/2024
	13,937	-	-	47.63	12/13/2023
	29,193	-	-	37.37	12/14/2022
	6,216	-	-	29.50	1/2/2022
						9,307	660,074
								10,550	748,206

M. Chong	-	4,785 (7)	-	76.76	1/2/2030
						10,171	721,305
								1,869	132,549

O. M. Musa	-	12,200 (4)	-	77.90	11/13/2029
	2,775	2,775 (5)	-	82.34	11/15/2028
	6,487	2,163 (6)	-	67.16	12/15/2027
	9,793	-	-	57.96	12/16/2026
	6,968	-	-	59.41	12/18/2025
	2,730	-	-	59.95	12/12/2024
	2,825	-	-	47.63	12/13/2023
	2,000	-	-	37.37	12/14/2022
						10,288	729,634
								7,350	521,262

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	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
A.T. Schumann	2,656	-	-	77.90	12/31/2020
	7,428	-	-	82.34	12/31/2020
	8,896	-	-	67.16	12/15/2027
	4,379	-	-	57.96	12/16/2026
	2,025	-	-	59.41	12/18/2025
						1,718	121,841
								3,900	276,588

V. J. Consiglio	712	-	-	77.90	12/31/2020
	7,118	-	-	82.34	12/31/2020
	4,839	-	-	67.16	12/15/2027
	1,836	-	-	57.96	12/16/2026
						840	59,573
								2,572	182,406

(1)

The numbers in columns (b) and (c) relate to SARs which vest over a three-year period measured from the date of grant. Fifty percent vest on the first anniversary of grant, 25% vest on the second anniversary of grant and 25% on the third anniversary of grant. In March 2020, due to the COVID-19 pandemic and the markets, with respect to SARs expiring pursuant to the Enhanced Severance Program, the Compensation Committee approved an extension of the expiration date of SARs expiring under the Enhanced Severance Program to December 31, 2020.

(2)

The numbers in column (g) and the dollar values in column (h) represent the number of PUs earned with respect to the fiscal 2018-2020 LTIPP performance period that will be paid in November 2020 and other unvested RSUs.

LTIPP

The number of performance units earned for the fiscal 2018-2020 LTIPP awards was determined by the Compensation Committee in November 2020 and was paid in shares in November 2020. These PUs do not earn dividends or dividend equivalents. The PUs earned are set forth in the table below.

Name	2018-2020 LTIPP
G. Novo (1)	N/A
W. A. Wulfsohn (1)	15,911
J. K. Willis	5,850
P. J. Ganz	3,635
M. S. Chong (1)	N/A
O. M. Musa	1,789
A.T. Schumann (1)	1,718
V. J. Consiglio (1)	840

(1)	Messrs. Novo and Chong did not participate in the 2018-2020 LTIPP. Messrs. Wulfsohn and Consiglio and Ms. Schumann were pro-rated for the time spent in the 2018-2020 LTIPP.

Unvested RSUs

The following paragraphs list the unvested RSUs as of September 30, 2020 for each named executive officer. Unless otherwise noted, the RSUs vest in equal installments on each annual anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents are paid as additional shares of Ashland Common Stock.

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For Mr. Novo, the amounts reported in columns (g) and (h) also represent:

(i)	13,679 RSUs granted January 2, 2020 and 159 RSUs earned from dividends; and

(ii)	26,326 RSUs granted December 31, 2019 and 306 RSUs earned from dividends.

For Mr. Willis, the amounts reported in columns (g) and (h) also represent:

(i)	1,717 RSUs remaining from a grant of 5,150 RSUs on November 15, 2017; and 73 RSUs earned from dividends;

(ii)	2,667 RSUs remaining from a grant of 4,000 RSUs on November 15, 2018; and 79 RSUs earned from dividends; and

(iii)	4,450 RSUs granted November 13, 2019; and 69 RSUs earned from dividends.

For Mr. Ganz, the amounts reported in columns (g) and (h) also represent:

(i)	1,067 RSUs remaining from a grant of 3,200 RSUs granted on November 15, 2017; and 46 RSUs earned from dividends;

(ii)	1,667 RSUs remaining from a grant of 2,500 RSUs granted on November 15, 2018; and 49 RSUs earned from dividends; and

(iii)	2,800 RSUs granted November 13, 2019; and 43 RSUs earned from dividends.

For Mr. Chong, the amounts reported in columns (g) and (h) also represent:

(i)	2,606 RSUs granted January 2, 2020; and 30 RSUs earned from dividends;

(ii)	6,514 RSUs granted January 2, 2020; and 76 RSUs earned from dividends; and

(iii)	934 RSUs granted January 2, 2020; and 11 RSUs earned from dividends.

For Dr. Musa, the amounts reported in columns (g) and (h) also represent:

(i)	534 RSUs remaining from a grant of 1,600 RSUs granted on November 15, 2017; and 23 RSUs earned from dividends;

(ii)	834 RSUs remaining from a grant of 1,250 RSUs granted on November 15, 2018; and 25 RSUs earned from dividends;

(iii)	4,491 RSUs remaining from a grant of 6,415 granted March 20, 2019 that vests 30% after one year and 70% after three years; and 104 RSUs earned from dividends; and

(iv)	2,450 RSUs granted November 13, 2019; and 38 RSUs earned from dividends.

(3)

The numbers in column (i) represent the target PUs granted through September 30, 2020 under the LTIPP for the fiscal 2019-2021 performance period and the fiscal 2020-2022 performance period. The estimated number is computed assuming that the target performance goals are achieved. The dollar amounts in column (j) correspond to the PUs identified in column (i). Such dollar value is computed by converting the PUs to shares of Ashland Common Stock on a one-for-one basis. The number of LTIPP shares is then multiplied by the closing price of Ashland Common Stock of $70.92 as reported on the NYSE on September 30, 2020. Messrs. Wulfsohn and Consiglio and Ms. Schumann’s 2019-2021 and 2020-2022 LTIPP have been pro-rated.

(4)	These numbers relate to SARs granted on November 13, 2019, that vest over the three-year period referenced in footnote (1) above.

(5)	These numbers relate to SARs granted on November 15, 2018, that vest over the three-year period referenced in footnote (1) above.

(6)	These numbers relate to SARs granted on November 15, 2017, that vest over the three-year period referenced in footnote (1) above.

(7)	These numbers relate to SARs granted on January 2, 2020, that vest over the three-year period referenced in footnote (1) above.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding the value realized by each named executive officer during fiscal 2020 upon the exercise of SARs and the vesting of PUs and RSUs/RS.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)(2)	Value Realized on Vesting (1)(2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

G. Novo	-	-	N/A	N/A

W. A. Wulfsohn	-	-	113,429	8,906,623

J. K. Willis	-	-	20,530	1,615,342

P. J. Ganz	-	-	12,761	1,004,065

M. Chong	-	-	N/A	N/A

O. M. Musa	-	-	8,261	579,511

A. T. Schumann	-	-	7,814	608,972

V. J. Consiglio	-	-	7,126	545,274

(1)

For Messrs. Wulfsohn, Willis, Ganz, Musa and Consiglio and Ms. Schumann, the amounts in column (d) include 56,523, 15,652, 9,710, 4,783, 1,739 and 4,203 shares of Ashland Common Stock, respectively, paid in cash, of the fiscal 2017-2019 LTIPP. For all executives the dollar amounts in column (e) represent the value of the fiscal 2017-2019 LTIPP (computed by multiplying the number of shares awarded by $78.65, the closing price of Ashland Common Stock as reported on November 18, 2019, the date the PUs vested). The weighted score for the 2017-2019 LTIPP was 153.9%. Messrs. Novo and Chong did not participate in the 2017-2019 LTIPP.

(2)	The amounts in columns (d) and (e) also include the following RSU vestings:

(i) Mr. Wulfsohn received 37,830 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.65 on November 18, 2019; he received 11,162 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.85 on November 15, 2019; and he received 7,914 shares with the value included in column (e) using the Ashland Common Stock closing price of $76.53 on December 31, 2019, which were a result of an acceleration of equity due to retirement;

(ii) Mr. Willis received 3,113 shares, with the value included in column (e) using the Ashland Common Stock closing price of $78.85 on November 15, 2019; and he received 1,765 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.65 on November 18, 2019;

(iii) Mr. Ganz received 1,939 shares, with the value included in column (e) using the Ashland Common Stock closing price of $78.85 on November 15, 2019; and he received 1,112 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.65 on November 18, 2019;

(iv) Dr. Musa received 968 shares, with the value included in column (e) using the Ashland Common Stock closing price of $78.85 on November 15, 2019; he received 557 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.65 on November 18, 2019; and he received 1,953 shares with the value included in column (e) using the Ashland Common Stock closing price of $42.61 on March 20, 2020;

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(v) Ms. Schumann received 1,274 shares, with the value included in column (e) using the Ashland Common Stock closing price of $78.85 on November 15, 2019; she received 491 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.65 on November 18, 2019; and she received 1,846 shares with the value included in column (e) using the Ashland Common Stock closing price of $75.48 on July 31, 2020, which were a result of an acceleration of equity due to leaving the company; and

(vi) Mr. Consiglio received 1,856 shares, with the value included in column (e) using the Ashland Common Stock closing price of $78.85 on November 15, 2019; he received 197 shares with the value included in column (e) using the Ashland Common Stock closing price of $78.65 on November 18, 2019; and he received 3,334 shares with the value included in column (e) using the Ashland Common Stock closing price of $73.98 on January 31, 2020, which were a result of an acceleration of equity due to leaving the company.

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PENSION BENEFITS

The following table shows the actuarial present value of Mr. Willis and Ms. Schumann’s accumulated benefits under certain qualified and non-qualified pension plans previously owned by Ashland but that have been transferred to Valvoline, calculated as of September 30, 2020. None of the other named executive officers were eligible to participate in the Pension Plan, the Excess Plans or the SERP (each, as defined in footnote (1)) when those plans were sponsored by Ashland since those plans were closed to new employees on January 1, 2011. On September 30, 2016, these plans were frozen to future benefit accruals and on September 1, 2016, the sponsorship of these plans was transferred to Valvoline LLC. Please see the narrative to the “Pension Benefits” table below for further information.

Name (a)	Plan Name (1) (b)	Number of Years Credited Service (2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
J. K. Willis (3)	Ashland Hercules Pension Plan	27 years 9 months	1,595,392	$57,412

	Valvoline Excess Benefit Pension Plan	27 years 9 months	588,366	-

	Valvoline Supplemental Early Retirement Plan for Certain Employees	20 years	3,295,464	-

A.T. Schumann	Ashland Hercules Pension Plan	16 years	947,636	-

	Valvoline Excess Benefit Pension Plan	16 years	465,312	-

	Valvoline Supplemental Early Retirement Plan for Certain Employees	17 years	-	-

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”), which is now sponsored by Valvoline, is a tax-qualified plan under Section 401(a) of the Code. The Valvoline Excess Benefit Pension Plan (the “Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Valvoline Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below. The Pension Plan, the Excess Plan and the SERP are now sponsored and maintained by Valvoline.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plan is measured from the date the named executive officer began participating in the Pension Plan through September 30, 2016, the date the plans were frozen.

(3)	Mr. Willis began receiving payments from the Ashland Hercules Pension Plan in fiscal 2020.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2020, based on the earliest age a participant could receive an unreduced benefit. For Mr. Willis and Ms. Schumann, age 62 is the earliest age that an unreduced benefit is available under the qualified Pension Plan and the Excess Plan because the benefits are calculated under the traditional annuity pension formula.

Mr. Willis has a benefit in the qualified Leveraged Employee Stock Ownership Plan (the “LESOP”). The LESOP was completely allocated on March 31, 1996, and no additional benefits are

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accruing. The LESOP and the qualified Pension Plan are in a floor-offset arrangement. The value of the shares allocated to a participant’s LESOP offset account reduces the value of the participant’s Pension Plan benefit. A participant may elect to transfer his or her LESOP offset account to the Pension Plan at the time of his or her termination in order to receive an unreduced Pension Plan benefit. The calculations in the “Pension Benefits” table assume that the named executive officers with a LESOP benefit elect to transfer their LESOP offset accounts to the Pension Plan. On September 30, 2016, the LESOP was amended as described below.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the “Pension Benefits” table for the SERP benefit for applicable named executive officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a named executive officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the named executive officer’s age and service equals at least 80, provided that the officer has at least 20 years of service under the plan. Mr. Willis has at least 20 years of service.

The following table sets forth for fiscal 2020 the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits described in the “Pension Benefits” table.

	Qualified Pension Plan	Valvoline Excess Benefit Plan	Hercules Excess Plan	SERP
Discount rate and mortality assumptions (no pre- retirement mortality is assumed)	2.67%; PRI-2012 Generational Mortality Tables, projected generationally with the MSS2020 scale (to follow the 2020 Trustees Report of Social Security Administration Intermediate Alternative)	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.27%	2.43%; PRI-2012 Generational Mortality Tables, projected generationally with the MSS2020 scale	2.40%; PRI-2012 Generational Mortality Tables projected generationally with the MSS2020 scale (to follow the 2020 Trustees Report of the Social Security Administration Intermediate Alternative)

Present value of qualified and excess benefits for SERP determination (no pre-retirement mortality is assumed)	8.00%; GATT mortality at SERP retirement age, discounted from SERP retirement age back to current age using ASC715 disclosure rate of 2.40%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.40%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.40%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.40%

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. On March 16, 2016, Ashland’s Board and Compensation Committee froze future benefit

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accruals under the Pension Plan effective as of September 30, 2016. Additionally, in connection with the separation of Valvoline, sponsorship of the Pension Plan for all participants, including our named executive officers who participate in the Pension Plan, was transferred to Valvoline LLC on September 1, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits. In general, participants who were actively employed on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election. Mr. Willis’ benefits are calculated using the traditional formula.

Sponsorship of the LESOP was transferred to Valvoline as of September 1, 2016. The LESOP was amended to freeze the benefit value as of September 30, 2016 and set the share price for pension coordination at the closing stock price on the last business day preceding the pension freeze date. If a participant has a benefit payable from the LESOP, then the participant’s LESOP offset account reduces the amount payable to the participant, regardless of the formula under which the participant’s benefit is paid. The balances in the offset accounts were merged into the Valvoline 401(k) Plan and will remain there until retirement. The Ashland Common Stock Fund was eliminated as an investment option in the Valvoline 401(k) Plan on November 30, 2017, and balances in the offset account held in such fund were reinvested in the Valvoline Common Stock Fund. The balances in the non-offset accounts were merged into the Ashland Employee Savings Plan in the Ashland Common Stock Fund in April 2017. This allows employees to access their non-offset account (investment elections, eligible withdrawals, etc.).

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum allowed under Code Section 401(a)(17). For all other participants, compensation includes base compensation and bonus amounts. This applies to both the annuity formula and the cash balance formula. The final average compensation formula is the average for a 48 consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition of Hercules, the final average compensation is the average for the 60 consecutive month period producing the highest average for the last 120 months of credited service.

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

x

(years of credited service, which means years as a participant in the plan up to a maximum of

35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

x

(years of credited service)

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The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Non-Qualified Excess Defined Benefit Pension Plan (Excess Plan)

The Excess Plan is an unfunded, non-qualified plan providing a benefit payable, based on the applicable named executive officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plan covers employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan is limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plan. For purposes of computing the Excess Plan benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plan.

The benefit under the Excess Plan is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. A benefit payable to a named executive officer and certain other highly compensated participants cannot be paid for six months following separation from service. Mr. Willis and Ms. Schumann participate in the Excess Plan. On March 16, 2016, Ashland’s Board and Compensation Committee froze future benefit accruals under the Excess Plan effective September 30, 2016. In addition, in connection with the separation of Valvoline, sponsorship of the Excess Plans was transferred to Valvoline on September 1, 2016.

Supplemental Early Retirement Plan for Certain Employees (SERP)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. This Plan is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees participating in the Ashland Hercules Traditional Pension Plan who were subsequently promoted into an executive level position, on or after January 1, 2011. Following such date, employees not eligible for the Pension Plan who would have otherwise been eligible to participate in the SERP were only able to participate in the Non-Qualified Defined Contribution Plan (as defined below).

The SERP benefit formula covering the applicable named executive officers and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average.

The applicable named executive officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	The participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan); and

•	The participant’s Excess Plan benefit.

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SERP benefits become vested upon attaining three years of service. Mr. Willis and Ms. Schumann are vested in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. Distributions to the applicable named executive officers and certain other highly compensated participants cannot begin until six months after separation from service.

On March 16, 2016, Ashland’s Board and Compensation Committee froze future benefit accruals under the SERP effective September 30, 2016. In connection with the initial separation of Valvoline, sponsorship of the SERP for all participants, including our named executive officer who participates in the SERP, was transferred to Valvoline on September 1, 2016. Because this benefit has been frozen for all participants, beginning January 1, 2017, the participants of the SERP have now been transferred to the Ashland Global Holdings Inc. Non-Qualified Defined Contribution Plan for Certain Employees (the “NQDCP” or the “Non-Qualified Defined Contribution Plan”) in which they began earning a benefit in 2017. Details of this plan are described below in the “Non-Qualified Deferred Compensation” section of this Proxy Statement.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information for each of the named executive officers regarding non-qualified deferred compensation for fiscal 2020.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c) (1)	Aggregate Earnings in Last FY ($) (d) (2)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2020 ($) (f)

G. Novo	49,673	-	(5,111)	-	128,991

W. A. Wulfsohn	-	145,588	26,568	(903,101)	-

J. K. Willis	-	53,261	(123,001)	(26,284)	2,225,600

P. J. Ganz	-	44,414	45,131	(72,979)	443,734

M. Chong	-	-	-	-	-

O. M. Musa	-	35,828	13,010	-	213,095

A.T. Schumann	-	34,468	139,208	-	2,570,353

V. J. Consiglio	-	38,628	6,075	-	102,324

(1)

The value in column (c) for Messrs. Wulfsohn, Willis, Ganz, Musa, Consiglio and Ms. Schumann relates to the Non-Qualified Defined Contribution Plan contribution equivalent to a base contribution of 4% and a matching contribution of 4% on annual incentive compensation and eligible earnings in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the “Summary Compensation Table” (inclusive of taxes) in this Proxy Statement.

(2)

Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the “Summary Compensation Table” in this Proxy Statement.

Ashland Deferred Compensation Plan for Employees (Employees’ Deferral Plan)

The Employees’ Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 75% of their annual cash incentive compensation contributed to the plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland Common Stock Fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Investments in the Ashland Common Stock Fund may not be changed and must be distributed as Ashland Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are generally allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as

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single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

In the event of a change in control, participants will receive an automatic lump sum distribution with respect to deferrals made before January 1, 2005 and will receive distributions with respect to deferrals made following January 1, 2005 in accordance with each employee’s election.

On May 22, 2019, Ashland made minor amendments to its Deferred Compensation Plan for Employees to change the governing law to Delaware, update the ERISA disability claims procedure to reflect recent changes in law and update the process to identify specified employees. Additionally, the Employees’ Deferral Plan was amended to document the new number of shares authorized for issuance after giving effect to the Valvoline separation and subsequent recapitalization.

Ashland Global Holdings Inc. Non-Qualified Defined Contribution Plan for Certain Employees (NQDCP)

On September 22, 2016, the Compensation Committee froze the Non-Qualified Supplemental Defined Contribution Plan for Certain Employees to future benefits as of September 30, 2016. In connection with such freeze, the Compensation Committee adopted the NQDCP to continue to provide benefits for a select group of management or highly compensated Ashland employees that supplements the limitation on compensation imposed by Section 401(a)(17) of the Code (including successor provisions thereto) on qualified Ashland Employee Savings Plan contributions.

The NQDCP is an unfunded, non-qualified plan that provides a base contribution of 4% and a matching contribution of 4%, in each case, on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan. The benefit payable under the NQDCP will be made in installments or as a lump sum based on distribution elections. Withdrawals outside of distribution elections are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency) or disability (lump sum payment). Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control. Named executive officers and certain other highly compensated participants cannot begin to receive distributions for six months following separation from service. All of the named executive officers participated in the NQDCP in fiscal 2020.

On May 22, 2019, Ashland made minor amendments to its Non-Qualified Defined Contribution Plan for Certain Employees to change the governing law to Delaware, update the ERISA disability claims procedure to reflect recent changes in law and update the process to identify specified employees.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated amounts payable to each named executive officer in the event of a termination from employment or change in control as of September 30, 2020. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2020, the last day of fiscal 2020. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Potential Payments upon Termination or Change in Control Table

Potential Payments upon Termination or Change in Control
Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Death and Disability (5) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (6) ($) (d)	Retirement (7) ($) (e)	Change in Control without Termination (8) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (9) ($) (g)
G. Novo
Cash Severance (10)	2,200,962	-	-	-	-	7,030,962
Accelerated SARs (1)	-	-	-	-	-	-
Restricted Stock (2)	2,127,050	2,127,050	-	-	-	4,737,123
LTIPP (3)	646,743	646,743	-	-	-	1,940,229
Incentive Compensation (4)	1,103,508	1,103,508	-	1,103,508	1,103,508	1,260,000
Welfare Benefit	6,643	-	-	-	-	38,840
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	12,500	-	-	-	-	12,500

Total	6,102,606	3,877,301	-	1,103,508	1,103,508	15,024,854

J. K. Willis
Cash Severance (10)	966,242	-	-	-	-	2,341,987
Accelerated SARs (1)	25,259	-	-	-	-	26,743
Restricted Stock (2)	491,490	373,399	-	373,399	-	736,054
LTIPP (3)	1,002,364	1,002,364	-	1,002,364	414,910	1,609,912
Incentive Compensation (4)	471,474	471,474	-	471,474	471,474	538,335
Welfare Benefit	17,272	-	-	-	-	38,840
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,815	-	-	-	-	15,815

Total	2,995,116	1,847,237	-	1,847,237	886,384	5,312,886

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Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Death and Disability (5) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (6) ($) (d)	Retirement (7) ($) (e)	Change in Control without Termination (8) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (9) ($) (g)
P. J. Ganz
Cash Severance (10)	896,320	-	-	-	-	2,019,420
Accelerated SARs (1)	15,671	-	-	-	-	16,591
Restricted Stock (2)	307,577	234,200	-	-	-	460,930
LTIPP (3)	625,410	625,410	-	257,808	257,808	1,006,014
Incentive Compensation (4)	368,855	368,855	368,855	368,855	368,855	421,163
Welfare Benefit	6,337	-	-	-	-	27,439
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,815	-	-	-	-	15,815

Total	2,241,185	1,228,465	-	626,663	626,663	3,972,572

M. S. Chong
Cash Severance (10)	607,369	-	-	-	-	1,228,169
Accelerated SARs (1)	-	-	-	-	-	-
Restricted Stock (2)	172,239	172,239	-	-	-	721,305
LTIPP (3)	44,183	44,183	-	-	-	132,549
Incentive Compensation (4)	139,917	139,917	139,917	139,917	139,917	213,400
Welfare Benefit	6,595	-	-	-	-	4,713
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	5,000	-	-	-	-	5,000

Total	980,503	356,339	-	139,917	139,917	2,310,336

O. M. Musa
Cash Severance (10)	818,125	-	-	-	-	1,300,613
Accelerated SARs (1)	7,681	-	-	-	-	8,131
Restricted Stock (2)	383,804	346,477	-	-	-	771,122
LTIPP (3)	358,562	358,562	-	-	126,890	648,152
Incentive Compensation (4)	325,876	325,876	325,876	325,876	325,876	370,947
Welfare Benefit	7,577	-	-	-	-	2,962
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	13,705	-	-	-	-	13,705

Total	1,919,530	1,029,914	-	325,876	451,766	3,120,832

A. T. Schumann
Cash Severance (10)
Accelerated SARs (1)
Restricted Stock (2)
LTIPP (3)
Incentive Compensation (4)				264,984
Welfare Benefit
Outplacement
Financial Planning

Total	-	-	-	264,984	-	-

V. J. Consiglio
Cash Severance (10)
Accelerated SARs (1)
Restricted Stock (2)
LTIPP (3)
Incentive Compensation (4)				114,525
Welfare Benefit
Outplacement
Financial Planning

Total	-	-	-	114,525	-	-

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(1)

Pursuant to the SAR award agreements under the Amended and Restated 2015 Ashland Global Holdings Inc. Incentive Plan (the “2015 Incentive Plan”) and the 2018 Omnibus Plan, provided such SARs are assumed or replaced in connection with a change in control, SARs will only become immediately vested upon a qualifying termination during the one-year period following a change in control. See the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement for the number of SARs outstanding for each named executive officer. Additionally, as part of the Enhanced Severance Program for all employees, including named executive officers, the Compensation Committee approved the acceleration of a pro-rated amount of SARs in the case of a termination without cause at any time prior to December 31, 2020. As such, that accelerated number is included in column (b). Values provided are based on the closing price of Ashland Common Stock of $70.92 as reported on the NYSE on September 30, 2020. Certain SARs held by the NEOs were granted at a price higher than $70.92 and would therefore not result in any value to the NEOs.

(2)

Pursuant to the RSU award agreements under the 2015 Incentive Plan and the 2018 Omnibus Plan, provided such RSUs are assumed or replaced in connection with a change in control, RSUs only become immediately vested upon a qualifying termination following a change in control. Additionally, as part of the Enhanced Severance Program for all employees, including named executive officers, the Compensation Committee approved the acceleration of a pro-rated amount of RSUs in the case of a termination without cause. As such, that accelerated number is included in column (b). Values provided are based on the closing price of Ashland Common Stock of $70.92 as reported on the NYSE on September 30, 2020.

(3)

The LTIPP amounts identified in all of the columns except for columns (f) and (g) are based on the actual results for the fiscal 2018-2020 performance period and pro-rata payments under the LTIPP for the fiscal 2019-2021 and 2020-2022 performance periods at target. If one of the events represented by column (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target and would be pro-rated based on service during the performance period.

The amounts in columns (f) and (g) pertain to the LTIPP PUs. Pursuant to the 2018 Omnibus Plan and the PU award agreements thereunder, in the event of a change in control prior to the vesting date for the fiscal 2020-2022 LTIPP PUs, if provision for the assumption or substitution of the PUs is made, then the PUs will convert into a number of time-based, stock settled RSUs, with such number determined based upon actual achievement of the performance goals through the date of the change in control (without pro-ration), and such RSUs shall continue to vest; provided that, in the event that the participant’s service is terminated without cause, or in the case of each NEO other than Messrs. Chong and Musa, upon the resignation of such NEO due to “good reason” pursuant to the NEO’s change in control agreement, and not as a result of the NEO’s disability or death, during the one-year period (or, in the case of each NEO other than Messrs. Chong and Musa, the two-year period) beginning on the date of the change in control, then such RSUs shall immediately vest in full upon the date of such termination (column (g)).

Pursuant to the 2015 Incentive Plan and the 2015 Amended Award Agreements (as defined below), for the 2018-2020 LTIPP PUs, if a change in control occurs after the first twelve (12) months of the performance period, a pro-rata portion of the PUs will become vested as of the date of the change in control based on the actual achievement of the performance goals through the date of the change in control (column(f)) and the remaining RSUs will continue to vest, subject to the applicable NEO’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the NEO’s employment by Ashland without cause, or, in the case of each NEO other than Dr. Musa, upon the resignation of such NEO due to “good reason” pursuant to the NEO’s change in control agreement, and not as a result of the NEO’s disability or death, during the one-year period (or, in the case of each NEO other than Dr. Musa, the two-year period) beginning on the date of the change in control (column (g)). Values provided are based on the closing price of Ashland Common Stock of $70.92 as reported on the NYSE on September 30, 2020.

(4)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2020 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, in the Compensation Committee’s discretion, the incentive award will vest based on the greater of actual results or pro-rated target performance. The amounts identified in the Incentive Compensation row of column (f) are based on target performance for the 2020 annual incentive award without pro-ration since the entire performance period was completed as of September 30, 2020.

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(5)

For purposes of column (c), it is assumed that the NEO incurred a disabling event and termination of employment on September 30, 2020. Executives receive benefits pursuant to Ashland’s standard Long-Term Disability Plan which applies to substantially all of Ashland’s employees. Subject to coordination with other income received while disabled, the Long-Term Disability Plan provides a benefit equal to 60% of base compensation and is limited in 2020 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the Performance Units as the named executive officer would in the event of disability. Under the EPIRP award agreements, if a NEO is terminated due to disability, the entire award will vest.

(6)	Ashland does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs solely as a result of a voluntary termination of employment.

(7)	The requirements for retirement and receiving benefits under the retirement plans are described under the “Pension Benefits” table to this Proxy Statement.

(8)

For purposes of this column (f), it is assumed that all equity and non-equity awards are replaced, substituted or assumed in connection with the change in control. Under the Employees’ Deferral Plan, in the event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland Common Stock, those shares would be valued at the highest price for which Ashland Common Stock closed during the 30 days preceding the change in control. Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control.

(9)

A termination after a change in control assumes a termination at September 30, 2020 and the change in control occurring at an earlier time. Therefore, the amounts provided in this column include the amounts provided in column (f).

(10)

Represents amounts and benefits payable or provided pursuant to the Severance Pay Plan, Salary Continuation Plan (in the case of Messrs. Chong and Musa) or the change in control severance agreements executed by each NEO (other than Messrs. Chong and Musa), as applicable, each as described further below, financial planning services provided pursuant to Ashland policy for any NEOs without a change in control agreement, and payment for accrued but unused vacation time for each of our NEOs, in accordance with Ashland policy.

Severance Pay Plan

The named executive officers are covered by the Severance Pay Plan that provides benefits in the event of a covered termination from employment in the absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, or other termination at Ashland’s initiative for which Ashland elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation).

In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment and the termination. The general release may provide that the executive agrees not to engage in competitive activity against Ashland and not to disclose the terms of such release, among other customary terms.

The benefit payable under the Severance Pay Plan to the Chief Executive Officer is 104 weeks of base pay and for all other named executive officers is 78 weeks of base pay and is payable as a lump sum only.

Any executive who receives a lump sum severance benefit will be eligible to elect COBRA continuation at the exclusive cost of Ashland for two weeks for each completed 12 months of

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continuous service, subject to a minimum period of 12 weeks and a maximum period of 52 weeks. During the remainder of the continuation coverage period, COBRA continuation will be provided at active employee rates for up to 18 months from the date of termination.

In May 2018, the Compensation Committee approved the Enhanced Severance Program effective through December 2019 in connection with the restructuring and cost cutting programs. As part of the Enhanced Severance Program, all employees were entitled to receive a minimum cash severance payment based on band, three weeks of pay for every year of service up to a maximum of 52 weeks, a minimum of 20 weeks of COBRA continuation at the exclusive cost of Ashland, and pro-rata accelerated vesting of all RSUs and SARs, as well as pro-rata payment of PUs and annual cash incentives at the regular time of payment under the programs. In November 2019, the Enhanced Severance Program was extended through December 2020 due to the delayed closing of the sale of the Composites business and the Marl facility. As a result of the program, Messrs. Wulfsohn and Consiglio are both entitled to the Enhanced Severance Program benefits to the extent they are more beneficial than the Severance Pay Plan.

Executive Change in Control Agreements

Messrs. Novo, Willis and Ganz have executed change in control agreements with Ashland. These agreements describe the payments and benefits to which an executive is entitled in the event of a qualifying termination of employment within the two-year period following a change in control of Ashland.

If within two years after a change in control (see the “Definitions” section below) an executive’s employment is terminated without cause or the executive terminates employment for good reason (see the “Definitions” section below), the executive is entitled to the following:

Benefit	CEO	Other NEOs
Base Compensation	Three times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination	Two times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination

Medical, dental and group life	Continue participation through December 31 of the second calendar year following the calendar year in which the executive was terminated	Continue participation through December 31 of the second calendar year following the calendar year in which the executive was terminated

Performance Units	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control)	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control)

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Benefit	CEO	Other NEOs

RSUs, SARs	Immediate vesting of all outstanding RS/RSUs, SARs and stock options.	Immediate vesting of all outstanding RS/RSUs, SARs and stock options.

Incentive Compensation	Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata payment of any incentive compensation at target level for the fiscal year in which the termination occurs	Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata payment of any incentive compensation at target level for the fiscal year in which the termination occurs

Outplacement	Outplacement services and financial planning services for one year after termination	Outplacement services and financial planning services for one year after termination

Vacation	Payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination	Payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination

As a condition to receiving the benefits and compensation payable under the agreement, each executive has agreed for a period of 24 months following termination following a change in control other than by reason of death or disability, for cause or voluntary termination without good reason, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. Pursuant to the agreement, each executive has also agreed not to disclose Ashland’s confidential information, subject to limited exceptions. If an executive breaches the agreement, Ashland has the right to recover benefits that have been paid to the executive. Finally, an executive may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or the executive’s interpretation of the agreement.

Definitions

“Cause” is any of the following:

•	Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•	Willfully engaging in gross misconduct demonstrably injurious to Ashland after a written request to cease such misconduct; or

•	Conviction or plea of nolo contendere for a felony involving moral turpitude.

To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

•	Significant diminution of position, duties or responsibilities;

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•	Reduction to base salary of at least 15%;

•	Relocation exceeding 50 miles;

•	Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or

•	Material breach of the executive change in control agreement or a failure to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

•

The consolidation or merger of Ashland into an unrelated entity in which the former Ashland stockholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the stockholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•	The sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;

•	A shareholder approved liquidation or dissolution;

•	The acquisition of 20% or more of the outstanding shares of Ashland by an unrelated person without approval of the Board; or

•

Changes to Ashland’s Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two-consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes.

Ashland Salary Continuation Plan

In the event of a termination of employment without cause or resignation for good reason within two years after a change in control, Messrs. Chong and Musa will be entitled to the following payments and benefits under the Salary Continuation Plan:

•	104 weeks of base salary plus his target annual bonus, payable as a lump sum only;

•	COBRA continuation at the exclusive cost of Ashland for 13 weeks; and

•	Outplacement services for one year following termination.

For purposes of the above descriptions, the terms “change in control” and “cause” have substantially the same meaning as in the executive change in control agreements, and the term “good reason” means the occurrence of either a reduction to base salary of at least 15% or a relocation exceeding 50 miles.

SARs/Stock Options, Incentive Compensation, RS/RSUs and PUs

On July 15, 2015, the Compensation Committee approved an amendment to the 2015 Incentive Plan, which provides for the Committee to have the option to grant awards under the 2015 Incentive Plan with double-trigger change in control provisions set forth in an award agreement. The default under the 2015 Incentive Plan is a single-trigger change in control provision. In connection with this amendment, the Committee also approved forms of the award agreements generally containing the double-trigger change in control vesting provision in the event of a termination without cause within one year following a change in control, which we refer to as the “2015 Amended Award Agreements”. All awards granted to named executive officers under the 2015 Incentive Plan since this amendment have used the 2015 Amended Award

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Agreements. Other than this change, the 2015 Amended Award Agreements are substantially similar to the prior award agreements.

On January 25, 2018, stockholders approved the 2018 Omnibus Plan. Under the 2018 Omnibus Plan, in the event provision is made in connection with the change in control for the assumption or substitution of awards previously granted, the award agreements for the 2018 Omnibus Plan provide for double-trigger vesting provisions for each award type upon termination without cause or a resignation for good reason within one year following a change in control.

If the awards are not assumed or substituted in connection with the change in control, awards previously granted will be treated as follows:

•	Any options and SARs outstanding as of the date the change in control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change in control.

•

All PUs, cash incentive awards and awards designated as performance compensation awards would, in each case as specified in the applicable award agreement or otherwise, either (a) be canceled and terminated without any payment or consideration therefor or (b) automatically vest based on actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, or achievement of target performance levels (or the greater of actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, and target performance levels). In the case of vesting based on target performance levels, however, such awards would also be prorated for the portion of the performance period elapsed prior to the change in control.

•

All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change in control and will be paid out as soon as practicable following such change in control.

For purposes of the above descriptions, the term “change in control” is defined in the applicable plan or, in the case of the 2018 Omnibus Plan, in either the plan or the award agreements, and has substantially the same meaning as it does in the executive change in control agreements. In addition, the award agreements and incentive plans provide for forfeiture and clawbacks in the event the participant breaches certain non-compete, non-solicitation and confidentiality (subject to whistleblower protections) covenants.

For purposes of the above descriptions, the term without “cause” has substantially the same meaning as it does in the executive change in control agreements, and the term “good reason” means the occurrence of either a reduction to base salary of at least 15% or a relocation exceeding 50 miles.

In May 2019, the Compensation Committee approved new award agreements for RSUs, SARs and PUs that provide pro-rata accelerated vesting in the event of death, disability or retirement. For purposes of these new award agreements, “Retirement” means a termination of service for any reason other than termination for cause, disability or death after attaining age 55 and having at least ten years of credited service with Ashland. The NEOs first received grants under these new award agreements in November 2019.

Executive Performance Incentive and Retention Program (EPIRP)

Any EPIRP awards that are not assumed or replaced by a surviving or resulting entity in a change in control will immediately vest.

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If a participant is terminated without cause or due to the participant’s death or disability, then the award will vest in full. If, following a change in control, a participant terminates employment for “good reason” (as described below), then the award will vest in full.

For purposes of the EPIRP awards, “cause” means you (1) substantially fail to perform your duties with Ashland, unless such failure is due to your incapacity as a result of physical or mental illness; or (2) engage in willful misconduct or gross negligence in performing your duties with Ashland.

For purposes of the EPIRP awards, “good reason” means (1) a 15% or greater reduction in the participant’s base salary as in effect as of immediately prior to a change in control, (2) the relocation of the participant’s principal work location to a location outside a 50-mile radius from the participant’s principal work location as of a change in control and (3) solely in the case of Mr. Wulfsohn, the assignment during the final year of the vesting period of primary duties and responsibilities that are of a type substantially different from the type of duties and responsibilities performed by Mr. Wulfsohn as of immediately prior to a change in control.

Mr. Wulfsohn’s EPIRP award vested in November 2019. None of the other NEOs hold unvested EPIRP awards.

SERP, Excess Plans, Qualified Pension Plan, Employees’ Deferral Plan and Non-Qualified Defined Contribution Plan

For payments and benefits under the Qualified Pension Plan, except in the event of a change in control, see the “Pension Benefits” table and the narrative thereunder in this Proxy Statement. For payments and benefits under the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan, except in the event of a change in control, see the “Non-Qualified Deferred Compensation” table and the narrative thereunder in this Proxy Statement.

After a Change in Control

The term “change in control” is defined in the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan and has substantially the same meaning as it does in the executive change in control agreements. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005, will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. Under the NQDCP, a participant will become one hundred percent (100%) vested in his or her accounts upon a change in control.

Sponsorship of the Pension Plan, SERP and Excess Plans were transferred to Valvoline in September 2016. As a result, no payments are triggered in connection with a change in control of Ashland and, instead, will be triggered in connection with a change in control of Valvoline.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Guillermo Novo, our Chairman and Chief Executive Officer.

For fiscal 2020,

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $71,374; and

•	The annual total compensation of our CEO, as reported in the “Summary Compensation Table” presented elsewhere in this Proxy Statement was $11,670,355.

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Based on this information for fiscal 2020, the ratio of the annual total compensation of Mr. Novo to the median of the annual total compensation of all employees was 163:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments and estimates that were used were as follows:

•	We selected July 31, 2020 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

•

We determined that, as of July 31, 2020, our employee population for pay ratio disclosure purposes consisted of approximately 4,500 employees. We applied the 5% exclusion rule to employees in certain jurisdictions outside of the U.S. which eliminated 219 employees in the following countries: Argentina – 8, Australia – 3, Austria – 1, Canada – 2, Colombia – 7, Czech Republic – 1, Germany – 24, Hungary – 1, Indonesia – 7, Ireland – 6, Italy – 8, Japan – 16, Jordan – 1, Philippines – 4, Russian Federation – 3, Singapore – 14, South Korea – 12, Spain – 40, Sweden – 2, Switzerland – 22, Taiwan – 1, Thailand – 13, Turkey – 18, United Arab Emirates – 3 and Vietnam – 2. We did not include workers employed and compensated by a third party.

•

To identify the median employee from our employee population, we used compensation consisting of base wages, overtime, shift differentials, lump sum merit payments, designated paid time off, including holiday pay, bereavement pay, and vacation pay, and annual target cash incentive.

•

In making these determinations, we took actual pay from August 1, 2019 to July 31, 2020 without annualization. We did not utilize any statistical sampling or cost-of-living adjustments when identifying the median employee. We converted all eligible earnings to U.S. dollars.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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AUDIT COMMITTEE REPORT

The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Board of Directors. At its November 2020 meeting, the Board determined that all current Audit Committee members—Ms. Main and Messrs. Cummins, Ihlenfeld and Sandler—are independent as defined by SEC rules, the listing standards of the New York Stock Exchange, which apply to Ashland, and Ashland’s Standards. The Board also determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules. A description of each committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications, independence and audit of the Company’s financial statements, the Company’s risk management policies and processes, including cybersecurity risks, the Company’s financial affairs, including capital allocation framework, prioritization, significant decisions and risk considerations, and legal and regulatory compliance requirements. The Audit Committee through its Chair is also directly involved in the selection of the independent auditor’s lead engagement partner, which occurs every five years. The lead engagement partner rotation occurred in October 2019 for the fiscal 2020 audit. During fiscal 2020, the Audit Committee met eight times, including teleconferences to discuss and review Ashland’s quarterly financial performance, associated news releases and quarterly reports on Form 10-Q.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP (“EY”), an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements for fiscal 2020 and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting. Prior to any engagement of EY by Ashland, the engagement was approved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting, and EY’s evaluation of Ashland’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed EY’s independence from management and Ashland including the matters in the written disclosures required by the PCAOB.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services is required by the Audit Committee Chair prior to the engagement of the

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independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting. In fiscal 2020, approval was sought and granted to EY to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by EY is compatible with maintaining EY’s independence and has concluded that EY’s independence is not compromised by providing such services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC.

AUDIT COMMITTEE

Susan L. Main, Chair

Brendan M. Cummins

Jay V. Ihlenfeld

Ricky C. Sandler

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Audit Committee Report by reference therein.

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PROPOSAL TWO – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has recommended to the Board, and the Board has approved, the appointment of EY to audit Ashland’s Consolidated Financial Statements and Internal Controls Over Financial Reporting for fiscal 2021, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee believes that the continued retention of EY to serve as Ashland’s independent registered public accounting firm is in the best interests of Ashland and its stockholders. In making such determination, the Audit Committee considers, among other things, an evaluation of EY’s performance, qualifications, independence, tenure, and appropriateness of fees, as well as the potential impact of changing auditors.

Fees (including out-of-pocket costs) paid to EY for fiscal years 2020 and 2019 totaled $6,285,000 and $8,518,651, respectively. The following table presents fees for professional services rendered by EY for fiscal years 2020 and 2019.

	2020	2019
Audit Fees (1)	$5,436,000	$6,658,130
Audit-Related Fees (2)	448,000	105,000
Tax Fees (3)	401,000	1,755,521
All Other Fees (4)	0	0

(1)

Audit fees for fiscal 2020 and 2019 include fees and expenses associated with the annual audit of Ashland’s consolidated financial statements and internal controls over financial reporting and interim reviews of Ashland’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries (statutory requirements) and agreed upon procedures reports that are required to be issued by Ashland’s independent registered public accounting firm. Audit fees in 2020 also included fees related to registration statements, including comfort letters, consents and assistance with and review of documents filed with the SEC. Audit fees in 2019 also included fees related to (a) implementation of new accounting standards and (b) tax reform audit assistance.

(2)	Audit-related fees in 2020 included carve-out audits and due diligence activities associated with a divestiture transaction. Audit-related fees in 2019 included carve-out audits.

(3)	Tax fees include fees principally incurred for assistance with U.S. and international tax planning and compliance.

(4)	There were no other fees.

Representatives of EY will attend the Annual Meeting to respond to questions from stockholders and will be given the opportunity to make a statement.

The stockholders are being asked to ratify the Audit Committee’s appointment of EY. The appointment of EY will be ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Ashland and its stockholders.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Yvonne Winkler von Mohrenfels (proxies named on the proxy card) will vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2021.

The Board of Directors unanimously recommends a vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2021.

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PROPOSAL THREE—NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO ASHLAND’S NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, the stockholders of Ashland are entitled to vote, on a non-binding advisory basis, at the Annual Meeting on a resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In January 2017, Ashland’s Board approved a resolution providing that the executive compensation vote described in this Proposal Three shall be submitted to the stockholders annually.

Accordingly, the stockholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on Ashland, Ashland’s Board or the Compensation Committee.

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve short-term and long-term performance goals necessary to create stockholder value.

Ashland has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, an anti-hedging policy, an anti-pledging policy and a clawback policy.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal Three shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Yvonne Winkler von Mohrenfels (proxies named on the proxy card) will vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Proposal Three.

The Board has adopted a policy providing for annual non-binding advisory votes to approve executive compensation. Unless the Board modifies this policy, the next non-binding advisory vote to approve executive compensation will be held at Ashland’s 2022 Annual Meeting.

The Board of Directors unanimously recommends a vote FOR a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation
Discussion and Analysis, compensation tables and narrative discussion.

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PROPOSAL FOUR—APPROVAL OF THE ASHLAND GLOBAL HOLDINGS INC. 2021 OMNIBUS INCENTIVE COMPENSATION PLAN

On November 18, 2020, the Board of Directors (the “Board”) approved the adoption of the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”), subject to approval by our stockholders. The Board adopted the Plan as a flexible omnibus incentive compensation plan that would allow the Company to use different forms of compensation awards to attract and retain directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and enable such individuals to participate in the long-term growth and financial success of the Company. Accordingly, the Board is seeking stockholder approval of the Plan.

The following information regarding the Plan is being provided to you in connection with the solicitation of proxies for the approval of the adoption of the Plan. Our executive officers, directors and director nominees have an interest in the approval of the Plan, because they are (or, in the case of the director nominees, if elected, will be) eligible to receive awards under the Plan. The following description of the Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the Plan. The text of the Plan is attached as Appendix B to this proxy statement. You are urged to read the entire Plan.

General Plan Information

The Plan is intended to replace the 2018 Ashland Global Holdings Inc. Incentive Compensation Plan (the “Prior Plan”). No new awards will be granted under the Prior Plan as of the date the Plan is approved by the stockholders of the Company (the “Approval Date”). If the Plan is approved, the following shares of the Company’s common stock, $0.01 par value, (“Shares”) would be available for delivery under the Plan: (a) 4,350,000 new Shares, plus, (b) Shares subject to outstanding awards under the Prior Plan as of the date the Plan is approved by our stockholders, to the extent that such awards are forfeited or such awards are settled or terminated without a distribution of shares.

The Compensation Committee’s independent compensation consultant, Meridian Compensation Partners, LLC, provided analysis to the Compensation Committee and the Board regarding the number of Shares to reserve for issuance pursuant to the Plan, conducted a general review of the Plan with respect to current market practices and provided input in updating the applicable performance measures contained in the Plan.

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Historical Share Usage

The following table sets forth information regarding awards granted, as well as the “burn rate” for each of the last three years and the average burn rate over the last three years. For each year, the burn rate has been calculated as the quotient of (1) the sum of all stock appreciation rights (“SARs”) and service-based restricted shares and restricted stock unit awards (“RSUs”) granted and performance units vested in such year, divided by (2) the weighted average number of Shares outstanding at the end of such year. If the Plan is not approved, the Company expects the Prior Plan’s share pool to be exhausted within one year and thereafter the Company would no longer be able to grant equity awards. This could have a detrimental effect on the Company’s ability to attract, retain and motivate directors, officers, employees and consultants.

BURN RATE
	Year Ended September 30			3-Year
	2020	2019	2018	Average
SARs Granted	314,000	299,000	470,000	361,000
Full Value Awards Granted	232,000	164,000	296,000	230,667
Adjusted Full Value Awards Granted (1)	464,000	328,000	592,000	461,333
Total Shares Granted (SARs + Adjusted Full Value Awards)	778,000	627,000	1,062,000	822,333
Weighted Average Shares Outstanding	61,000,000	62,000,000	63,000,000	62,000,000
Burn Rate	1.28%	1.01%	1.69%	1.32%

(1)	Adjusted Full Value Awards equals full value awards granted multiplied by a factor of 2.

Potential Dilution

The table below represents our potential dilution (or overhang) levels based on our Shares outstanding and our request of 4,350,000 additional Shares to be available for awards pursuant to the Plan. The Board believes that the number of Shares that would be made available under the Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders in granting equity awards.

Potential Overhang with Additional Shares:
Stock Appreciation Rights:
Shares of common stock subject to outstanding SARs as of September 30, 2020	1,993,000
Weighted average exercise price per share	61.11
Weighted average term remaining in years	5.70
Full value awards outstanding as of September 30, 2020	709,000
Shares available for grant under the Prior Plan as of September 30, 2020	2,532,000
Additional requested Shares	4,350,000
Total Potential Dilution, or Overhang	8,875,000
Potential Dilution as a Percentage of Shares Outstanding (1)	12.8%

(1)	(Total Potential Dilution) / (Total Potential Dilution + Common Shares Outstanding).

Material Features of the Plan

Below is a summary of some of the material features of the Plan:

•	No liberal share recycling for Stock Options and SARs.

○

Shares withheld or tendered to satisfy applicable tax withholding obligations under an exercised Option or SAR or in payment of the exercise price of an Option would not be available again for delivery under the Plan.

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○

Each Share with respect to which a stock option or stock-settled SAR is exercised would be counted as one Share against the maximum number of Shares available for delivery under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock option or stock-settled stock appreciation right.

•	Liberal share recycling only for RSUs and PUs.

○	Shares withheld or tendered to satisfy applicable tax withholding obligations will be available again for delivery under the Plan.

•	Minimum vesting. 95% of stock-based awards would be subject to a minimum vesting or restriction period of one year.

•

Fungible Share Design. Each stock option and stock-settled SAR granted under the Plan will be counted against the share pool as one Share and each other equity award will be counted against the share pool as 2.0 Shares for each Share subject to such award.

•	No automatic “single-trigger” vesting of awards upon a Change of Control. Awards would not accelerate upon a Change of Control (as defined below), unless the awards are not assumed by the acquirer.

•	No liberal Change of Control definition. The definition of Change of Control would require consummation, not only stockholder approval, of a merger or similar corporate transaction.

•	Dividend and dividend equivalents. No dividends or dividend equivalents would be paid on any award until the underlying award vests and becomes payable.

•

No repricing of options or stock appreciation rights. The Committee would not have the power to reprice stock options or SARs with an exercise price that is less than the original exercise price, unless such action is approved by our stockholders.

•	No evergreen funding feature. The Plan does not contain a provision for automatic increases in Shares available under the Plan.

•	Ten-year expiration. No stock option or SAR would be permitted to be exercisable after the ten-year anniversary of the date of grant.

Vote Required

Under the New York Stock Exchange rules, approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan

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Purpose of the Plan

The Plan, as approved by the Board, is a flexible omnibus incentive compensation plan that would allow the Company to use different forms of compensation awards to attract and retain directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and enable such individuals to participate in the long-term growth and financial success of the Company.

Summary of the Plan

Types of Awards

The Plan would provide for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”), SARs, restricted stock awards, RSUs, performance units, cash incentive awards, deferred share units, other equity-based and equity-related awards and cash-based awards.

Plan Administration

The Plan would be administered by the Compensation Committee or the Governance & Nominating Committee of the Board, or a subcommittee thereof, (as used in this Proposal Four, the “Committee”) or such other committee the Board designates to administer the Plan. Subject to the terms of the Plan and applicable law, the Committee would have sole authority to administer the Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of Shares or dollar value to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria are required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended, (7) interpret, administer, reconcile any inconsistency in, correct any default in or supply any omission in, the Plan, (8) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Plan, (9) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (10) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the Plan. The G&N Committee of the Board would administer the Plan for purposes of any awards granted to independent directors.

Shares Available For Awards

Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that would be available to be delivered pursuant to awards granted under the Plan would be equal to the sum of (a) 4,350,000 new Shares, plus (b) Shares subject to outstanding awards under the Prior Plan to the extent that such awards are forfeited or such awards are settled or terminated without a distribution of shares on or following the date the stockholders approve the Plan.

Each Share with respect to which a stock option or stock-settled SAR is exercised would reduce the maximum aggregate number of Shares that may be delivered pursuant to awards granted under the Plan by one Share, regardless of the number of Shares actually delivered upon settlement of such stock option or stock-settled SAR. Each Share issued or delivered under the Plan with respect to an award other than a stock option, stock-settled SAR or cash-based award would reduce the maximum aggregate number of Shares that may be delivered under the Plan by 2.0 Shares. Awards that are settled in cash would not reduce the maximum aggregate number of Shares available for delivery under the Plan. If any award granted under the Plan or the Prior Plan were forfeited (including due to the failure to satisfy any applicable performance goals), or

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otherwise expired, terminated or were canceled without the delivery of all Shares subject thereto, or were settled other than by the delivery of Shares (including cash settlement), then the number of Shares subject to such award that were not issued would not be treated as issued for purposes of reducing the maximum aggregate number of Shares that may be delivered pursuant the Plan (other than in the case of the maximum aggregate number of Shares that may be delivered pursuant to ISOs). However, Shares that were surrendered or tendered to us in payment of the exercise price of an option or SAR or any taxes required to be withheld in respect of an option or SAR would not become available again to be delivered pursuant to awards under the Plan. Shares that were surrendered or tendered to us in payment of the any taxes required to be withheld in respect of an Award (other than an option or SAR) would become available again to be delivered pursuant to awards under the Plan.

Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that may be delivered pursuant to ISOs granted under the Plan would be 4,350,000.

The maximum aggregate value of equity and cash based Awards granted to any Independent Director during any calendar year shall not exceed $750,000, except in the case of an Independent Director who serves as Chairman of the Board or Lead Director, in which case such limit shall be increased to $1,500,000. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Shares, the Committee would make equitable adjustments and other substitutions to the Plan and awards under the Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other similar corporate transactions, the Committee in its discretion would be permitted to make such adjustments and other substitutions to the Plan and awards under the Plan as it deemed appropriate or desirable.

Substitute Awards

The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any Shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of Shares available for awards under the Plan, except that awards issued in substitution for ISOs would reduce the number of Shares available for ISOs under the Plan.

Source of Shares

Any Shares issued under the Plan would consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Eligible Participants

Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or our affiliates would be eligible to participate in the Plan. We currently expect that awards generally will be limited to approximately 300 officers, employees, consultants and non-employee directors (of whom there are currently 9 eligible directors).

Stock Options and Stock Appreciation Rights

The Committee would be permitted to grant ISOs, NSOs and SARs under the Plan. The exercise price for options or SARs would not be less than the fair market value of our common stock on the

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grant date. The Committee would not be permitted to reprice any option granted or SAR granted under the Plan without stockholder approval. All options granted under the Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Subject to the provisions of the Plan and the applicable award agreement, the Committee would determine the vesting criteria, term, methods of exercise and any other terms and conditions of any option or SAR.

Unless otherwise set forth in the applicable award agreement or as determined by the Committee, each vested stock option or SAR would expire upon the earlier of (i) the tenth anniversary of the date the stock option or SAR was granted and (ii) three months after the participant who was holding the stock option or SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates, in the case of any such cessation for any reason other than death or disability. Each vested stock option or SAR would expire upon the tenth anniversary of the date the stock option or SAR was granted in the event the participant who was holding the stock option or SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates by reason of death or disability (or within one year of an employee’s termination due to disability if the stock option is an ISO). Unless otherwise set forth in the applicable award agreement or as determined by the Committee, each unvested stock option or SAR would expire immediately, without payment, in the event the participant who was holding the stock option or SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates.

In the case of stock options, the exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired Shares or through delivery of irrevocable instructions to a broker to sell Shares otherwise deliverable upon the exercise of the stock option (provided that there was a public market for Shares at such time), by having us withhold Shares from those otherwise issuable pursuant to the exercise of the stock option, or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to us as of the date of such tender, together with any Shares withheld by us in respect of taxes relating to a stock option, was at least equal to such aggregate exercise price.

The Committee would be permitted to substitute, without the consent of the affected holder, SARs settled in shares (including SARs settled in Shares or cash in the Committee’s discretion) for outstanding NSOs, provided that the substitution shall not otherwise result in a modification of the terms of, or change the number of Shares and exercise price of, any substituted option. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it would be considered null and void.

Restricted Shares and Restricted Stock Units

Subject to the provisions of the Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, Shares, other securities, other awards or other property, or any combination thereof, as determined by the Committee, or in accordance with the applicable award agreement.

Performance Units

Subject to the provisions of the Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the

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Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, Shares, other securities, other awards or other property, or any combination thereof, that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividend equivalents, payable on a deferred basis in cash, Shares, other securities, other awards or other property.

Cash Incentive Awards

Subject to the provisions of the Plan, the Committee would be permitted to grant cash incentive awards to participants. In its discretion, the Committee would determine the number of cash incentive awards to be awarded, the duration of the period in which, and any condition under which, the cash incentive awards would vest or be forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the Plan, the holder of a cash incentive award would receive payment based on the amount of the cash incentive award earned, which would be determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved.

Other Stock-Based Awards

Subject to the provisions of the Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested Shares. The Committee would be permitted to determine the amounts and terms and conditions of any such awards.

Dividends and Dividend Equivalents

The Committee would be permitted to provide a participant who holds an Award (other than a stock option, SAR or cash incentive award) with dividends or dividend equivalents that would be accumulated and become payable only to the extent that the underlying award vests and becomes payable.

Minimum Vesting Period

All awards (other than a cash incentive award or substitution award) would generally be subject to a minimum vesting period of one year, however, such minimum vesting period shall not prohibit the Committee from accelerating the vesting of any outstanding Award. However, up to 5% of the Shares available under the Plan may be granted free of any vesting requirements or subject to a vesting period of less than one year.

Amendment and Termination of the Plan

Subject to any applicable law or government regulation and to the rules of the applicable national stock exchange or quotation system on which the Shares may be listed or quoted, the Plan would be permitted to be amended, modified or terminated by our Board without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum aggregate number of Shares that may be delivered pursuant to awards under the Plan or increase the maximum number of Shares that could be delivered pursuant to ISOs granted under the Plan, (ii) change the class of employees or other individuals eligible to participate in the Plan, (iii) decrease the exercise price of any option or

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SAR, (iv) cancel or exchange any option or SAR at a time when its exercise price exceeds the fair market value of the underlying Shares or (v) allow repricing of any option or SAR without stockholder approval. Under these provisions, stockholder approval would not be required for all possible amendments that might increase the cost of the Plan. No modification, amendment or termination of the Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted under the Plan or the Prior Plan prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

Subject to the Plan’s provisions regarding the repricing of stock options and SARs, the Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award, or cancel any option or SAR having a per-Share exercise price equal to or in excess of the fair market value of a Share subject to such option or SAR without any payment.

Change of Control

The Plan would provide that in the event of a change of control of the Company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	Any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control.

•

Any performance units, cash incentive awards and any other awards subject to a performance condition(s) outstanding as of the date the change of control was determined to have occurred would become fully vested, as of immediately prior to the change in control, all performance conditions shall be deemed satisfied as if target performance was achieved and such vested awards shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the award must be made pursuant to its original schedule in order to comply with Code Section 409A).

•

All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control and will be paid out as soon as practicable following such change of control.

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Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•

during any period of two consecutive years, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by two-thirds of the incumbent board of directors;

•

consummation of a consolidation, merger or similar transaction of the Company (a “Business Combination”) (other than a Business Combination into or with a direct or indirect wholly-owned subsidiary of the Company) as a result of which (i) the stockholders of the Company immediately prior to the Business Combination own (directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding Shares that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination (including as a result of Shares being converted into cash, securities or other property) or (ii) the holders of Shares immediately prior to the Business Combination do not have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination;

•

consummation of any sale, lease, exchange or transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer shall be deemed to occur unless fair market value of assets constituting at least 80% of the fair market value of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer;

•	the stockholders approve a plan of complete liquidation or dissolution; or

•

an acquisition by any person of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to 20% or more, without the approval of the Board.

Although award agreements may provide for a different definition of change of control than is provided for in the Plan, except in the case of a transaction described in the fourth bullet above, any definition of change of control set forth in any award agreement would provide that a change of control would not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company.

Recoupment of Awards

Amounts paid or payable pursuant to the Plan may be subject to recoupment or clawback pursuant to the Company’s Clawback Policy (as described under the “Corporate Governance—Maintaining Best Practices Regarding Executive Compensation” section of the CD&A) or any applicable policy of the Company or its subsidiaries generally applicable to employees of the Company and its Subsidiaries, including as may be adopted in the future, or to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Term of the Plan

No award would be permitted to be granted under the Plan after the tenth anniversary of the Approval Date.

Certain Federal Tax Aspects of the Plan

The following summary describes the federal income tax treatment that would apply to awards under the Plan. This summary is based on current law as of the date of this proxy statement (December 7, 2020) and is provided only as general information and not as tax advice. It is not

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intended or written to be used, and cannot be used, (i) by any taxpayer for the purpose of avoiding tax penalties under the Code or (ii) for promoting, marketing or recommending to another party any transaction or matter addressed herein. It does not address all of the tax considerations that may be relevant to a particular holder and does not discuss state, local and foreign tax consequences.

Incentive Stock Options

Neither the grant nor the exercise of an ISO would result in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value of a Share on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised would count as “alternative minimum taxable income” which, depending on the particular circumstances of the optionee, could result in liability for the “alternative minimum tax” or “AMT”. If the optionee did not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (i) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (ii) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of a Share at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount recognized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain recognized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules could apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO were subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO would be exercised during employment with us or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment would result in the tax consequences described below for NSOs, except that special rules would apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs would be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at the time of exercise, recognize ordinary income equal to (i) the per-share fair market value of a Share on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. A corresponding deduction would be available to the Company. If the NSO were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that any shares acquired upon exercise of an NSO are not subject to a substantial risk of forfeiture.

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Stock Appreciation Rights

The grant of an SAR would result in no taxable income to the holder or a deduction to the Company. A holder of an SAR would, upon exercise, recognize taxable income equal to (i) the per-share fair market value of a Share on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the SAR is being exercised. If the SAR were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. To the extent the SAR is settled in Shares or property, any additional gain or loss recognized upon any later disposition of the Shares or property would be capital gain or loss.

Restricted Share Awards

A participant acquiring restricted shares generally would recognize ordinary income equal to the fair market value of the shares on the date the shares are no longer subject to a substantial risk of forfeiture (and are freely transferable) unless the participant had elected to make a timely election pursuant to Section 83(b) of the Code, in which case, the participant would recognize ordinary income on the date the shares were acquired. If the participant is an employee, such ordinary income generally would be subject to withholding and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value upon which the participant recognized ordinary income, would be taxed as a capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

Restricted Stock Units, Performance Units, Cash Incentive Awards or Other Stock-Based Awards

The grant of RSUs, performance units, cash incentive awards or other stock-based awards would result in no taxable income to the participant or deduction to the Company. A participant awarded one of these awards would recognize ordinary income in an amount equal to the fair market value of the compensation issued to the participant on the settlement date. If the participant were an employee, such ordinary income generally would be subject to withholding and employment taxes. Where an award is settled in Shares or other property, any additional gain or loss recognized upon the disposition of such shares or property would be capital gain or loss.

Section 409A

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional federal tax to the holder of the amount equal to 20% of the deferred amount and a possible interest charge. Stock options and SARs granted on Shares with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the Plan are intended to be eligible for this exception.

New Plan Benefits Table

A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our named executive officers during the fiscal year ended September 30, 2020. Equity grants to our non-employee directors are described under “Director Compensation”.

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Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which Ashland Common Stock may be issued as of September 30, 2020.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	762,185	(1)	$61.22	(2)	6,113,647	(3)
Equity compensation plans not approved by security holders	51,772	(4)	—		1,284,866	(5)

Total	813,957		$61.22	(2)	7,398,513

(1)

This figure includes 12,883 net shares that could be issued under stock-settled SARs under the 2006 Ashland Inc. Incentive Plan (“2006 Incentive Plan”), 187,497 net shares that could be issued under stock-settled SARs under the Amended and Restated 2011 Ashland Inc. Incentive Plan (“2011 Incentive Plan”), 126,739 net shares that could be issued under stock-settled SARs, 21,768 shares that could be issued under stock-settled restricted stock units under the Amended and Restated 2015 Ashland Global Holdings Inc. Incentive Plan (“2015 Incentive Plan”), 109,564 shares that could be issued under stock settled restricted stock units under the Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Omnibus Plan”), based upon the closing price of Ashland Common Stock on the NYSE as of September 30, 2020 of $70.92. Additionally, this figure includes 78,262 performance units for the fiscal 2018-2020 performance period payable in Ashland Common Stock under the 2015 Incentive Plan, 48,109 performance units for the fiscal 2019-2021 performance period payable in Ashland Common Stock under the 2018 Omnibus Plan and 96,984 performance units for the fiscal 2020-2022 performance period payable in Ashland Common Stock under the 2018 Omnibus Plan, estimated assuming target performance is achieved. Also included in the figure are 20,364 shares to be issued under the pre-2005 Deferred Compensation Plan for Employees payable in Ashland Common Stock upon termination of employment or service with Ashland.

(2)

The weighted-average exercise price excludes shares in Ashland Common Stock which may be distributed under the deferred compensation plans and the deferred restricted stock, and performance share units and restricted stock units which may be distributed under the 2011 Incentive Plan, the 2015 Incentive Plan and the 2018 Omnibus Plan, as described in footnotes (1) and (4) in this table.

(3)

This figure includes 2,531,838 shares available for issuance under the Ashland Global Holdings Inc. 2018 Omnibus Plan, 107,034 shares available for issuance under the pre-2005 Deferred Compensation Plan for Employees (closed) and 372,701 shares available for issuance under the pre-2005 Deferred Compensation Plan for Non-Employee Directors (closed). Under the 2018 Incentive Plan, full-value awards, which include all awards other than stock options and SARs, reduce the share reserve on a 2-to-1 basis. The remaining balance of shares available for grant under the 2015 Incentive Plan are now available for grant under the 2018 Omnibus Plan and are included in the numbers of shares available for issuance under the 2018 Omnibus Plan. This figure also includes 75,132 shares available for issuance under the 2006 Incentive Plan, 2,565,652 shares available for issuance under the 2011 Incentive Plan and 461,290 shares available for issuance under the 2015 Incentive Plan; however, these plans are closed for new issuances and the only shares remaining to

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be issued are shares paid in lieu of dividends and for the 2015 Incentive Plan, shares to be issued for unvested performance units and restricted stock units.

(4)

This figure includes 41,635 shares to be issued under the Deferred Compensation Plan for Employees (2005), which is described in the “Non-Qualified Deferred Compensation-Ashland Employees’ Deferral Plan” section of Ashland’s proxy statement, and 10,137 shares to be issued under the Deferred Compensation Plan for Non-Employee Directors (2005), which is described in the “Compensation of Directors” section of Ashland’s proxy statement, payable in Ashland Common Stock upon termination of employment or service with Ashland. Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by Ashland’s stockholders.

(5)

This figure includes 618,753 shares available for issuance under the Deferred Compensation Plan for Employees (2005) and 661,113 shares available for issuance under the Deferred Compensation Plan for Non-Employee Directors (2005). Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by Ashland’s stockholders.

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MISCELLANEOUS

PROXY SOLICITATION

Ashland is soliciting the proxies to which this Proxy Statement relates. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview and all costs of soliciting proxies on behalf of Ashland, including the cost of preparing and mailing the Notice and this Proxy Statement and any accompanying material, will be borne by Ashland. Expenses associated with this solicitation which will be borne by Ashland may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may also be made by personal interview, mail, telephone, facsimile, email or otherwise by directors, officers and other employees of Ashland, but Ashland will not additionally compensate its directors, officers or other employees for these services.

Copies of proxy materials and the 2020 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

Ashland is paying the costs of the solicitation of proxies. Ashland must also pay brokerage firms, and other persons representing beneficial owners of shares held in street name, certain fees associated with forwarding proxy materials by mail to beneficial owners and obtaining beneficial owners’ voting instructions.

Ashland has engaged EQ Proxy to act as Ashland’s proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to Ashland’s agreement with EQ Proxy, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from Ashland’s stockholders on Ashland’s behalf in connection with the Annual Meeting. For these services, Ashland will pay a fee of up to $12,500 plus expenses. Ashland has agreed to indemnify EQ Proxy against certain liabilities relating to, or arising out of, its engagement.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the 2022 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and Ashland’s By-laws. To be eligible for inclusion in the Proxy Statement for the 2022 Annual Meeting, stockholder proposals must be received by Ashland’s Secretary no later than August 9, 2021.

Ashland’s By-laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice (as specified below) to the Secretary of Ashland not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made (the “By-law Notice Deadline”). The first public disclosure of that date may be a press release or in a public filing with the SEC. Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	the name and address of each stockholder proposing such business, as they appear on Ashland’s books;

•	as to each stockholder proposing such business, the name and address of any Stockholder Associated Person;

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•	as to each stockholder proposing such business and any Stockholder Associated Person, the Stockholder Information;

•

a representation that each such stockholder is a holder of record of stock of Ashland entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business;

•

a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Ashland’s By-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

•	any material interest of the stockholder and any Stockholder Associated Person in such business;

•

a representation as to whether such stockholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of Ashland’s outstanding capital stock required to approve or adopt such business or (ii) otherwise to solicit proxies from the stockholders in support of such business;

•

all other information that would be required to be filed with the SEC if the stockholder or any Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

•	a representation that the stockholder shall provide any other information reasonably requested by Ashland.

Ashland’s By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chair of any such meeting may refuse to permit any business to be brought before an annual meeting that is not made in compliance with the procedures described above or if the stockholder fails to comply with the representations set forth in the notice.

For any stockholder proposal that is not submitted for inclusion in next year’s proxy statement pursuant to SEC Rule 14a-8, but is instead sought to be considered as timely and presented directly at the 2022 Annual Meeting, SEC rules permit management to vote proxies in its discretion if: (1) Ashland receives written notice of the proposal before the By-law Notice Deadline, and Ashland advises stockholders in the 2022 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) Ashland does not receive notice of the proposal prior to the By-law Notice Deadline.

OTHER MATTERS

As of the date of this Proxy Statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for stockholder action, properly voted proxies will be voted in accordance with the judgment of the named proxies.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (1) by telephone or over the Internet following the instructions on the Notice or proxy card or (2) by signing, dating and returning your proxy card.

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If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

EQ Proxy

90 Park Avenue

New York, NY 10016

Stockholders may call toll-free: 1 (833) 656-0643

Banks and Brokers may call collect: 1 (516) 220-8356

Your cooperation in giving this matter your prompt attention is appreciated.

PETER J. GANZ Senior Vice President, General Counsel and Secretary

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APPENDIX A

USE OF NON-GAAP MEASURES AND NON-GAAP RECONCILIATIONS

Use of Non-GAAP Measures

Ashland has included within this document the following non-GAAP measures, on both a consolidated and reportable segment basis, which are not defined within U.S. GAAP and do not purport to be alternatives to net income or cash flows from operating activities as a measure of operating performance or cash flows:

•	EBITDA—net income (loss), plus income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization.

•

Adjusted EBITDA—EBITDA adjusted for noncontrolling interests, discontinued operations, net gain (loss) on acquisitions and divestitures, other income and (expense) and key items (including the remeasurement gains and losses related to pension and other postretirement plans).

•	Adjusted EBITDA margin—Adjusted EBITDA, which include pro-forma adjustments, divided by sales.

•	Adjusted diluted earnings per share (EPS)—income (loss) from continuing operations, adjusted for key items, net of tax, divided by the average outstanding diluted shares for the applicable period.

•	Free cash flow—operating cash flows less capital expenditures and certain other adjustments as applicable.

Management believes the use of EBITDA and Adjusted EBITDA measures on a consolidated and reportable segment basis assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

The Adjusted diluted EPS metric enables Ashland to demonstrate what effect key items have on an earnings per diluted share basis by taking income (loss) from continuing operations, adjusted for key items after tax that have been identified in the Adjusted EBITDA table, and dividing by the average outstanding diluted shares for the applicable period. Ashland’s management believes this presentation is helpful to illustrate how the key items have impacted this metric during the applicable period.

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The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

These non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by U.S. GAAP. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with our results as determined in accordance with U.S. GAAP. The non-GAAP measures provided are used by Ashland management and may not be determined in a manner consistent with the methodologies used by other companies. EBITDA and Adjusted EBITDA provide a supplemental presentation of Ashland’s operating performance on a consolidated and reportable segment basis. Adjusted EBITDA generally includes adjustments for items that impact comparability between periods.

Business Unit EBITDA and Adjusted EBITDA

The EBITDA and Adjusted EBITDA amounts presented for each business unit are provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for each segment. Each of these non-GAAP measures is defined as follows: EBITDA (operating income plus depreciation and amortization) and Adjusted EBITDA (EBITDA adjusted for key items, which may include pro forma effects for significant acquisitions or divestitures, as applicable). Ashland does not allocate items to each reportable segment below operating income, such as interest expense and income taxes. As a result, business unit EBITDA and Adjusted EBITDA are reconciled directly to operating income since it is the most directly comparable Statements of Consolidated Comprehensive Income caption.

Non-GAAP Reconciliations

Ashland Global Holdings Inc. and Consolidated Subsidiaries
RECONCILIATION OF NON-GAAP DATA—ADJUSTED EBITDA
(In millions)	2020	2019
Net income (loss)	$(508)	$505
Income tax expense (benefit)	(12)	46
Net interest and other financing expense	119	99
Depreciation and amortization	247	250

EBITDA	(154)	900
(Income) loss from discontinued operations (net of taxes)	17	(481)
Key items included in EBITDA:
Goodwill impairment	530	-
Restructuring, separation and other costs	58	51
Environmental reserve adjustments	26	15
Inventory control measures	51	-
Accelerated depreciation	-	39
Proxy costs	-	4
Tax indemnity expense	-	6
Unplanned plant shutdowns	-	2
Net loss on acquisitions and divestitures	-	3
Gain on pension and other postretirement plan remeasurements	-	(7)

Total key items included in EBITDA	665	113

Adjusted EBITDA	$528	$532

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ADJUSTED EBITDA—CONSUMER SPECIALTIES

	Life Sciences		Personal Care & Household		Consumer Specialties
(In millions)	2020	2019	2020	2019	2020	2019
Operating income	$123	$114	$(296)	$85	$(173)	199
Depreciation and amortization	60	61	77	79	137	140

EBITDA	183	175	(219)	164	(36)	339

Restructuring and other costs	1	-	-	-	1	-
Goodwill impairment	-	-	356	-	356	-
Inventory control measures	11	-	13	-	24	-

Adjusted EBITDA	$195	$175	$150	$164	$345	$339

ADJUSTED EBITDA—INDUSTRIAL SPECIALTIES

	Specialty Additives		Performance Adhesives		Industrial Specialties
(In millions)	2020	2019	2020	2019	2020	2019
Operating income	$(132)	$18	$56	$58	$(76)	$76
Depreciation and amortization	81	81	15	14	96	95

EBITDA	(51)	99	71	72	20	171

Restructuring and other costs	-	10	-	-	-	10
Goodwill impairment	174	-	-	-	174	-
Inventory control measures	18		-	-	18	-
Accelerated depreciation	-	38	-	-	-	38
Environmental reserve adjustments	2	1	-	-	2	1
Unplanned plant shutdown	-	2	-	-	-	2

Adjusted EBITDA	$143	$150	$71	$72	$214	$222

ADJUSTED EBITDA—INTERMEDIATES AND SOLVENTS

	Intermediates & Solvents
(In millions)	2020	2019
Operating income	$(10)	$28
Depreciation and amortization	14	13

EBITDA	4	41

Inventory control measures	9	-

Adjusted EBITDA	$13	$41

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RECONCILIATION OF NON-GAAP DATA—ADJUSTED EPS

	2020	2019
Diluted EPS from continuing operations (as reported)	$(8.10)	$0.39
Key items, before tax:
Goodwill impairment	8.75	-
Restructuring, separation and other costs (including accelerated depreciation)	0.95	1.42
Environmental reserve adjustments	0.42	0.24
Inventory control measures	0.83	-
Proxy costs	-	0.07
Asset impairments	-	-
Tax indemnity expense	-	0.10
Unplanned plant shutdowns	-	0.03
Net loss on acquisitions and divestitures	-	0.05
Loss (gain) on pension and other postretirement plan remeasurements	-	(0.11)
Unrealized (gain) loss on securities	(0.33)	(0.11)
Accelerated amortization of debt issuance costs	0.13	-
Debt refinancing costs	0.97	0.09

Key items, before tax	11.72	1.78
Tax effect of key items	(0.54)	(0.22)

Key items, after tax	11.18	1.56
Tax specific key items:
Deferred tax rate changes	-	0.03
One-time transition tax	-	0.44
Uncertain tax positions	0.05	(0.09)
Restructuring and separation activity	-	0.19
Other tax reform related activity	(0.33)	(0.02)

Tax specific key items	(0.28)	0.55

Total key items	10.90	2.11

Adjusted diluted EPS from continuing operations (non-GAAP)	$2.80	$2.50

RECONCILIATION OF NON-GAAP DATA—FREE CASH FLOW

(In millions)	2020	2019
Cash flows provided by operating activities from continuing operations	$313	$228
Less:
Additions to property, plant and equipment	(138)	(154)

Free cash flows	$175	$74

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Ashland Global Holdings Inc. and Consolidated Subsidiaries

RECONCILIATION OF OTHER NON-GAAP DATA

(Preliminary and unaudited)

ADJUSTED EBITDA USED FOR INCENTIVE COMPENSATION

(In millions)	2020
Net income (loss)	$(508)
Income tax expense (benefit)	(12)
Net interest and other financing expense	119
Depreciation and amortization	247

EBITDA	(154)
Income (loss) from discontinued operations (net of taxes)	17
Key items included in EBITDA:
Goodwill impairment	530
Restructuring, separation and other costs	58
Environmental reserve adjustments	26
Inventory control measures	51
Accelerated depreciation	-
Proxy costs	-
Tax indemnity expense	-
Unplanned plant shutdowns	-
Net loss on acquisitions and divestitures	-
Gain on pension and other postretirement plan remeasurements	-

Total key items included in EBITDA	665

Adjusted EBITDA	$528

Management Exceptions	0

Adjusted EBITDA used for incentive compensation	528

FREE CASH FLOWS USED FOR INCENTIVE COMPENSATION

(in millions)	2020
Cash flows provided by operating activities from continuing operations	$313
Additions to property, plant and equipment	(138)

Free cash flows	175
Management exceptions (1)	30

Free cash flows used for incentive compensation	$205

(1)	Management exceptions of $30 million consist of the effect of restructuring and severance payments.

ADJUSTED EPS USED FOR INCENTIVE COMPENSATION

	2020	2019	2018
Adjusted diluted EPS from continuing operations	$2.80	$2.50	$3.58
Management exceptions (1)	0.09	0.05	0.00

Adjusted diluted EPS from continuing operations for Incentive Compensation	$2.89	$2.55	$3.58

(1)	Management exceptions consist of FX corridor expense in fiscal 2020, 2019 and 2018.

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FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, Ashland’s expectations regarding its ability to drive sales, earnings growth and cash generation.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and cost savings and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); execution risks associated with our growth strategies; the competitive nature of our business; severe weather, natural disasters, public health crises (including the COVID19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which Ashland operates, the end markets Ashland serves and on Ashland’s supply chain and customers; and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Proxy Statement whether as a result of new information, future events or otherwise.

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APPENDIX B: ASHLAND GLOBAL HOLDINGS INC. 2021 OMNIBUS INCENTIVE COMPENSATION PLAN

ASHLAND GLOBAL HOLDINGS INC.

2021 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Ashland Global Holdings Inc. and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the prior 2018 Ashland Global Holdings Inc. Incentive Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated, replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and the Prior Plan’s applicable award agreements (including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Prior Plan’s awards) and shall remain in effect pursuant to their terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Applicable Exchange” means the New York Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Approval Date” means the date on which the Plan is approved by the Company’s stockholders.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award (a) granted pursuant to Section 6(g) of the Plan , (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of a Share.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction similar to a transaction described in subparagraph (b)(ii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a Change of Control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed,

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would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) the consummation of:

(A) any consolidation, merger or similar transaction of the Company (a “Business Combination”) (other than a consolidation, merger or similar transaction of the Company into or with a direct or indirect wholly-owned Subsidiary) as a result of which (1) the stockholders of the Company immediately prior to the Business Combination own (directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding shares of common stock that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination (including as a result of Shares being converted into cash, securities or other property) or (2) the holders of the Shares immediately prior to the Business Combination do not have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination; or

(B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless the Fair Market Value of assets constituting at least 80% of the Fair Market Value of the Company’s total assets are transferred pursuant to such sale, lease, exchange or other transfer;

(ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

(iii) any Person shall become the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

(iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee or the G&N Committee, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan, as applicable.

“Company” means Ashland Global Holdings Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Disability” means (a) in the case of an Independent Director, his or her inability to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness and (b) in the case of any other Participant, his or her inability to perform the functions required by his or her regular job due to physical or mental illness; provided that, in the case of a grant of an Incentive Stock Option, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per-share sales price of Shares as reported by the Applicable Exchange for such stock exchange for such date, or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“G&N Committee” means the Governance & Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its delegate.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is determined by the Board to be neither an employee of the Company nor an employee of any Affiliate, and who qualifies as an “independent director” under the rules of the Applicable Exchange.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or the applicable section of the Prior Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Compensation Committee” means the Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its delegate.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Unit” means an Award under Section 6(f) of the Plan or the applicable section of the Prior Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash, Shares or other securities, or any combination thereof, upon achievement of performance goals during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

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“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” or “Stock Appreciation Right” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of the common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more Independent Directors, as determined by the Board; provided that the Board may also, in its sole discretion, require such members to comply with the independence requirements of Rule 16b-3, the Applicable Exchange and any other similar requirements.

(b) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares or dollar value to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) except as otherwise set forth in Section 6(i), determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint

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such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or by-laws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the G&N Committee may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the G&N Committee shall have all the authority and responsibility granted to the Committee herein.

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SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. (i) Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to the sum of (A) 4,350,000 plus (B) any Shares with respect to Awards granted under the Prior Plan that are forfeited on or after the Approval Date (such amount, the “Plan Share Limit”) .    Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 4,350,000 (such amount, the “Plan ISO Limit”).

(ii) Subject to adjustment as provided in Section 4(b), each Share issued or delivered under the Plan with respect to Awards other than Options and stock-settled SARs shall reduce the Plan Share Limit by 2.0 Shares and each Share with respect to an Option or stock-settled SAR is exercised shall reduce the Plan Share Limit by one Share, regardless of the number of Shares actually delivered upon settlement of such Option or stock-settled SAR.

(iii) If Shares issued upon the exercise of an Option or SAR or Shares owned by a Participant are surrendered or tendered to the Company in payment of the exercise price of an Option or SAR or any taxes required to be withheld in respect of an Option or SAR, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, then such surrendered or tendered Shares shall not again become available to be delivered pursuant to Awards under the Plan.

(iv) If Shares issued upon the vesting or settlement of an Award (other than an Option or SAR) or Shares owned by a Participant are surrendered or tendered to the Company in payment any taxes required to be withheld in respect of a such Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, then such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan.

(v) If the Company purchases Shares on the open market using the proceeds from the exercise of an Option, then such purchased Shares shall not again become available to be delivered pursuant to Awards under the Plan.

(vi) Awards that are settled in cash will not reduce the Plan Share Limit. If any Award or any award granted under the Prior Plan before the Approval Date (“Prior Plan Award”) is, on or after the Approval Date, (A) forfeited (including due to failure to satisfy any applicable performance goals), or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) is settled other than wholly by delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award (or Prior Plan Award) that were not issued with respect to such Award (or Prior Plan Award) will not be treated as issued for purposes of reducing the Plan Share Limit; provided, however, that such Shares shall be treated as issued for purposes of reducing the Plan ISO Limit.

(vii) The maximum aggregate value of equity and cash based Awards granted to any Independent Director during any calendar year shall not exceed $750,000, except in the case of an Independent Director who serves as Chairman of the Board or Lead Director, in which case such limit shall be increased to $1,500,000. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the

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Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award and (3) any applicable performance measures, performance goals or performance periods; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, split-up, spin-off, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its sole discretion to be appropriate or desirable, then the Committee may in such manner as it may deem appropriate or desirable, in its sole discretion:

(A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Plan Share Limit and the Plan ISO Limit, and (2) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, the Exercise Price, if applicable, with respect to any Award and any applicable performance measures, performance goals or performance periods;

(B) make provision for a cash payment to the holder of an outstanding Award (but, solely with respect to unvested Awards in the case of a Change of Control, only if provision is not made in connection with such Change of Control for (1) assumption of such Awards or (2) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and

(C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) or (iii) of Section 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the Plan ISO Limit.

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(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Deferred Share Units and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code. The Committee may subject any Award type to performance-based vesting conditions, with such conditions based on performance metrics approved by the Committee and which may include, but not be limited to, (i) GAAP and adjusted-GAAP financial measures, (ii) strategic measures, (iii) sustainability measures, (iv) individual performance measures and (v) operational measures and which are measures over a Committee-approved performance period.

(b) Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) except as otherwise set forth in Section 6(i), the terms and conditions (including performance conditions) of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and

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in the number of Shares that may be available for purposes of the Plan by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal, state or foreign securities laws, as it may deem necessary or advisable.

(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any applicable Federal, state, local and foreign income and employment withholding taxes, as determined by the Company in its sole discretion. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option (for the avoidance of doubt, the Shares withheld shall be counted against the maximum number of Shares that may be delivered pursuant to the Awards granted under the Plan as provided in Section 4(a)) or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6(b)(iv) or Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or as determined by the Committee in its sole discretion, (A) in the event a Participant who is holding an Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than death or disability, (1) each then outstanding vested Option held by such Participant shall expire, without payment, upon the earlier of (x) the expiration date of such Option as set forth in the applicable Award Agreement and (y) the three-month anniversary of such cessation and (2) each then outstanding unvested Option held by such Participant shall expire immediately, without payment, upon the date of such cessation, and (B) in the event a Participant who is holding an Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of death or disability, (1) each then outstanding vested Option held by such Participant shall expire, without payment, upon the expiration date of such Option as set forth in the applicable Award Agreement and (2) each then outstanding unvested Option held by such Participant shall expire immediately, without payment, upon the date of such cessation; provided that in no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) except as otherwise set forth in Section 6(i), the terms and conditions of each SAR, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be exercisable at such time, in such manner

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and subject to such terms and conditions (including performance conditions) as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.

(iv) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s sole discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, (A) in the event a Participant who is holding a SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than death or disability, (1) each then outstanding vested SAR held by such Participant shall expire, without payment, upon the earlier of (x) the expiration date of such SAR as set forth in the applicable Award Agreement and (y) the three-month anniversary of such cessation and (2) each then outstanding unvested SAR held by such Participant shall expire immediately, without payment, upon the date of such cessation, (B) in the event a Participant who is holding a SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of death or disability, (1) each then outstanding vested SAR held by such Participant shall expire, without payment, upon the expiration date of such SAR as set forth in the applicable Award Agreement and (2) each then outstanding unvested SAR held by such Participant shall expire immediately, without payment, upon the date of such cessation; provided that in no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) except as otherwise set forth in Section 6(i), the duration of the period during which, and the conditions (including performance goals), if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of each such Award, including the term and methods and form of settlement.

(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its sole discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, in its sole discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions; Expiration. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise set forth in the applicable Award Agreement or as determined by the Committee in its sole discretion, each outstanding unvested Restricted Share or RSU held by a Participant shall expire immediately, without payment, on the date on which such

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Participant ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason.

(e) Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met during a performance period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable performance period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the performance period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

(iv) Form and Timing of Payment of Performance Units; Expiration. Subject to the provisions of the Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Restricted Shares, RSUs or fully vested Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable performance period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee, except as otherwise set forth in Section 6(i). The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. Except as otherwise set forth in the applicable Award Agreement or as determined by the Committee in its sole discretion, each outstanding unvested Performance Unit held by a Participant shall expire immediately, without payment, on the date on which such Participant ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason.

(f) Cash Incentive Awards. (i) Grant. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a), the amount of Cash Incentive Awards to be granted to each Participant, (C) except as otherwise set forth in Section 6(i), the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of each such Award, including the term. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its sole discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the amount and/or value of the Cash Incentive Award that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of a Cash Incentive Award shall be entitled to receive a payout of the amount of the Cash Incentive Award earned by the Participant over the specified performance period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(g) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine.

(h) Dividends and Dividend Equivalents. In the sole discretion of the Committee, an Award (other than an Option, SAR or Cash Incentive Award), may provide the Participant with dividends

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or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a deferred basis (but not on a current basis), on such terms and conditions as may be determined by the Committee in its sole discretion; provided that no dividends or dividend equivalents shall be payable with respect to any shares of Stock underlying an Award (other than an Option SAR or Cash Incentive Award) until such Award (or the applicable portion thereof) has vested.

(i) Minimum Vesting Period. Except for Substitution Awards or as otherwise set forth in Section 8, each Award (other than a Cash Incentive Award) shall have a minimum vesting or restriction period of one year; provided that (1) the Committee may determine in its sole discretion that such minimum vesting period shall not prohibit the acceleration of vesting of any outstanding Award and (2) up to five percent (5%) of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirements.

SECTION 7. Amendment and Termination. (a) Amendments to the Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase either the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan or (iii) result in any amendment, cancellation or action described in clause (i), (ii) or (iii) of the second sentence of Section 7(b) being permitted without the approval by the Company’s stockholders; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 7(a), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, in such manner as the Committee may deem appropriate or desirable in its sole discretion, including by (i) providing for a substitution or assumption of Awards, acceleration of the exercisability of Awards, lapse of restrictions on Awards, or termination of Awards, or providing for a period of time for exercise prior to the occurrence of any such event, (ii) providing for a cash payment to the

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holder of an Award (but, solely in the case of unvested Awards in the event of a Change of Control, only if provision is not made in connection with such Change of Control for (A) assumption of such Awards or (B) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control. (a) Subject to Section 4(b), upon a Change of Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (b) and (c) below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company. The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Section 8(d) (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to Sections 8(d) and 8(e).

(b) Outstanding Awards Subject Solely to a Service Condition. (i) Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(ii) Upon a Change of Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (1) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control (or if the Company shareholders do not receive any consideration as a result of the Change of Control, the Fair Market Value of a Share on the day immediately prior to the Change of Control) over (2) the Exercise Price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the Exercise Price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change of Control.

(c) Outstanding Awards Subject to a Performance Condition. (i) Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change of Control (except

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to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(ii) Upon a Change of Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change of Control and shall be settled cash within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (1) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control (or if the Company shareholders do not receive any consideration as a result of the Change of Control, the Fair Market Value of a Share on the day immediately prior to the Change of Control) over (2) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the Exercise Price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change of Control.

(d) Definition of Replacement Award. (i) An Award shall meet the conditions of this Section 8(d) (and hence qualify as a Replacement Award) if: (1) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change of Control, finds such type acceptable); (2) it has a value at least equal to the value of the Replaced Award; (3) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (4) its terms and conditions comply with Section 8(e); and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8(d) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(e) Upon an involuntary Termination of Service of a Participant occurring at any time following the Change of Control, other than for cause, (1) a Participant’s then-outstanding Replacement Awards (other than Replacement Awards in the form of an Option or SAR) that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof, in accordance with the applicable Award Agreement, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A), (2) a Participant’s then-outstanding Replacement Awards in the form of an Option or SAR that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be exercisable over the exercise period set forth in the applicable Award Agreement, (3) a Participant’s then outstanding Replacement Awards (other than those in the form of an Option or SAR) that are not vested and

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as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and performance conditions shall be deemed satisfied based on target performance and shall be settled in cash, Shares or a combination thereof, as determined by the then Committee or its equivalent, within thirty (30) days following such termination of employment or service (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A) and (iv) a Participant’s then-outstanding Replacement Awards in the form of Options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on target performance and shall be exercisable over the exercise period set forth in the applicable Award Agreement.

SECTION 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Participant certificates evidencing Shares issues in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(d) Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

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(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 9(d)(i), subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the minimum statutory withholding requirements by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding requirements or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements.

(e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares,

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other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) Compensation Recovery Policy. Each Award granted under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy

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adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange. This Section 9(n) shall not be the Company’s exclusive remedy with respect to such matters.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

SECTION 10. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the date of its approval by the Company’s stockholders.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Approval Date under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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ANNUAL MEETING OF ASHLAND GLOBAL HOLDINGS INC.

Date:	January 28, 2021
Time:	10:30 A.M. (Eastern Time)
Place:	Annual Meeting to be held live via the Internet –
please visit www.proxydocs.com/ASH for more details.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4, and 5.

1:	To elect nine directors.				Directors Recommend
		For		Withhold
	01 Brendan M. Cummins	☐		☐	For
	02 William G. Dempsey	☐		☐	For
	03 Jay V. Ihlenfeld	☐		☐	For
	04 Wetteny Joseph	☐		☐	For
	05 Susan L. Main	☐		☐	For
	06 Guillermo Novo	☐		☐	For
	07 Jerome A. Peribere	☐		☐	For
	08 Ricky C. Sandler	☐		☐	For
	09 Janice J. Teal	☐		☐	For

		For	Against	Abstain

2:	To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2021.	☐	☐	☐	For

3:	To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.	☐	☐	☐	For

4:	To approve the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan.	☐	☐	☐	For

5:	To consider any other business properly brought before the Annual Meeting.	☐	☐	☐	For

Authorized Signatures - This section must be

completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Ashland Global Holdings Inc.

to be held on Thursday, January 28, 2021

for Holders as of December 1, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:
INTERNET		TELEPHONE
Go To		866-390-5364
www.proxypush.com/ASH
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Guillermo Novo and Yvonne Winkler von Mohrenfels, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ashland Global Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5.

All votes for plan participants must be received by 5:00 P.M., Eastern  Time, January 25, 2021.

PROXY TABULATOR FOR
Ashland Global Holdings Inc. c/o MEDIANT COMMUNICATIONS
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Ashland Global Holdings Inc.
Annual Meeting of Stockholders
January 28, 2020, 10:30 a.m. Eastern Time.
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Guillermo Novo and Yvonne Winkler von Mohrenfels (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Ashland Global Holdings Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Thursday, January 28, 2021, at 10:30 a.m. (Eastern Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.  To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, as set forth in the Proxy Statement Proposal 1;

2.  To ratify the appointment of Ernst & Young LLP as independent registered public accountants for fiscal 2021;

3.  To vote upon a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion;

4.  To approve the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan; and

5.  To consider any other business properly brought before the Annual Meeting.

The nine directors up for election are: Brendan M. Cummins, William G. Dempsey, Jay V. Ihlenfeld, Wetteny Joseph, Susan L. Main, Guillermo Novo, Jerome A. Peribere, Ricky C. Sandler, and Janice J. Teal.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.